                                                                  EXHIBIT 10(vi)

================================================================================



                                  CO-STEEL INC.


                        --------------------------------
                           Second Amended and Restated
                                 Note Agreement
                        --------------------------------



                           DATED AS OF APRIL 30, 2002


         $45,000,000 SERIES A SENIOR SECURED NOTES DUE JANUARY 15, 2004
           $75,000,000 SERIES B SENIOR SECURED NOTES DUE JULY 15, 2006



================================================================================

                                TABLE OF CONTENTS


1.       PRELIMINARY STATEMENT                                                                                     1

         1A.      Prior Issuances                                                                                  1
         1B.      Form of Notes                                                                                    2

2.       AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENTS; CLOSING CONDITIONS; POST-CLOSING DELIVERIES             2

         2A.      The Exchange of Existing Notes                                                                   2
         2B.      Accrued Interest                                                                                 3
         2C.      Fees                                                                                             3
         2D.      Certain Documents                                                                                3
         2E.      Representations and Warranties; No Default                                                       5
         2F.      Exchange Permitted by Applicable Laws                                                            5
         2G.      Payment of Special Counsel Fees                                                                  5
         2H.      Payment of Significant Share Offering Proportion                                                 5
         2I.      Insurance                                                                                        6
         2J.      Certificate of Status/Compliance                                                                 6
         2K.      Compliance with Financial Covenants                                                              6
         2L.      Post-Closing Deliveries                                                                          6

3.       INTEREST RATE                                                                                            10

         3A.      Applicable Rates                                                                                10
         3B.      Default Rate                                                                                    10
         3C.      Computation of Interest                                                                         11
         3D.      Interest Act (Canada)                                                                           11

4.       PREPAYMENTS                                                                                              12

         4A.      Scheduled Prepayments                                                                           12
         4B.      Required Prepayments                                                                            13
         4C.      Optional Prepayment With Yield-Maintenance Amount                                               14
         4D.      Notice of Prepayment                                                                            15
         4E.      Application of Prepayments                                                                      15
         4F.      Application of Partial Payments                                                                 16
         4G.      Retirement of Notes                                                                             16

5.       AFFIRMATIVE COVENANTS                                                                                    16

         5A.      Financial Statements; Business Plans                                                            16
         5B.      Information Required by Rule 144A                                                               20
         5C.      Inspection of Property                                                                          20
         5D.      Covenant to Secure Notes Equally                                                                21
         5E.      Maintenance of Insurance                                                                        21
         5F.      Compliance with Environmental Laws                                                              21

         5G.      Other Laws, Regulations etc.                                                                    22
         5H.      ERISA Notices                                                                                   22
         5I.      Payment of Taxes and Claims                                                                     23
         5J.      Maintenance of Properties and Books                                                             23
         5K.      Corporate Existence, Etc.                                                                       24
         5L.      Business                                                                                        24
         5M.      Guarantors                                                                                      24
         5N.      Intellectual Property Rights                                                                    24
         5O.      Benefit and Pension Plans                                                                       25
         5P.      Environmental Reporting                                                                         25
         5Q.      Incorporated Provisions                                                                         26
         5R.      Approved Financings                                                                             26
         5S.      Additional Restructuring Fee                                                                    27
         5T.      Inventory                                                                                       27
         5U.      Accounts Receivable                                                                             27
         5V.      English Finance Structure Companies                                                             27
         5W.      Material Contracts and Material Licenses                                                        28
         5X.      Jurisdictions                                                                                   28
         5Y.      Notices                                                                                         29
         5Z.      Maintenance of Bank Accounts                                                                    30
         5AA.     Asset Monetization Program                                                                      31
         5BB.     Collateral Audit                                                                                31
         5CC.     Computer Systems                                                                                31
         5DD.     Biennial Collateral Opinion                                                                     31
         5EE.     Bi-Annual Auditor's Report                                                                      32

6.       NEGATIVE COVENANTS                                                                                       32

         6A.      Current Ratio                                                                                   32
         6B.      Current Assets                                                                                  33
         6C.      Ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA                          33
         6D.      Ratio of Normalized Consolidated EBITDA Net of Capex to Consolidated Net Interest Expense       33
         6E.      Tangible Net Worth                                                                              34
         6F.      Cumulative Consolidated EBITDA                                                                  34
         6G.      Incurrence of Indebtedness                                                                      34
         6H.      Other Indebtedness and Agreements                                                               35
         6I.      Payments to other Senior Lenders                                                                35
         6J.      Negative Pledge                                                                                 36
         6K.      Material Contracts and Material Licenses                                                        36
         6L.      Sale of Assets                                                                                  36
         6M.      Sale and Leaseback Transactions                                                                 37
         6N.      Acquisitions                                                                                    37
         6O.      Loans, Investments, etc.                                                                        37

         6P.      Dividends, etc.                                                                                 38
         6Q.      No Reduction of Capital                                                                         38
         6R.      No Issue of Capital                                                                             38
         6S.      Capital Expenditures                                                                            38
         6T.      Accounting Changes                                                                              39
         6U.      Transactions with Affiliates                                                                    39
         6V.      Fundamental Changes                                                                             39
         6W.      Hedging Contracts                                                                               40
         6X.      Inconsistent Agreements                                                                         40
         6Y.      Announcements                                                                                   40
         6Z.      Industrial Bonds                                                                                40
         6AA.     English Finance Structure Companies                                                             40
         6BB.     Intentionally Deleted                                                                           41
         6CC.     Co-Steel C.S.M. Corp.                                                                           41
         6DD.     Financial Covenants on and after January 15, 2004                                               41
         6EE.     Investments                                                                                     41
         6FF.     Payment of Intercompany Indebtedness                                                            42

7.       EVENTS OF DEFAULT                                                                                        42

         7A.      Acceleration                                                                                    42
         7B.      Rescission of Acceleration                                                                      48
         7C.      Notice of Acceleration or Rescission                                                            49
         7D.      Other Remedies                                                                                  49

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES                                                                49

         8A.      Binding Obligation                                                                              49
         8B.      Reaffirmation                                                                                   50
         8C.      No Default                                                                                      50
         8D.      No Conflict, Breach, etc.                                                                       50
         8E.      No Violation of Law or Regulations                                                              50
         8F.      Authorization, Consent, etc.                                                                    50
         8G.      Full Disclosure                                                                                 51
         8H.      Organization and Ownership of Shares of Subsidiaries                                            51
         8I.      Litigation; Observance of Statutes and Orders                                                   52
         8J.      Title to Property; Leases                                                                       52
         8K.      Existing Indebtedness                                                                           53
         8L.      Solvency                                                                                        53
         8M.      Intent                                                                                          54
         8N.      Environmental Matters                                                                           54
         8O.      Liens                                                                                           54
         8P.      Ownership of Inventories Retained on Leased Properties                                          55
         8Q.      Ownership of Third Party Accounts Receivable                                                    55
         8R.      Contracts Affected by Change of Control                                                         55
         8S.      Material Contracts and Material Licenses                                                        55

         8T.      Restricted Subsidiaries                                                                         56
         8U.      Bank Accounts                                                                                   56
         8V.      Intercompany Indebtedness                                                                       57
         8W.      Computer Systems                                                                                57
         8X.      Intellectual Property Rights                                                                    57
         8Y.      Licenses, Agency and Distribution Agreements                                                    57
         8Z.      Insurance                                                                                       58
         8AA.     Financial Statements                                                                            58
         8BB.     Special Purpose Financial Statements                                                            58
         8CC.     Financial Forecast                                                                              59
         8DD.     Asset Monetization Program                                                                      59
         8EE.     Employment Disputes                                                                             59
         8FF.     Benefit and Pension Plans                                                                       59
         8GG.     Pension Plans                                                                                   60
         8HH.     N.J.S.C. Investment Co., Inc.                                                                   60
         8II.     English Finance Structure Companies                                                             60
         8JJ.     Hungarian Finance Structure Companies                                                           60
         8KK.     Co-Steel C.S.M. Corp.                                                                           60

9.       REPRESENTATIONS OF THE PURCHASERS                                                                        61

10.      DEFINITIONS                                                                                              61

         10A.     Yield-Maintenance Amount Terms                                                                  61
         10B.     Other Terms                                                                                     63
         10C.     Accounting Principles, Terms and Determinations                                                 88

11.      MISCELLANEOUS                                                                                            88

         11A.     Note Payments                                                                                   88
         11B.     Expenses                                                                                        88
         11C.     Consent to Amendments                                                                           89
         11D.     Form, Registration, Transfer and Exchange of Notes; Lost Notes                                  90
         11E.     Persons Deemed Owners; Participations                                                           90
         11F.     Currency Equivalent                                                                             91
         11G.     Judgment                                                                                        91
         11H.     Tax Indemnity                                                                                   92
         11I.     Survival of Representations and Warranties; Entire Agreement                                    93
         11J.     Survival of Notes and Payment Obligations                                                       93
         11K.     Successors and Assigns                                                                          93
         11L.     Disclosure to Other Persons                                                                     93
         11M.     Notices                                                                                         94
         11N.     Payments Due on Non-Business Days                                                               94
         11O.     Satisfaction Requirement                                                                        94
         11P.     Jurisdiction; Service of Process                                                                95
         11Q.     Governing Law                                                                                   95

         11R.     Severability                                                                                    96
         11S.     Descriptive Headings                                                                            96
         11T.     Counterparts                                                                                    96
         11U.     Certain Conflicts                                                                               96

                             SCHEDULES AND EXHIBITS

PURCHASER SCHEDULE


SCHEDULE 2L(d)    --       Co-Steel Hungary
SCHEDULE 5V       --       English Finance Structure Companies Transaction
SCHEDULE 5X       --       Jurisdictions
SCHEDULE 6AA      --       Business of English Finance Structure Companies
SCHEDULE 6DD      --       Financial Covenants after January 15, 2004
SCHEDULE 8C       --       Waived Defaults and Events of Default
SCHEDULE 8H       --       Organization and Ownership of Shares of Subsidiaries
SCHEDULE 8I       --       Certain Litigation
SCHEDULE 8J(a)    --       Owned Properties (Including New Jersey and Ontario  Properties)
SCHEDULE 8J(b)    --       Significant U.S. Leased Properties
SCHEDULE 8N       --       Environmental Matters
SCHEDULE 8S-1     --       Material Contracts
SCHEDULE 8S-2     --       Material Licenses
SCHEDULE 8U       --       Bank Accounts
SCHEDULE 8V       --       Intercompany Indebtedness
SCHEDULE 8X       --       Intellectual Property
SCHEDULE 8Y       --       Licenses, Agency and Distribution Agreements
SCHEDULE 8CC      --       Financial Forecast
SCHEDULE 8GG      --       Pension Plans
SCHEDULE 8II      --       Assets and Liabilities of English Finance Structure Companies
SCHEDULE 8JJ      --       Assets and Liabilities of Hungarian Finance Structure Companies
SCHEDULE 8KK      --       Assets of Co-Steel C.S.M. Corp.
SCHEDULE 10B-2    --       Mortgages

EXHIBIT A-1       --       Form of Series A Senior Secured Note

EXHIBIT A-2       --       Form of Series B Senior Secured Note

EXHIBIT B         --       Form of Intercreditor Agreement

EXHIBIT C         --       Intentionally Deleted

EXHIBIT D         --       Asset Monetization Program

EXHIBIT E         --       Form of Guarantee

                                  CO-STEEL INC.
                              Hopkins Street South
                             Whitby, Ontario L1N5T1
                                     Canada


                                                            As of April 30, 2002

To the Purchasers Named in the
  Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

         The undersigned, Co-Steel Inc., an Ontario, Canada corporation (herein called the "COMPANY"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the "PURCHASERS") as follows:

1.   PRELIMINARY STATEMENT

     1A.  PRIOR ISSUANCES.

          (a) SERIES A NOTES. The Company has heretofore issued its 8.57% senior promissory notes due January 15, 2004 (collectively, as in effect immediately prior to the Restructuring Date, the "EXISTING SERIES A NOTES") in the original aggregate principal amount of $100,000,000 pursuant to that certain Note Agreement, dated as of January 10, 1994, as amended by the Amended and Restated Note Agreement dated as of February 4, 2000 and as further amended prior to the Restructuring Date (the "EXISTING 1994 AGREEMENT"), between the Company and The Prudential Insurance Company of America (as the purchaser thereunder). The outstanding principal amount of the Existing Series A Notes as of the date hereof is $45,000,000 (prior to giving effect to any payments on the Restructuring Date).

          (b) SERIES B NOTES. The Company has heretofore issued its 9.09% senior promissory notes due July 15, 2006 (collectively, as in effect immediately prior to the Restructuring Date, the "EXISTING SERIES B NOTES," and together with the Existing Series A Notes, the "EXISTING NOTES") in the original aggregate principal amount of $75,000,000 pursuant to that certain Note Agreement, dated as of February 20, 1997, as amended by the Amended and Restated Note Agreement dated as of February 4, 2000 and as further amended prior to the Restructuring Date (the "EXISTING 1997 AGREEMENT," and together with the Existing 1994 Agreement, the "EXISTING

     AGREEMENTS"), among the Company and The Prudential Insurance Company of America and U.S. Private Placement Fund (as the purchasers thereunder). The entire original principal amount of the Series B Notes remains outstanding as of the date hereof (prior to giving effect to any payments on the Restructuring Date). As amended and restated hereby, the Existing Agreements, together with this Second Amended and Restated Note Agreement, are herein referred to, collectively, and as it may from time to time be amended or supplemented, this "AGREEMENT." As amended and restated, the Existing Series A Notes are herein referred to as the "SERIES A NOTES" and the Existing Series B Notes are herein referred to as the "SERIES B NOTES." The Series A Notes and the Series B Notes are referred to herein, collectively, as the "NOTES."

     1B   FORM OF NOTES.

     The Series A Notes and the Series B Notes shall be substantially in the form set out in Exhibit A-1 and Exhibit A-2, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, references to a Schedule or an Exhibit attached to this Agreement; references to Sections or paragraphs are, unless otherwise specified, references to Sections and paragraphs of this Agreement.


2. AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENTS; CLOSING CONDITIONS; POST-CLOSING DELIVERIES

     The parties hereto hereby agree and consent to amend, restate and combine the Existing Agreements in their entirety as provided herein, effective as of April 30, 2002 (the "RESTRUCTURING DATE"), subject to the following conditions:


     2A.  THE EXCHANGE OF EXISTING NOTES.

     Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to the Purchasers and, subject to the terms and conditions herein set forth, the Purchasers agree to accept from the Company in exchange for the Existing Notes, one or more Series A Note(s) or Series B Note(s) in the form attached hereto as Exhibit A-1 or Exhibit A-2, as the case may be, in the principal amounts set forth on the Purchaser Schedule hereto. Such exchange shall occur at the offices of McCarthy Tetrault, Toronto Dominion Bank Tower, Toronto, Ontario, at 10:00 a.m., local time, at a closing (the "CLOSING") on the Restructuring Date. THE PARTIES AGREE AND CONFIRM THAT THE ISSUANCE OF THE SERIES A NOTES AND THE SERIES B NOTES, THE EXCHANGE OF THE EXISTING NOTES FOR SUCH NEW NOTES AND THE ENTERING INTO OF THIS AGREEMENT SHALL IN NO WAY EVIDENCE A NEW DEBT

ENTERED INTO BETWEEN THE PARTIES OR A NOVATION OF THE ORIGINAL DEBT BUT RATHER THE DEBT CREATED PURSUANT TO THE EXISTING AGREEMENT IS CONTINUED IN FULL FORCE AND EFFECT, AS AMENDED BY THIS AGREEMENT.


     2B.  ACCRUED INTEREST.

     The Company shall pay to the Purchasers, on or prior to the Restructuring Date, the amounts listed in Attachment 1 to the Purchaser Schedule, which amounts represent additional accrued but unpaid interest on the Existing Notes from the last scheduled interest payment date in respect thereof through April 29, 2002, payable as provided in Attachment 1 to the Purchaser Schedule.


     2C.  FEES.

     The Company shall pay a fee to the Purchasers, on or prior to the Restructuring Date, in the aggregate amount of $600,000, payable as provided in Attachment 1 to the Purchaser Schedule.


     2D.  CERTAIN DOCUMENTS.

     Each of the Purchasers shall have received the following, each dated the Restructuring Date:

          (a) the Series A Note(s) and the Series B Note(s) to be issued to the purchasers as indicated in the Purchaser Schedule in exchange for the Existing Notes held by such Purchasers;

          (b) Collateral Documents duly executed by each party thereto and in forms satisfactory to the Purchasers;

          (c) Guarantee duly executed by the Initial Guarantors;

          (d) Intercreditor Agreement duly executed by each party thereto and substantially in the form attached hereto as Exhibit B;

          (e) fully executed Bank Agreement in a form reasonably acceptable to the Purchasers;

          (f) fully executed PNC Credit Agreements in a form reasonably acceptable to the Purchasers;

          (g) a certificate of a senior officer of the Company certifying that the conditions specified in paragraph 2.E. of this Agreement have been fulfilled;

          (h) a certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Series A Notes, the Series B Notes, the Collateral Documents and the other documents to be delivered by the Company hereunder;

          (i) a certificate of the Secretary or an Assistant Secretary and one other officer of each Initial Guarantor certifying the names and true signatures of the officers of each Initial Guarantor authorized to sign the Guarantee, each Pledge Agreement and the other documents to be delivered by any Initial Guarantor hereunder;

          (j) a favorable opinion of (i) Goodmans LLP, special Canadian counsel, and (ii) Wilentz, Goldman & Spitzer, special U.S. counsel, for the Company and the Initial Guarantors and such opinions shall be in form and substance satisfactory to the Purchasers. The Company hereby directs each counsel to deliver such opinions and understands and agrees that the Purchasers will and are hereby authorized to rely on such opinions;

          (k) a favorable opinion from Bingham Dana LLP, Purchasers' special counsel in connection with such transactions covering matters incident to such transactions as the Purchasers may reasonably request;

          (l) a Business Plan in respect of fiscal years 2002 and 2003 (without duplication for those items included in the Financial Forecast for fiscal year 2002), which shall be in form and substance satisfactory to the Purchasers in their sole and absolute discretion;

          (m) an Asset Monetization Program as substantially set forth in the form attached hereto as Exhibit D;

          (n) a certified complete and correct copy of each Material Contract;

          (o) a certified complete and correct copy of each Material Licenses;

          (p) written evidence of the acceptance by Corporation Service Company, located at 80 State Street, Albany, New York, of its appointment by the Company, the Initial Guarantors (other than U.S. Guarantors) as agent for service of process in the State of New York;

          (q) from each Initial Guarantor subject to any financial assistance restriction, a certificate respecting solvency matters, in form and substance satisfactory to the Purchasers;

          (r) monthly financial statements of the Company pursuant to paragraph 5A(d) for the month ended March 31, 2002; and

          (s) additional documents, certificates or legal opinions with respect to legal matters or corporate or other proceedings related to Documents and the transactions contemplated hereby as may be reasonably requested by any Purchaser, including copies of all documents, reports and certificates delivered to the Banks or PNC.


     2E.  REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

     The representations and warranties contained in paragraph 8 shall be true on and as of the Restructuring Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Restructuring Date no Event of Default or Default; and the Company shall each have delivered to the Purchasers an Officer's Certificate, dated the Restructuring Date, to both such effects.


     2F.  EXCHANGE PERMITTED BY APPLICABLE LAWS.

     The exchange of the Existing Notes for the Series A Notes and the Series B Notes, as applicable, by the Purchasers (including the use of the proceeds originally received by the Company for the Existing Notes) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than any income taxes arising from such Purchaser's ownership of any Notes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and Purchasers shall have received such certificates or other evidence as it may request to establish compliance with this condition.


     2G.  PAYMENT OF SPECIAL COUNSEL FEES.

     Without limiting the provisions of paragraph 11B, the Company shall have paid on or before the Restructuring Date the fees, charges and disbursements of your special counsel, Bingham Dana LLP to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Restructuring Date.


     2H.  PAYMENT OF SIGNIFICANT SHARE OFFERING PROPORTION.

     The Company shall pay to the Purchasers, on or prior to the Restructuring Date, each such Purchaser's ratable portion of $7,412,192.22 (as provided in Attachment 1 to the Purchaser Schedule) received by the Company in respect of the March 2002 Significant Share Offering.

     2I.  INSURANCE.

     A Security Agent shall have received certificates of insurance or binders with respect to all insurance policies of each Obligor, which policies shall:
(a) show a Security Agent on behalf of the Purchasers as loss payee as its interests may appear; or (b) in the case of liability policies, show a Security Agent on behalf of the Purchasers as additional insured; and (c) in the case of any insurance maintained with respect to the Owned Property, shall be endorsed with a standard mortgagee clause.


     2J.  CERTIFICATE OF STATUS/COMPLIANCE.

     To the extent available, the Company shall have delivered to each Purchaser a recently dated certificate of status with respect to itself and each Initial Guarantor.


     2K.  COMPLIANCE WITH FINANCIAL COVENANTS.

     Each Purchaser shall have received a Responsible Officer's certificate demonstrating, and including calculations to evidence, compliance with each of the covenants contained in paragraphs 6A through 6F at March 31, 2002.

     2L.  POST-CLOSING DELIVERIES.

          (a) On or prior to 20 Business Days following the Restructuring Date, the Company shall have delivered to the Purchasers the annual financial statements of the Company required to be delivered pursuant to paragraph 5A(b) for the year ended December 31, 2001.

          (b) On or prior to June 15, 2002, the Company shall have delivered to the Purchasers a Business Plan in respect of fiscal years 2002 and 2003 (without duplication for those items included in the Financial Forecast for fiscal year 2002), which shall be in form and substance satisfactory to the Purchasers in their sole and absolute discretion; and

          (c) On or prior to 10 Business Days of the general resumption of public services in the Province of Ontario, the Company shall cause to be delivered to the Purchasers and their counsel:

               (i) all registrations necessary or advantageous to preserve the priority of the Liens granted to the Purchasers pursuant to the Collateral Documents;

               (ii) search results showing personal property security registrations, bulk sales and executions with respect to the Company and each Restricted Subsidiary which has tangible personal property or place of business in the Province of Ontario as well as post-filing searches to confirm a first perfected Lien in favor of the Purchasers;

               (iii) a currently dated certificate of status for the Company and each Guarantor incorporated under the laws of the Province of Ontario;

               (iv) opinion of Ontario counsel respecting customary matters that would have been included in the opinion of Ontario counsel delivered on the Restructuring Date but for the public service employee strike in the Province of Ontario, in form and substance satisfactory to the Purchasers; and

               (v) such other further agreements, instruments and other documents as the Purchasers may reasonably require in respect of customary closing matters not completed on or prior to the Restructuring Date because of the public service employee strike in the Province of Ontario.

          (d) The Company shall cause to be delivered to the Purchasers, or where indicated to a Security Agent, at the option of the Company, either the documents specified in paragraph 2L(d)(i) (collectively, the "HUNGARIAN GUARANTEE DOCUMENTS") or the documents specified in paragraph 2L(d)(ii) (collectively, the "HUNGARIAN LOAN REORGANIZATION DOCUMENTS") in accordance with the provisions of paragraph 2L(d)(iii):

               (i) HUNGARIAN GUARANTEE DOCUMENTS. The Company, if it chooses this option, shall deliver the following Hungarian Guarantee
          Documents:

                    (1) a guarantee by Co-Steel Hungary of all of the
               obligations of the Company to the Purchasers, in form and substance reasonably satisfactory to the Required Holders which Guarantee shall include, without limitation, a pledge of the Hungarian Loan Notes in favor of the U.S. Security Agent (the "HUNGARIAN GUARANTEE");

                    (2) certified copies of the articles of incorporation,
               by-laws and resolutions (or in each case the Hungarian equivalent) authorizing the actions taken under the Hungarian Guarantee and the incumbency of the officers signing the Hungarian Guarantee;

                    (3) the original Hungarian Loan Notes delivered to the U.S.
               Security Agent and duly endorsed in favor of the U.S. Security Agent.

                    (4) evidence of registration of the Hungarian Guarantee in all offices, if any, in which, in the opinion of the Required Holders and their counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created by the Hungarian Guarantee together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to the Hungarian Guarantee;

                    (5) copies of all approvals and all consents of all
               Governmental Authorities which are required to be obtained by the Company or Co-Steel Hungary in order to complete the transactions contemplated by the Hungarian Guarantee and perform its obligations under the Hungarian Guarantee;

                    (6) a legal opinion of Hungarian counsel in form and
               substance reasonably satisfactory to the Required Holders in respect of the Hungarian Guarantee; and

                    (7) such further agreements, instruments and other documents as the Required Holders may reasonably request in respect of the foregoing.

               (ii) HUNGARIAN LOAN REORGANIZATION DOCUMENTS. The Company may deliver the following Hungarian Loan Reorganization Documents to the U.S. Security Agent in respect of the transactions described in
          Schedule 2L(d):

                    (1) certified copies of the articles of incorporation,
               by-laws and resolutions of 1102590 Ontario Limited, Co-Steel (U.S.) Ltd., New Holdco, Co-Steel C.S.M. Corp., Co-Steel USA Holdings, Inc., Co-Steel Sayreville, Inc. and Co-Steel Hungary authorizing the actions taken under Schedule 2L(d) and the incumbency of the officers signing the documents contemplated in
               Schedule 2L(d);

                    (2) the original New Subordinated Loan Notes delivered to a
               Security Agent and duly endorsed in favor of such Security Agent;

                    (3) evidence of registration of all the security described in Schedule 2L(d) in all offices, if any, in which, in the opinion of the Required Holders and its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created by the security described in Schedule 2L(d) together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to such security;

                    (4) copies of all approvals and all consents of all
               Governmental Authorities which are required to be obtained by the Company or any Subsidiary in order to complete the transactions contemplated by Schedule 2L(d) and perform its obligations under
               Schedule 2L(d);

                    (5) such opinions of counsel in form and substance
               reasonably satisfactory to the Required Holders in respect of the transactions described in Schedule 2L(d); and

                    (6) such further agreements, instruments, tax rulings and
               other documents as the Required Holders may reasonably request in respect of the foregoing.

               (iii) If the Company fails to deliver either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents within 90 days following the Restructuring Date, the Applicable Rate shall, in lieu of interest at the default rate stated in paragraph 3B, be increased by 20 basis points and 120 days thereafter by a further 15 basis points, all until such time as the Company has caused to be completed either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents. For greater certainty, the transactions contemplated by the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents may be completed notwithstanding any restriction in paragraphs 5 or 6. In the event of a margin increase under this paragraph 2L(d), the Applicable Rate shall revert to the otherwise Applicable Rate upon the delivery of either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents.

          (e) If the Company has not sold the land and buildings located at 100 Bayview Avenue, Keasby, New Jersey by July 31, 2002, it shall on or before August 15, 2002, provide to the Purchasers a policy of title insurance from an insurer and with reinsurance reasonably satisfactory to and, together with such endorsements as are reasonably required, by the Required

     Holders, and insuring, among such other matters that the Required Holders may reasonably request, that Co-Steel Sayreville, Inc. has good and marketable title to such property and the mortgage of the U.S. Security Agent in respect of such property is a valid first lien.

          (f)  On or before June 1, 2002, the Required Holders shall receive:

               (i) the Standstill Agreement duly executed by Co-Steel (UK) Limited; and

               (ii) an opinion of counsel in a form and substance reasonably satisfactory to the Required Holders in respect of the Standstill Agreement.


3.   INTEREST RATE

     3A.  APPLICABLE RATES.

          (a) SERIES A NOTES. From January 1, 1999 through and including January 17, 2000, the Company paid interest on the Series A Notes at a rate per annum equal to the Initial Rate minus 50 basis points. From January 18, 2000 to (but excluding) the Restructuring Date, the Company shall pay interest on the Series A Notes at a rate per annum equal to the Initial Rate. From (and including) the Restructuring Date and thereafter, the Company shall pay interest on the Series A Notes at a rate per annum equal to the Applicable Rate.

          (b) SERIES B NOTES. From January 1, 1999 through and including January 14, 2000, the Company paid interest on the Series B Notes at a rate per annum equal to the Initial Rate minus 50 basis points. From January 15, 2000 to (but excluding) the Restructuring Date, the Company shall pay interest on the Series B Notes at a rate per annum equal to the Initial Rate. From (and including) the Restructuring Date and thereafter, the Company shall pay interest on the Series B Notes at a rate per annum equal to the Applicable Rate.


     3B.  DEFAULT RATE.

     During the existence of an Event of Default, the outstanding principal amount of the Notes, including any overdue Yield-Maintenance Amount, if any, or any other amount due pursuant to this Agreement or the Notes shall bear interest, payable on demand at a rate per annum equal to the greater of

          (a) the Applicable Rate plus two percent (2%), or

          (b) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.


     3C.  COMPUTATION OF INTEREST.

     Interest payable on the Notes shall be computed on the basis of a 360 day year of twelve 30 day months on the unpaid principal balance thereof and shall be payable, in arrears, in cash on the 15th day of each month in each year, until the principal amount thereof shall be due and payable for each respective Series.


     3D.  INTEREST ACT (CANADA).

     For purposes of any legislation respecting statement of interest rates (including without limitation, the Interest Act (Canada)), the yearly rate that can be stated to be equivalent to the rate calculated and payable as set out above is that with interest accruing daily, such daily amount being determined on the basis of a 365- or 366-day year, as the case may be, and the amount of interest payable on an interest payment date determinable as follows:

          (a) the interest accrued for each complete calendar monthly period during the period for which an interest payment is being determined shall be the rate per annum specified above:

               (i) multiplied by the actual number of days in the year in which such monthly period falls and divided by the actual number of days in such complete monthly period, and

               (ii) multiplied by 30 and divided by 360, and

          (b) the interest accrued for each part of a calendar monthly period during the period for which an interest payment is being determined shall be the rate per annum specified above:

               (i) multiplied by the actual number of days in the year in which such partial period falls and divided by the actual number of days in such partial period, and

               (ii) multiplied by the actual number of days in the partial period and divided by 360, and interest payable on the interest payment date is calculable as the total of the determinations for each such complete monthly period and the determinations for each such partial period. The monthly period for calculation of the accrual of such interest commences on the date hereof if no interest has been paid hereon and otherwise on the last interest payment date to which payment has been made. The rate of interest applicable in respect of any part of a complete monthly period, expressed as an annual rate of interest for the purposes of any legislation respecting statement of interest rates, shall be the rate otherwise stated hereunder, multiplied by 365 and divided by 360, unless the partial period falls in a year having 366 days in which case the rate shall be multiplied by 366 and divided by 360.


4.   PREPAYMENTS

     The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraphs 4A and 4B and the optional prepayments permitted by paragraph 4C.


     4A.  SCHEDULED PREPAYMENTS.

          (a) SERIES A NOTES. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without premium, the sum of $15,000,000 on January 15, in each of the years 2002 and 2003 (such payment due in 2003, together with the payment of $15,000,000 due on January 15, 2002 pursuant to the Existing 1994 Note Agreement (which was not paid when due), being hereby deemed to be deferred until, and payable on, January 15, 2004, and being herein referred to as the "DEFERRED SERIES A AMOUNTS"), and such principal amount of the Series A Notes, together with interest thereon to the prepayment date, shall become due on such prepayment date. The entire outstanding principal amount of the Series A Notes (if not previously paid pursuant to paragraphs 4B, 4C or 7A), together with interest accrued thereon, shall become due and payable on January 15, 2004.

          (b) SERIES B NOTES. Until the Series B Notes shall be paid in full, the Company shall apply to the prepayment of the Series B Notes, without premium, the sum of $12,500,000 on July 15, in each of the years 2002 to 2005, inclusive (such payments due in 2002 and 2003, together with the payment of $12,500,000 due on July 15, 2001 pursuant to the Existing 1997 Note Agreement (which was not paid when due), being hereby deemed to be deferred until, and payable on, January 15, 2004, and being herein referred to as the "DEFERRED SERIES B AMOUNTS"), and such principal amounts of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The entire outstanding principal amount of the Series B Notes (if not previously paid pursuant to paragraphs 4B, 4C or 7A), together with interest accrued thereon, shall become due and payable on July 15, 2006.

     4B.  REQUIRED PREPAYMENTS.

          (a)  Prepayments from Asset Sales and other Activities.

               (i) Asset Monetization Program. There shall be paid, in
                   --------------------------
          accordance with Section 2 of the Intercreditor Agreement, in respect of the principal amount of the Notes held by each holder, such holder's ratable share of the Net Cash Proceeds received by any member of the Restricted Group under the Asset Monetization Program.

               (ii) Approved Asset Sales. There shall be paid, in accordance
                    --------------------
          with Section 2 of the Intercreditor Agreement, in respect of the principal amount of the Notes held by each holder, such holder's ratable share of the Net Cash Proceeds received by any member of the Restricted Group from Approved Asset Sales or the Disposal of other assets where the Net Cash Proceeds are in excess of Cdn.$1,000,000 (or its equivalent) in any one or more series of transactions or Cdn.$5,000,000 (or its equivalent) in the aggregate for all such Disposals completed in the same year.

               (iii) Investment Capital; Share Offerings. There shall be paid,
                     -----------------------------------
          in accordance with Section 2 of the Intercreditor Agreement, in respect of the principal amount of the Notes held by each holder, such holder's ratable share of the Net Cash Proceeds received by any member of the Restricted Group from any Investment Capital or Share Offering; provided, however, in respect of any Significant Share Offering, there shall be paid in respect of the principal amount of the Notes held by each holder, such holder's ratable portion of the Significant Share Offering Proportion.

               (iv) Gallatin Receipts. There shall be paid, in accordance with
                    -----------------
          Section 2 of the Intercreditor Agreement, in respect of the principal amount of the Notes held by each holder, such holder's ratable share of 100% of the Company's share of cash or other property received from the business operations of Gallatin.

               (v) Settlement Amounts. There shall be paid, in accordance with
                   ------------------
          Section 2 of the Intercreditor Agreement, in respect of the principal amount of the Notes held by each holder, such holder's ratable share of 100% of all Settlement Amounts received by any member of the Restricted Group.

               (vi) Insurance Proceeds. There shall be paid, in accordance with
                    ------------------
          Section 2 of the Intercreditor Agreement, in respect of the principal amount of the Notes held by each holder, such holder's ratable share of the Net Cash Proceeds from all Insurance Proceeds received by any Obligor which are required to be paid to a Security Agent or received by a Security Agent directly from the insurer. All Insurance Proceeds paid directly to a Security Agent by an insurer that constitute a prepayment pursuant to the Intercreditor Agreement shall be deemed a prepayment hereunder upon receipt by such Security Agent.

          For greater certainty, any transaction that is in accordance with paragraph 2L(d) and 5V shall not be considered a prepayment obligation under this paragraph 4B(a). All prepayments to be made by the Company under this paragraph 4B shall be made to a Security Agent as provided in the Intercreditor Agreement. Once so received by the Managing Security Agent (as such term is defined in the Intercreditor Agreement), the Company shall have discharged its obligations in respect thereof. The Company shall deliver to the Managing Security Agent and the holders of Notes a Specified Transaction Certificate together with each prepayment under this paragraph 4B. The Company shall specify, pursuant to the Specified Transaction Certificate, the Notes of each Series against which to apply such prepayment and shall specify the additional information required by paragraph 4D. For greater certainty, the Company shall not deduct any cost of converting from one currency to another from a prepayment hereunder and any conversions from United States Dollars shall be made to the Equivalent Amount of Canadian Dollars and any conversions from Canadian Dollars shall be made to the Equivalent Amount of United States Dollars.

          (b) EXCESS REVOLVER PAYDOWN. There shall be paid, in accordance with
     Section 2 of the Intercreditor Agreement, in respect of the principal amount of the Notes held by each holder, such holder's ratable share of the Excess Revolver Paydown.


     4C.  OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.

     The Notes shall be subject to prepayment, in whole at any time or from time to time in part, pro rata among Notes of all Series in accordance with the respective principal amounts thereof (in a minimum amount of $1,000,000 and increments of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date, together with the Yield-Maintenance Amount, if any, with respect to each Note. Any such payment shall be made ratably based on Series and shall be applied in accordance with paragraph 4E.

     4D.  NOTICE OF PREPAYMENT.

     The Company shall give the holder of each Note irrevocable written notice by telecopier (receipt telephonically confirmed) of any prepayment pursuant to paragraph 4B or 4C not less than 5 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes of each Series, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B or 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B or 4C, give telephonic notice of the principal amount of the Notes of each Series to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.


     4E.  APPLICATION OF PREPAYMENTS.

     Each payment made pursuant to paragraph 4B or 4C shall be applied to the prepayment of the principal amount of the Notes, ratably based on Series, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date together with the Yield-Maintenance Amount, if any, due with respect to each such Note. Any partial prepayment of the Notes pursuant to paragraph 4B or 4C shall be applied with respect to each Series first to the Deferred Principal Amounts with respect to such Series in the chronological order of the original due date of the payments of such Deferred Principal Amounts within each such Series until all of the Deferred Principal Amounts with respect to such Series shall have been fully repaid and second, in satisfaction of required payments of principal with respect to such Series in inverse order of their scheduled due dates. To the extent that any payment constitutes a payment of a Deferred Principal Amount being paid prior to the date such payment would otherwise have been due in the absence of the deferral of payments provided by paragraph 4A, then to such extent a Yield-Maintenance Amount shall be calculated on such payment and the original due date of such payment shall be used in such calculation as the due date of such payment. To the extent that any payment constitutes a payment of a Deferred Principal Amount being paid after the date such payment would otherwise have been due in the absence of the deferral of payments provided by paragraph 4A, then to such extent the Yield-Maintenance Amount shall be deemed to be zero.

     4F.  APPLICATION OF PARTIAL PAYMENTS.

     Upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A, 4B or 4C, the principal amount so prepaid shall be allocated to all Notes of such Series, ratably in accordance with the respective principal amounts thereof.


     4G.  RETIREMENT OF NOTES.

     The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire or acquire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to, paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph
7A), or purchase, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise acquire, retire or purchase, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise acquired, retired or purchased by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.


5.   AFFIRMATIVE COVENANTS

     5A.  FINANCIAL STATEMENTS; BUSINESS PLANS.

     The Company covenants that it will deliver to each Significant Holder in quadruplicate:

          (a) promptly upon availability and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, its unaudited quarterly Special Purpose Financial Statements and unaudited quarterly financial statements (including a balance sheet and statements of profit and loss and cash flow) for such quarterly fiscal period, prepared on a consolidated basis and separately for the Company and each of its Lasco, Raritan, Sayreville, Recycling and Corporate operating units, in each case in accordance with GAAP, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal period, and the corresponding figures for the corresponding period set forth in the Financial Forecast all in reasonable detail and accompanied by a management discussion and analysis of variances between actual results and the Financial Forecast, and of significant matters, including, without limitation of labor negotiations, pending and current litigation and general market conditions, and market positioning of the Company;

          (b) promptly upon availability and in any event within 90 days after the end of each fiscal year, its annual audited financial statements (including a balance sheet and statements of profit and loss and cash flow for such fiscal year) prepared on a consolidated basis and annual unaudited financial statements prepared separately for the Company and each of its Subsidiaries, in each case in accordance with GAAP, and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal period, all in reasonable detail, together with in the case of the Company's audited financial statements, an Auditor's report to directors, shareholders or lenders, as appropriate, thereon, which report shall contain no qualifications;

          (c) promptly upon availability and in any event within 90 days after the end of its fiscal year, its annual audited Special Purpose Financial Statements, setting forth in comparative form, if applicable, the corresponding figures for the corresponding period of the preceding fiscal period and the corresponding figures for the corresponding period set forth in the Financial Forecast, all in reasonable detail, together with an Auditor's report to directors or lenders, as appropriate, thereon, which report shall be substantially in the form delivered to the Purchasers under the Existing Agreements and shall otherwise contain no qualifications;

          (d) promptly upon availability and in any event within 25 days after the end of each month (other than December and within 45 days after the end of each December), its (i) unaudited monthly financial statements (including a balance sheet and statements of profit and loss and cash flow) for such month for each of the Company's Lasco, Raritan, Sayreville and Recycling operating units, in each case in accordance with GAAP, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal period, and the corresponding figures for the corresponding period set forth in the Financial Forecast, all in reasonable detail and accompanied by a management discussion and analysis of variances between actual results and the Financial Forecast and of significant matters, including, without limitation, labor negotiations, pending and current litigation, pension and trade cases and general market conditions and market positioning of the Company; (ii) an unaudited consolidated earnings summary for the Company; (iii) a summary of cash balances, accounts receivable, accounts payable, inventory and capital expenditures for such month, in form and substance satisfactory to the holders of Notes; and (iv) a summary of aged accounts receivable and accounts payable (not aged) for the twenty largest customers/vendors with detailed aged accounts receivable and accounts payable trial balances by customer/vendor to be made available upon request of the Required Holders;

          (e) promptly upon availability and in any event within 25 days after the end of each month (other than December and within 45 days after the end of each December), a roll-forward summary, satisfactory in form and content to the holders of Notes, of the Company's monthly back-order log segregated by individual operating unit, indicating year to date sales and commitments by fiscal quarter in which sales occurred or commitments are to be fulfilled and showing volume and average price by major product category;

          (f) promptly upon availability and in any event within 25 days after the end of each month (other than December and within 45 days after the end of each December), an operating report for the Company, satisfactory in form and content to the holders of Notes, providing details of, among other matters, (i) tons produced, utilization at the melt shops and bar mills, major production downtimes, significant changes in component input costs and supply contracts, (ii) significant events related to environmental and safety matters, and (iii) progress made, to the date of such report, in effecting the Asset Monetization Program, effecting approved capital expenditures and in implementing the Strategic Plan;

          (g) promptly upon availability (i) unaudited quarterly and audited annual financial statements of Gallatin (including a balance sheet and statements of profit and loss and cash flow), for such fiscal period, prepared in accordance with GAAP, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year; (ii) all reports, of any nature, delivered from time to time in respect of Gallatin, that are not subject to a confidentiality obligation; and (iii) a list of all other reports, of any nature, delivered from time to time in respect of Gallatin respecting which the Company will use its best efforts to obtain a release of any confidentiality obligation and provide same to the holders of Notes if so requested by the Required Holders;

          (h) on or before September 30 in each year, its Business Plan for the next two fiscal years together with quarterly updates which shall be delivered with the financial statements described in clause (a) of this paragraph 5A (the first such update to be delivered no later than June 15, 2002);

          (i) promptly, and in any event within at least 24 hours after the transmission thereof, all notices provided to any of the Banks or PNC, other than notices requesting a draw down of funds under the Bank Agreement or the PNC Credit Agreements;

          (j) promptly upon transmission thereof, (i) copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its public stockholders, (ii) copies of all registration statements (without exhibits) and all reports, if any, which the Company files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), the Ontario Securities Commission (or any governmental body or agency succeeding to the functions of the Ontario Securities Commission) or any other provincial securities commission having jurisdiction over the Company, and (iii) all press releases concerning material developments in the business of the Company or any of its Subsidiaries;

          (k) promptly upon receipt thereof, a copy of each management letter submitted to the Board of Directors, (or any committee thereof) of the Company by the independent public accountants of the Company in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries;

          (l) on or before July 31, 2002 and on each anniversary of such date thereafter, a five-year Strategic Plan for the Company and its Subsidiaries including all reports from time to time received that will form a part of the Strategic Plan as well as all drafts and interim versions of such reports together with any notice of engagement of any consultant or professional advisor engaged to give strategic advice to the Company and copies of any agreements relating to any such engagement, and copies of all work product produced by such consultants or professional advisors;

          (m) with reasonable promptness, such other financial data as such Significant Holder may reasonably request, including, without limitation, notice of any report prepared by any third party for the benefit of the Company or any of its Subsidiaries; and

          (n) on or before 5 Business Days following the end of each of the Company's fiscal quarters, the Company shall deliver a certificate of a Responsible Officer setting forth a calculation of the amount of the Excess Revolver Paydown, if any.

     Together with each delivery of financial statements required by clauses (a) through (c) above, the Company will deliver to each Significant Holder an Officer's Certificate (i) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D, 6E and 6F, (ii) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto and (iii) if any of the Subsidiaries included in such statements shall not be Restricted Subsidiaries, listing all Subsidiaries, identifying each as an Unrestricted

Subsidiary, Restricted Subsidiary or Wholly-Owned Restricted Subsidiary and specifying the adjustments which are necessary to permit the holders of the Notes to confirm the foregoing calculations. Together with each delivery of financial statements required by clauses (b) and (c) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that promptly after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.


     5B.  INFORMATION REQUIRED BY RULE 144A.

     The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.


     5C.  INSPECTION OF PROPERTY.

     The Company covenants that it will permit any Person designated by any Significant Holder:

          (a) if no Default or Event of Default then exists, at such Significant Holder's expense, to visit and inspect any of the Properties of the Company and its Restricted Subsidiaries, to examine the corporate books and financial records of the Company and its Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and, with the consent of the Company (which consent will be not be unreasonably withheld) its independent public accountants, all at such reasonable times, upon reasonable prior notice and as often as such Significant Holder may reasonably request; and

          (b) if a Default or Event of Default then exists, at the Company's expense, to visit and inspect any of the Properties of the Company and its Restricted Subsidiaries, to examine the corporate books and financial records of the Company and its Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporation with the principal officers of the Company and its independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its subsidiaries), all at such times, and as often as such Significant Holder may request.


     5D.  COVENANT TO SECURE NOTES EQUALLY.

     The Company covenants that, if it or any of its Restricted Subsidiaries shall create or assume any Lien upon any of its Property whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6J (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.


     5E.  MAINTENANCE OF INSURANCE.

     The Company covenants that it will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its Properties and business and the Properties and business of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types, covering such Properties and in such amounts as are customarily carried under similar circumstances by such other corporations.


     5F.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

     The Company will, and will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its Subsidiaries to, comply with, or operate pursuant to valid waivers of, applicable Environmental Laws and Environmental Permits, on time schedules required by such laws or permits or the agencies administering them, including, without limitation, to the extent required by applicable Environmental Laws or Environmental Permits, conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity and completing proper, thorough and effective clean-up, removal, remediation and/or restoration, in each case, as required by or under the aforesaid laws and permits, except to the extent that failure so to comply with any Environmental Law or Environmental Permit does not have a Material Adverse Effect, and, in addition except that, with respect to any testing, monitoring, clean-up, removal, remediation or other such action required pursuant to such law or permits, neither the Company nor any of its Subsidiaries shall be required to perform any such action if the applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established in accordance with GAAP.


     5G.  OTHER LAWS, REGULATIONS ETC.

     The Company shall conduct its business and operations in material compliance with its articles of incorporation and by-laws and all Applicable Laws and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Authorities or Persons having authority over it or them, including health, safety, environmental protection, employment standards and labor codes of all applicable Governmental Authorities and all applicable stock exchange and securities commission rules and obtain and maintain in good standing all material licenses, permits and approvals from any and all Governmental Authorities and all applicable stock exchanges and securities commissions required in respect of its and their operations and the listing of its securities.


     5H.  ERISA NOTICES.

     The Company covenants that it shall deliver to each Significant Holder, promptly upon the Company or its Restricted Subsidiaries:

          (a) giving or being required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA by the PBGC, or becoming aware that any plan administrator of any Plan has given or is required to give notice of any such "reportable event", a copy of the notice of such reportable event given or which should have been given to the PBGC;

          (b) receiving notice of the Company's or an ERISA Affiliate's complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

          (c) receiving notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under section

     4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;

          (d) applying for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application;

          (e) giving notice of intent to terminate any Plan under section 4041
     (c) of ERISA, a copy of such notice and other information filed with the PBGC;

          (f) giving notice of withdrawal from any Plan pursuant to section 4063 of ERISA, a copy of such notice; or

          (g) failing to make any required payment or required contribution to any Plan or Multiemployer Plan or making any amendment to any Plan which has resulted in the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and the action, if any, which the Company is required to take.


     5I.  PAYMENT OF TAXES AND CLAIMS.

     The Company covenants that it shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all taxes, assessments and governmental charges (including claims of the Internal Revenue Service (U.S.), the PBGC and any other Canadian, British or United States federal, state, provincial, regional or local agency or authority and claims made at the insistence of the PBGC) levied or imposed upon it or any ERISA Affiliate or any Code Affiliate or upon its or their income, profits or Property, (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon its or its Subsidiaries' Properties, and
(c) all required installments under section 412(m) of the Code and all other required payments under section 412 of the Code with respect to any Plan maintained by the Company or any ERISA Affiliate; provided, however, that, in the case of clause (a) and (b) above, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.


     5J.  MAINTENANCE OF PROPERTIES AND BOOKS.

     The Company shall keep and maintain and cause each of its Restricted Subsidiaries to keep and maintain proper and separate books and accounts all in accordance with generally accepted accounting principles of the applicable jurisdiction. Except where the failure to do so would not materially adversely affect the business, condition (financial or other), prospects or operations of the Company and its Restricted Subsidiaries, taken as a whole, the Company will cause all Properties of material value used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.


     5K.  CORPORATE EXISTENCE, ETC.

     Except as otherwise provided in paragraph 6V, the Company will at all times preserve and keep in full force and effect its corporate existence and that of its Restricted Subsidiaries, if any, and rights and franchises material to its business, and those of each of its Restricted Subsidiaries and will qualify, and cause each of its Restricted Subsidiaries to qualify to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), Properties, prospects or operations of the Company and its Restricted Subsidiaries, taken as a whole.


     5L.  BUSINESS.

     The Company shall and shall cause each of its Subsidiaries to conduct and operate a business substantially of the same nature as that engaged in by it or any Subsidiary, as applicable, on the date of this Agreement.


     5M.  GUARANTORS.

     The Company shall cause each Subsidiary having Net Tangible Assets in excess of Cdn.$5,000,000, to execute and deliver a Guarantee to the holders of Notes. The Company shall not permit the aggregate Net Tangible Assets of all of its Subsidiaries which have not executed Guarantees (other than Co-Steel C.S.M. Corp., 1062316 Ontario Limited and their Subsidiaries) to exceed Cdn.$10,000,000 at any time.


     5N.  INTELLECTUAL PROPERTY RIGHTS.

     The Company shall:

          (a) maintain all registrations and applications for registration for any Intellectual Property Rights in good standing for so long as such Intellectual Property Rights remain material to its business, including without limitation paying all fees and making all such filings as may be required from time to time;

          (b) promptly notify the Purchasers if it knows, or has reason to know, of any application or registration, relating to any patent or trademark material to its business that may expire, become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian or U.S. Patent and Trademark Office or any court or tribunal in any other country) regarding its ownership of any material Intellectual Property Right or its right to register the same or to keep and maintain the same; and

          (c) report to the Purchasers any application for the registration of any trademark material to its business with the Canadian or U.S. Patent and Trademark Office and any application for any patent material to its business with the Canadian or U.S. Patent and Trademark Office, in each case within 30 days after the last day of the fiscal quarter in which any application occurs (whether the application is made by itself or through any agent, employee, licensee or designee).


     5O.  BENEFIT AND PENSION PLANS.

     The Company shall comply with all Applicable Laws in respect of its employees' benefit and pension plans, including, but not limited to, payment of all contributions and premiums to be paid thereunder, and it shall ensure that all premiums and payments relating to employee benefits and pensions are paid as due.


     5P.  ENVIRONMENTAL REPORTING.

     The Company shall immediately provide to the Purchasers written notice of any of the following events of which it becomes aware if such event could reasonably be expected to have a Material Adverse Effect:

          (a) any proceeding or order of any Governmental Authority requiring it or any Subsidiary to comply with or take action under any Environmental Laws;

          (b) the receipt of any written notice to the effect that it or any Subsidiary is liable to any Person as a result of the Release or threatened Release of any Contaminant into the Environment;

          (c) receipt of any written notice that it or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action by it is needed to respond to the Release or threatened Release of any Contaminant into the Environment;

          (d) receipt of any written notice of, or its obtaining knowledge of, a condition with respect to any property which it or any Subsidiary owns, leases, occupies or has control of, or owned, leased, occupied or had control of, which might reasonably be expected to result in a notice of violation by it of any Environmental Law;

          (e) receipt of any written notice of the commencement of any judicial or administrative proceeding alleging a violation of any Environmental Law with respect to any property which it or any Subsidiary owns, leases, occupies or has control of, or owned, leased, occupied or had control of; or

          (f) the undertaking of any activities as a result of new or proposed changes to any existing Environmental Law (whether or not having the force of law) that could reasonably be expected to have a Material Adverse Effect upon it or any of its Subsidiaries.

     In addition, the Company shall notify the Purchasers upon receipt of any report with respect to environmental audits conducted by or on behalf of, or provided to, the Company or any Subsidiary, and upon request shall forthwith provide copies of same to the Purchasers.


     5Q.  INCORPORATED PROVISIONS.

     Neither the Company nor any Restricted Subsidiary will enter into, amend or supplement any agreement of Indebtedness in any manner if the effect thereof would be to increase interest rates or amend or add covenants or defaults, the effect of which are not substantially provided for in this Agreement or, in the case of covenants or defaults, are more restrictive on the Company and its Subsidiaries than are the covenants and defaults contained herein (the "ADDITIONAL PROVISIONS"), unless the Company shall execute and deliver to the holders of the Notes an instrument in writing supplementing this Agreement and extending the benefit of such Additional Provisions to the holders of the Notes. Once incorporated in this Agreement, no waiver or consent under or amendment or termination of the agreement of Indebtedness containing the Additional Provisions shall have any effect on the Additional Provisions as incorporated herein.


     5R.  APPROVED FINANCINGS.

     The Company and its Subsidiaries shall have entered into Approved Financings on or before January 15, 2004, and on such date there shall be no Default or Event of Default in respect of any of the Replacement Covenants when compliance therewith is calculated as if such covenants were in effect on December 31, 2003.

     5S.  ADDITIONAL RESTRUCTURING FEE.

     The Company shall pay a fee to the Purchasers, on or prior to August 30, 2002, in the aggregate amount of $300,000, payable as provided in Attachment 1 to the Purchaser Schedule.


     5T.  INVENTORY.

     The Company shall maintain contractual relationships, in form and substance satisfactory to the Required Holders, to ensure that the title to all Inventory located on Leased Properties located in Canada is held in the name of Co-Steel Distribution Canada Limited and that all Inventory located on Leased Properties located in the United States is held in the name of Co-Steel USA Distribution, Inc.


     5U.  ACCOUNTS RECEIVABLE.

     The Company shall ensure that Co-Steel Distribution Canada Limited has title to all Accounts Receivable in respect of the sale of Inventory payable by arm's length Account Debtors of any member of the Restricted Group located in Canada (other than Accounts Receivable relating to the Company's recycling division), that the Company has title to all Accounts Receivable relating to the Company's recycling division and that Co-Steel USA Distribution, Inc. has title to all Accounts Receivable in respect of the sale of Inventory payable by arm's length Account Debtors of any member of the Restricted Group located in the United States.


     5V.  ENGLISH FINANCE STRUCTURE COMPANIES.

          (a) On or prior to June 30, 2002, the Company shall document the intercompany loan between Co-Steel (UK) Limited and the Company in a form approved by the Required Holders.

          (b) The Company shall use its commercially reasonable efforts to complete the transaction described in Schedule 5V on or prior to December 31, 2002. For greater certainty the transactions described in Schedule 5V may be completed notwithstanding any restriction in paragraph 5 or paragraph 6 and no step in such transactions shall constitute an Event of Default under paragraphs 7A (h), (i) or (j).

          (c) On or prior to December 31, 2002, if there is any inter-company Indebtedness from the Company or any Restricted Subsidiary to any English Finance Structure Company or successor thereto, the Company shall either
     (x) (1) continue or incorporate a Subsidiary pursuant to the Ontario Business Corporations Act that will be the sole holder of any intercompany Indebtedness formerly held by any of the English Finance Structure

     Companies; (2) cause each such new Subsidiary to provide to the holders of Notes a Guarantee and to provide the Canadian Security Agent a Security Agreement; and (3) deliver to the Required Holders customary evidence of perfection of the security interests granted by the foregoing Security Agreement together with a customary opinion of counsel in respect of the same in form and substance reasonably satisfactory to the Required Holders; or (y) provide such other security, together with customary legal opinions in respect of same, in form and substance reasonably requested by the Required Holders in respect of the English Finance Structure Companies.


     5W.  MATERIAL CONTRACTS AND MATERIAL LICENSES.

     The Company shall and shall cause each Guarantor to:

          (a) perform all of its duties and obligations under, comply with all the terms of, and enforce its rights under, the Material Contracts and Material Licenses all in accordance with prudent business practice;

          (b) deliver to the holders of Notes true and complete copies of each Material Contract or Material License and each other contract which has been requested by the Required Holders, and, if requested by the Required Holders, execute and deliver to the holders of Notes a specific assignment of each contract in favor of the holders of Notes and use reasonable commercial efforts to obtain the consent to assignment of the other party or parties to each Material Contract or Material License in a form acceptable to the Required Holders;

          (c) promptly upon request by the Required Holders, provide the holders of Notes with all information regarding contractual relations of the Company of a material nature which is requested by the Required Holders; and

          (d) use reasonable commercial efforts to obtain and deliver to the holders of Notes the consent of any party that the Required Holders request with respect to the Lien on any Material Contract or Material License in favor of the holders of Notes, such consent to be in form and substance acceptable to the Required Holders.


     5X.  JURISDICTIONS.

     The Company shall advise the holders of Notes of any change in the location at which the Company or any of its Restricted Subsidiaries' assets may be located from the location disclosed on Schedule 5X and any additional jurisdictions in which it is carrying on business of a material nature or any change in the jurisdiction of incorporation of it or any of its Restricted Subsidiaries (including, without limitation, the Hungarian Finance Structure Companies and N.J.S.C. Investment Co., Inc.).


     5Y.  NOTICES.

     The Company shall deliver to each Significant Holder immediate written notice of the commencement or occurrence of any of the following events of which it becomes aware:

          (a) the commencement of any proceeding for the condemnation, expropriation or other taking of any of its or any Restricted Subsidiary's property;

          (b) the issuance by any Governmental Authority of any injunction, order or decision involving it or any Restricted Subsidiary or any of its or any Restricted Subsidiary's property in respect of any matter which could reasonably be expected to have a Material Adverse Effect;

          (c) the filing or commencement of any action, suit or proceeding against or affecting it or a Restricted Subsidiary or any of its or any Restricted Subsidiary's property, whether at law or equity or by or before any court or any Governmental Authority or any arbitrator where the amount claimed is in excess of Cdn.$5,000,000 (or its equivalent) or the aggregate amount claimed under all such actions, suits or proceedings which are unresolved is in excess of Cdn.$10,000,000 (or its equivalent) in the aggregate, and any such notice shall specify the nature of such action, suit or proceeding and its Restricted Subsidiary's proposed response and shall from time to time provide all information requested by the Required Holders respecting any action, suit or proceeding;

          (d) the imposition of any Lien which is not a Permitted Lien against any of its or any Restricted Subsidiary's property;

          (e) any change in the amount and/or terms of any credit arrangement made with other lenders or any action taken by another lender to recover amounts outstanding with such other lender;

          (f) any claim, demand or action impairing title to any of its or any Restricted Subsidiary's property with a value in excess of Cdn.$5,000,000 (or its equivalent);

          (g) any development in its or any of its Subsidiaries' business or affairs which has had or which is likely to have a Material Adverse Effect on its or any of its Subsidiaries' business, properties, operations or condition, financial or otherwise;

          (h) any Leased Property, other than the North York Property or the Significant U.S. Leased Properties becoming material to the business of the Company or any of its Restricted Subsidiaries;

          (i) its entry into any contract or undertaking not in the ordinary course of its business containing cumulative obligations of the Company or any of its Subsidiaries in excess of Cdn.$5,000,000 (or its equivalent);

          (j) its, or any Obligor's, acquisition of any property that is not subject to the Collateral Documents, or any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the Liens of either Security Agent with respect to the Collateral Documents;

          (k) the preparation of any financial or strategic report by any third party for the benefit of the Company or any Subsidiary other than Gallatin, and with respect to Gallatin, any such financial or strategic report not subject to a confidentiality obligation of the Company or Gallatin;

          (l) any other adverse action by or notice from any Governmental Authority with respect to it, any Restricted Subsidiary or any Hungarian Finance Structure Company or any of its, any Restricted Subsidiary's or any Hungarian Finance Structure Company's property which, if determined adversely, would have a Material Adverse Effect; or

          (m) any condition or event which constitutes an Event of Default or a Default or a default under any other agreement for borrowed money with the notice specifying the nature and occurrence of the Event of Default, Default or other default and the action it has taken or proposes to take with respect to the Event of Default, Default or other default.


     5Z.  MAINTENANCE OF BANK ACCOUNTS.

     The Company shall and shall cause each Subsidiary to maintain each of its bank accounts with either the administration agent under the Bank Agreement or PNC or shall be subject to a Blocked Account Agreement; provided however that
(a) Acierco S.A. may maintain, up to the lesser of $1,000,000 and its then contingent tax liability in the account with Banque de Luxembourg in Luxembourg, identified in Schedule 8U, (b) Lake Ontario Steel Company Inc. may maintain up to $500,000 in the account with Manufacturers and Traders Trust Company in Buffalo, New York identified in Schedule 8U, and (c) Co-Steel C.S.M. Corp. and any of its Subsidiaries may maintain any bank account from time to time. In addition, with the consent of the Required Holders, the Company or any Subsidiary may retain deposits in any bank account with respect to which a Security Agent has been provided with a duly executed Blocked Account Agreement from the bank maintaining such account and may retain amounts individually less than Cdn.$150,000 (or equivalent) and less than Cdn.$600,000 (or equivalent) in the aggregate in bank accounts that do not meet any of the foregoing criteria. Notwithstanding the foregoing, in connection with loans and advances permitted pursuant to paragraph 6O, up to U.S. $10,200,000 may be transferred to and retained for up to three Business Days in the bank account of Co-Steel Hungary at HSBC London, England identified in Schedule 8U and the bank account of Acierco S.A. at Banque de Luxembourg in Luxembourg and identified in Schedule 8U.


     5AA. ASSET MONETIZATION PROGRAM.

     The Company shall use its commercially reasonable efforts to implement and adhere to the timetable set forth in the Asset Monetization Program, and shall, if necessary, and as soon as practical, revise the Asset Monetization Program based on the Strategic Plan and each Collateral Audit. Any revision to the Asset Monetization Program shall be subject to the approval of the Required Holders and shall be approved by the Company's Board of Directors.


     5BB. COLLATERAL AUDIT.

     The Company shall assist a consultant of the Required Holders' choice in the preparation of a detailed collateral audit and/or appraisal of accounts receivable, inventory, accounts payable, cash and related systems, machinery, equipment and real estate of the Company and each Subsidiary (the "COLLATERAL AUDIT"), and such report shall be dated as of August 31, 2003.


     5CC. COMPUTER SYSTEMS.

     The Company shall take commercially reasonable steps to ensure, so far as reasonably possible, that all computer systems used in its business and material to its business and owned or leased by it, including hardware and software, remain free from viruses and disabling codes and devices and shall maintain in place appropriate disaster recovery plans, procedures and facilities and to take steps and implement all procedures necessary to safeguard and restrict unauthorized access to its computer systems.


     5DD. BIENNIAL COLLATERAL OPINION.

     The Company shall have delivered, on a biennial basis, an opinion of counsel in respect of the Collateral and the Collateral Documents as required by
Section 10 of the Intercreditor Agreement.

     5EE. BI-ANNUAL AUDITOR'S REPORT.

          (a) On or prior to June 15, 2002, the Company shall deliver the Bi-Annual Auditor's Report in respect of year-end 2001, which shall be in form and substance satisfactory to the Required Holders in their sole and absolute discretion; and

          (b) The Company shall twice annually, on or before 60 days following,
     (i) March 31, and (ii) September 30, provide to each holder of Notes from auditors acceptable to the Required Holders an audit report of the Company's and its Subsidiaries' accounts receivable, inventory, accounts payable, cash and related systems (the "BI-ANNUAL AUDITOR'S REPORT"). Such report shall be satisfactory in form and content to the Required Holders.


6.   NEGATIVE COVENANTS

          The Company covenants that so long as any of the Notes are outstanding:


     6A.  CURRENT RATIO.

     The Company shall ensure that the ratio of Consolidated Current Assets to Consolidated Current Liabilities, calculated at the end of each fiscal quarter of the Company, commencing on December 31, 2001, is not less than:

          (a)  as at December 31, 2001, 1.8:1;

          (b)  as at March 31, 2002, 1.7:1;

          (c)  as at June 30, 2002, 1.6:1;

          (d)  as at September 30, 2002, 1.7:1;

          (e)  as at December 31, 2002, 1.6:1;

          (f)  as at March 31, 2003, 1.6:1;

          (g)  as at June 30, 2003, 1.7:1;

          (h)  as at September 30, 2003, 1.6:1; and

          (i)  as at December 31, 2003, 1.6:1.

     6B.  CURRENT ASSETS.

     The Company shall ensure that Consolidated Current Assets, for any fiscal period, are not less than 85% of the Consolidated Current Assets projected for such fiscal period in the Financial Forecast, tested quarterly commencing on December 31, 2001.


     6C.  RATIO OF CONSOLIDATED TOTAL NET DEBT TO NORMALIZED CONSOLIDATED
          EBITDA.

     The Company shall ensure that the ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA at the end of each of the following fiscal quarters of the Company does not exceed:

          (a)  as at December 31, 2001, 14.0:1;

          (b)  as at March 31, 2002, 14.3:1;

          (c)  as at June 30, 2002, 13.5:1;

          (d)  as at September 30, 2002, 12.2:1;

          (e)  as at December 31, 2002, 9.1:1;

          (f)  as at March 31, 2003, 7.3:1;

          (g)  as at June 30, 2003, 6.0:1;

          (h)  as at September 30, 2003, 5.0:1; and

          (i)  as at December 31, 2003, 4.5:1.

     For the purposes of determining compliance with this covenant only, the exchange rate for the calculation of Indebtedness in effect on the Restructuring Date included in Consolidated Total Net Debt shall be Cdn.$1.55 = US$1.


     6D. RATIO OF NORMALIZED CONSOLIDATED EBITDA NET OF CAPEX TO CONSOLIDATED NET INTEREST EXPENSE.

     The Company shall ensure that the ratio of Normalized Consolidated EBITDA Net of Capex to Consolidated Net Interest Expense at the end of each of the following fiscal quarters of the Company is not less than:

          (a)  as at December 31, 2001, 0.2:1;

          (b)  as at March 31, 2002, 0.1:1;

          (c)  as at June 30, 2002, 0.1:1;

          (d)  as at September 30, 2002, 0.3:1;

          (e)  as at December 31, 2002, 0.7:1;

          (f)  as at March 31, 2002, 0.9:1;

          (g)  as at June 30, 2003, 1.3:1;

          (h)  as at September 30, 2003, 1.5: 1; and

          (i)  as at December 31, 2003, 1.6:1.


     6E.  TANGIBLE NET WORTH.

     The Company shall ensure that Tangible Net Worth: (a) exceeds Cdn.$390 million on September 30, 2002, minus the amount of write-downs of assets resulting from Approved Asset Sales as of such date; and (b) exceeds Cdn.$380 million on December 31, 2002 and as at the end of each fiscal quarter of the Company thereafter, minus the amount of write-downs of assets resulting from Approved Asset Sales as of each such date.


     6F.  CUMULATIVE CONSOLIDATED EBITDA.

     The Company shall ensure that Cumulative Consolidated EBITDA, tested at each quarter end, is greater than or equal to:

($Cdn.000's)
     -------------------------------------------------------------------------
     Quarter Ending on the last day of     2001          2002           2003
     -------------------------------------------------------------------------
     March                                   n/a        10,288         71,632
     June                                    n/a        24,725         98,473
     September                               n/a        38,192        122,437
     December                              3,418        53,312        143,020


     6G.  INCURRENCE OF INDEBTEDNESS.

     The Company shall not and shall not permit any Restricted Subsidiary or Pledgor to create, incur, assume or permit to exist any Indebtedness except:

          (a) Indebtedness in favor of the administration agent and the Banks under the Bank Agreement;

          (b)  Indebtedness pursuant to the Notes;

          (c) Indebtedness pursuant to the Convertible Unsecured Subordinated Debentures;

          (d)  Indebtedness pursuant to the PNC Credit Agreements;

          (e)  Indebtedness pursuant to Permitted Intercompany Indebtedness;

          (f)  Indebtedness pursuant to Permitted Parent Guarantees;

          (g) unsecured indemnities incurred in the ordinary course of business;

          (h) unsecured accounts payable and accrued liabilities owed to Persons other than an Affiliate which are incurred in the normal course of business or accrued pension liabilities;

          (i)  deferred revenue classified as a liability;

          (j)  deferred taxes;

          (k) unsecured Indebtedness arising under one or more outstanding judgments being appealed in good faith (except where their existence would give rise to an Event of Default);

          (l) Capitalized Lease Obligations and Indebtedness secured by purchase money security interests in an aggregate amount outstanding at any time not greater than Cdn.$5,000,000 (or its equivalent); and

          (m) any unsecured Indebtedness as endorsee under negotiable instruments received in payment of Accounts Receivable and endorsed for deposit in the ordinary course of business.


     6H.  OTHER INDEBTEDNESS AND AGREEMENTS.

     The Company shall not and shall not permit any Restricted Subsidiary or Pledgor to make any amendment or modification to any indenture, note or other agreement evidencing or governing any of its Indebtedness, or directly or indirectly voluntarily prepay (other than as may be provided in the Intercreditor Agreement), defease or in substance defease, purchase, redeem, retire or otherwise acquire any other Indebtedness in advance of the Notes other than as required by paragraph 5R.


     6I.  PAYMENTS TO OTHER SENIOR LENDERS.

     Other than as permitted pursuant to the terms of the Intercreditor Agreement or as required by paragraph 5R, no Obligor or Pledgor shall make any payment of any kind to any Bank or PNC. Notwithstanding the foregoing, provided no Default or Event of Default has then occurred, the Company may from time to time pay interest as required pursuant to the terms of the Bank Agreement, and each of Co-Steel Raritan, Inc. and Co-Steel Sayreville, Inc. may from time to time pay interest as required pursuant to the terms of its respective PNC Credit Agreement.


     6J.  NEGATIVE PLEDGE.

     The Company shall not and shall not permit any Restricted Subsidiary to create, assume or permit to exist over all or any part of its or their business or assets, whether now owned or hereafter acquired, any Lien (whether prior or junior to or pari passu with any Lien in favor of the Security Agents) other than Permitted Liens.


     6K.  MATERIAL CONTRACTS AND MATERIAL LICENSES.

     The Company shall not and shall not permit any Guarantor to:

          (a) allow any circumstances to arise which would allow any Material Contract or Material License to lapse or be terminated during its term; provided that, for greater certainty, termination of a Material Contract at the end of its term, in the ordinary course of business, is not prohibited hereby;

          (b) amend any Material Contract or Material License if such amendment could reasonably be expected to have a Material Adverse Effect; or

          (c) assign any Material Contract or Material License, except for assignment to a Security Agent pursuant to the Collateral Documents.


     6L.  SALE OF ASSETS.

     Other than Permitted Asset Sales or sales pursuant to the Asset Monetization Program, the Company shall not and shall not permit any Subsidiary to sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables and leasehold interests), whether in one or a series of transactions, except on terms and conditions approved by the Required Holders (each such asset sale so approved, an "APPROVED ASSET SALE").

     6M.  SALE AND LEASEBACK TRANSACTIONS.

     Other than as permitted by the Asset Monetization Program or in connection with the incurrence of a Capitalized Lease Obligation permitted under paragraph 6G(l), the Company shall not and shall not permit any Restricted Subsidiary to become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any Property if such Property is owned on the date of this Agreement or thereafter acquired by the Company or any of its Affiliates and has been or is to be sold or transferred to any other Person and was, is or shall be used by the Company or any of its Affiliates for substantially the same purpose as such Property was used by the Property or such Affiliate prior to such sale or transfer.


     6N.  ACQUISITIONS.

     The Company shall not and shall not permit any Restricted Subsidiary to (a) acquire or incorporate any Subsidiary; or (b) acquire all or a substantial part of, in one or a series of transactions (whether by way of amalgamation (other than pursuant to paragraph 6V), merger, share purchase, asset purchase or otherwise) the assets, shares or any other equity interests of any Person. Provided that the foregoing shall not prevent the Company or any Restricted Subsidiary from receiving equity of an arm's length Person as part of a compromise of such arm's length Person's debt in connection with a bankruptcy or similar proceeding affecting such Person or from acquiring Permitted Investments.


     6O.  LOANS, INVESTMENTS, ETC.

         Other than Key Employee Loans not to exceed Cdn.$5,000,000 at any time, the Company shall not and shall not permit any Restricted Subsidiary to:

          (a) directly or indirectly make any loan or advance to, or make any investment in the debt obligations of, or guarantee, or otherwise undertake to perform or warrant or ensure performance of any Indebtedness or obligation of, or enter into any agreement that has the effect of assuming the payment or performance of any Indebtedness or obligation of, any Person (other than, in each case, to another member of the Restricted Group); or

          (b) directly or indirectly subordinate or postpone any claim which it has against any Person, except the extension of credit in the ordinary course of business to trade debtors in accordance with customary trade terms.

     Notwithstanding the foregoing, (i) Co-Steel (U.S.) Ltd. shall be permitted to make loans or advances to Co-Steel C.S.M. Corp., provided that the Equivalent Amount (net of up to Cdn.$100,000 for operating expenses) of such loans or advances is received by the Company, immediately prior thereto, or contemporaneously therewith and further provided that each previous payment under this subsection (i) has been duly received by the Company; (ii) provided that at the time of, and immediately after giving effect to, such loan or advance, no Default or Event of Default, or equivalent event under any Gallatin credit facility, would exist, the Company may from time to time make loans or advances to Gallatin totaling per annum up to the lesser of (x) Cdn.$3,000,000 and (y) the amount by which the Notes, the Indebtedness pursuant to the Bank Agreement and the Indebtedness pursuant to the PNC Credit Agreements have been prepaid pursuant to payments of the nature described in paragraph 4B(a)(iv), and
(iii) the Company or any Restricted Subsidiary may make investments from time to time as permitted under paragraph 6EE.


     6P.  DIVIDENDS, ETC.

     The Company shall not declare any dividends from, or set apart any sum for the payment of any dividends on, or make any other distribution (by reduction of capital or otherwise) in respect of, any of the Company's shares.


     6Q.  NO REDUCTION OF CAPITAL.

     The Company shall not, and shall ensure that no Restricted Subsidiary shall (as applicable), apply any of its assets to the purchase, redemption or other acquisition or retirement of any shares in the Company's capital or otherwise reduce the Company's issued or paid up capital in respect of any of its shares.


     6R.  NO ISSUE OF CAPITAL.

     Other than pursuant to a Significant Share Offering, the Company shall not, and shall not permit any other Obligor to, without the consent of the Required Holders, issue any new capital by way of equity or subordinated debt offering or otherwise, other than by issuance of common shares pursuant to stock options granted to employees or former employees, or pursuant to a redemption or a conversion of the Convertible Unsecured Subordinated Debentures in accordance with their terms. Notwithstanding the foregoing, any Guarantor may issue new capital by way of equity provided that such new equity is subject to the Lien of a Stock Pledge Agreement, and the certificates representing such new capital are forthwith delivered to a Security Agent.


     6S.  CAPITAL EXPENDITURES.

     In each fiscal year the Restricted Group shall not make, or enter into any agreement which would require them cumulatively to make any Capital Expenditures (including by way of Capitalized Lease Obligations) in excess of those provided for in the Financial Forecast; provided that the foregoing shall not restrict the Restricted Group from making Capital Expenditures in any fiscal year in amounts up to 20% of the amounts otherwise provided for in the Financial Forecast but only if such Capital Expenditures are in respect of insurance deductibles for insured losses, the Insurance Proceeds with respect to which are payable to the Company.


     6T.  ACCOUNTING CHANGES.

     The Company shall not make and shall not permit any Subsidiary to make any changes in accounting treatment and reporting practices except as permitted by GAAP and disclosed to the holders of Notes; and the Company shall not change its financial year end.


     6U.  TRANSACTIONS WITH AFFILIATES.

     Except as otherwise permitted in this paragraph 6, the Company shall not and shall not permit any Restricted Subsidiary to:

          (a) enter into any transaction with any Affiliate, including, without limitation, any transaction for the purchase, sale or exchange of Property, the rendering of any services, the making or obtaining of any loans or advances, and the entering into of any contracts, except that it may enter into a transaction or contract with an Affiliate which is in the ordinary course of its business and which is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person who is not an Affiliate; or

          (b) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by any Affiliate, except payments to reimburse Affiliates for reasonable out-of-pocket expenses incurred in good faith in the conduct of its business.


     6V.  FUNDAMENTAL CHANGES.

     The Company shall not and shall not permit any Restricted Subsidiary to enter into any corporate transaction (or series of transactions), whether by way of reconstruction, arrangement, reorganization, consolidation, amalgamation, merger or otherwise, whereby all or substantially all of its or their undertaking and assets would become the property of any other Person or in the case of any amalgamation, the property of the continuing corporation resulting from the amalgamation. Notwithstanding the foregoing, if at the time of and immediately after giving effect to any amalgamation, no Default shall have occurred:

          (a) any Guarantor may amalgamate with any other Guarantor; or

          (b) any Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Company or another Guarantor,

     provided that such Guarantor provides the holders of Notes with prior notice of any such transaction and upon any amalgamation, the resulting company delivers to the applicable Security Agent the Collateral Documents to which each predecessor entity was party and an assumption agreement pursuant to which the amalgamated company confirms its assumption of all of the obligations of the amalgamating companies under the Documents to which each predecessor entity was party and such other security, certificates and opinions as may be required by the Required Holders including, if applicable, a pledge of the amalgamated company's shares.


     6W.  HEDGING CONTRACTS.

     The Company shall not and shall not permit any of its Subsidiaries to engage in currency trading, convert Notes from one currency into another or enter into any currency or interest rate hedge for speculative reasons.


     6X.  INCONSISTENT AGREEMENTS.

     The Company shall not and shall not permit any of its Subsidiaries to enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated by this Agreement by its or their performance of the obligations in connection therewith.


     6Y.  ANNOUNCEMENTS.

     Except as required by Applicable Law, neither the Company nor any Restricted Subsidiary or any Pledgor shall make or permit any press release or other public announcement to be made by or on its behalf which mentions any Purchaser without each Purchaser's prior written approval of the press release or public announcement.


     6Z.  INDUSTRIAL BONDS.

     The Company shall not permit Co-Steel Dofasco LLC to sell the Gallatin County Industrial Revenue Bonds except to another Affiliate or Subsidiary of the Company.


     6AA. ENGLISH FINANCE STRUCTURE COMPANIES.

     Except as set forth in Schedule 6AA, the Company shall not (a) permit any of the English Finance Structure Companies to carry on any business other than the current business activities of providing financing to related companies, (b) permit and shall not permit any of its Subsidiaries to transfer any assets to any of the English Finance Structure Companies, and (c) permit any of the English Finance Structure Companies to incur additional liabilities.


     6BB. INTENTIONALLY DELETED.

     6CC. CO-STEEL C.S.M. CORP.

     Other than its duties as a partner in Gallatin, the Company shall not permit Co-Steel C.S.M. Corp. to carry on any business and the Company shall not and shall not permit any of its Subsidiaries to transfer any assets to, or incur any Indebtedness in respect of, Co-Steel C.S.M. Corp. Notwithstanding the foregoing, the Company may and may permit its Subsidiaries to transfer funds to Co-Steel C.S.M. Corp. (a) pursuant to its regular tax planning if (x) no Default or Event of Default then exists or would occur because of such transfer, and (y) an amount equivalent to the amount so transferred by the Company or such Subsidiary is received by the Company or a Guarantor on the same Business Day as such transfer or (b) if otherwise permitted pursuant to paragraph 6O.


     6DD. FINANCIAL COVENANTS ON AND AFTER JANUARY 15, 2004.

     Commencing with January 15, 2004 and thereafter, this Agreement shall be amended to delete the financial covenants contained in paragraphs 6A through 6F hereof and there shall be substituted therefor the financial covenants contained in paragraphs 6A through 6F as set forth in Schedule 6DD attached hereto (the "REPLACEMENT COVENANTS").


     6EE. INVESTMENTS.

     Except as expressly permitted by paragraph 6O, the Company shall not at any time purchase, acquire or own any stock, bonds, notes, or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture, or agree, become or remain liable to do any of the foregoing, except for the following "PERMITTED INVESTMENTS":

          (a) debt securities having a maturity of not more than one year issued or guaranteed by the United States or Canadian government or by an agency or instrumentality thereof;

          (b) certificates of deposit, bankers acceptances and time deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a Qualified Bank;

     (c) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company either (A) is accorded the highest rating by Standard and Poor's Rating Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc. or (B) is issued by any Bank or an affiliate of any Bank;

     (d) direct obligations of the United States of America or Canada or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America or Canada, in each case maturing in twelve (12) months or less from the date of acquisition;

     (e) ownership of the capital stock of Subsidiaries and ASW Holdings existing on the Restructuring Date or as otherwise provided herein; and

     (f) money market funds or income funds that invest solely in the investments identified in clauses (a) to (d), inclusive, of this definition.


     6FF. PAYMENT OF INTERCOMPANY INDEBTEDNESS.

     The Company shall not permit any Restricted Subsidiary to make any payment on account of principal or interest in respect of the Permitted Intercompany Indebtedness described in Schedule 8V. Notwithstanding the foregoing, so long as no Default or Event of Default exists or would occur because of such a payment and provided that each previous payment pursuant to this sentence has been duly received by a Restricted Subsidiary, it may twice annually permit payment by a Restricted Subsidiary of up to U.S. $10,200,000 in respect of interest on Permitted Intercompany Indebtedness described in Schedule 8V, if the amount of such interest (net of up to Cdn.$100,000 for operating expenses) is received by a Restricted Subsidiary within three Business Days of such payment.


7.   EVENTS OF DEFAULT

     7A.  ACCELERATION.

     If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (a) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (b) the Company defaults in the payment of any interest on any Note or any fee or other amount not referred to in (a) above which is payable under this Agreement for more than 3 Business Days after the date due; or

          (c) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Restricted Subsidiary) prior to any stated maturity, provided, that, the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company on any Subsidiary) shall occur and be continuing exceeds Cdn.$5,000,000 (or its equivalent); or

          (d) any representation or warranty made by any Obligor herein or in any other Document or by any Obligor or any of its officers in any writing furnished in connection with or pursuant to any Document shall be false in any material respect on the date as of which made; or

          (e) the Company fails to perform or observe any term, condition or covenant contained in paragraph 6A, 6B, 6C, 6D, 6E or 6F of this Agreement or the Company or any Guarantor fails to perform or observe the covenants set forth in paragraphs 2L (other than 2L(d)), 6O and 6FF within the time limits set forth therein; or

          (f) the Company or any Guarantor fails to perform or observe any other agreement, term or condition contained herein or in the other Documents and such failure shall not be remedied within 15 days after the earlier of any Responsible Officer obtaining actual knowledge or receiving written notice from any holder of Notes of such failure; or

          (g) the Company or any Subsidiary makes an assignment for the benefit of creditors; or

          (h) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, composition, winding up, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

          (i) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction or takes any corporate action to authorize any of the actions described in this paragraph 7A(i); or

          (j) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (k) the Company ceases carrying on business permanently; or

          (l) an encumbrancer takes possession of or a receiver manager is appointed over all or substantially all of the assets or revenues of the Company or any Subsidiary; or

          (m) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (n) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its

     Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (o) a final judgment, exceeding, either singly or together with other then outstanding final unstayed and undischarged judgments, in the aggregate Cdn.$5,000,000 (or its equivalent), is rendered against the Company or any Subsidiary and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

          (p) any "reportable event" as such term is defined in section 4043 of ERISA occurs in connection with any Plan or trust created thereunder for which the thirty day notice requirement has not been waived under applicable regulations, or any event occurs requiring the Company or any ERISA Affiliate to provide security to a Plan under section 401(a)(29) of the Code; any "prohibited transaction" occurs, as such term is defined in section 4975 of the Code or in section 406 of ERISA, in connection with any Plan or any trust created thereunder; any notice of intent to terminate a Plan or Plans is filed under Title IV of ERISA by the Company or any ERISA Affiliate, any Plan administrator or any combination of the foregoing; any proceedings are instituted by the PBGC to terminate or to cause a trustee to be appointed to administer any Plan; any partial or complete withdrawal is made by the Guarantor or an ERISA Affiliate from any Multiemployer Plan; any proceedings are instituted by a fiduciary of any Plan against the Company or any Code Affiliate to enforce section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; the Company or a Code Affiliate fails to make a required installment under section 412(m) of the Code or to pay any amount or amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA on or before the due date; any application is filed by the Company or a Code Affiliate for a waiver of the minimum funding standard under section 412 of the Code or section 302 of ERISA; or any "reorganization" (as defined in section 418 of the Code or Title IV ERISA) of any Plan which is a Multiemployer Plan occurs; and each such instance individually, or any two or more such instances in the aggregate, would result in liability of the Company or any Code Affiliate or ERISA Affiliate to the Internal Revenue Service, the PBGC or a Plan in an aggregate amount exceeding $1,000,000 (or its equivalent); or

          (q) one or more encumbrancers shall take possession of any Property or assets valued in excess of Cdn.$5,000,000 (or its equivalent) of the Company or any Subsidiary of the Company or a distress or execution or any similar process is levied or enforced against any property or assets valued in excess of Cdn.$5,000,000 (or its equivalent) of the Company or any Subsidiary of the Company and remains unsatisfied for the shorter of a period of 10 days or the period that would permit that property or those assets to be sold in accordance with Applicable Law;

          (r) any provision in this Agreement or any other Document shall terminate or cease to be legally valid, binding and enforceable against the Company, any Guarantor or any Pledgor, as applicable, or if the Company, any Guarantor or any Pledgor, as applicable, contests in any manner, the legality, validity, binding nature or enforceability of this Agreement or any other Document;

          (s) the Company shall fail to pay any amount owing by it under any Hedging Contract and the failure to pay continues for the duration of the grace period (if any) allowable under the Hedging Contract and an early termination date under the Hedging Contract has occurred;

          (t) other than as a result of the conversion or redemption of the Convertible Unsecured Subordinated Debentures to common shares of the Company in accordance with their terms, a change in Control of the Company from that which existed on the Restructuring Date shall have occurred;

          (u) any consent, license or authorization of any Governmental Authority or any other Person which is required to make this Agreement, any Material Contract, any Material License or any other Document legal, valid, binding and enforceable or is required in order to enable the Company, any Guarantor or any other party thereto to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect;

          (v) the Company or any Subsidiary of the Company shall (i) change the nature or scope of its business or (ii) (other than pursuant to an Approved Asset Sale or as contemplated by paragraph 6AA, cease to carry on business;

          (w) all or a material part of the assets of the Company or any Subsidiary of the Company shall be lost or destroyed and the resulting losses are not fully covered by insurance subject to applicable deductibles;

          (x) the institution of any steps by any US Guarantor, any member of its Controlled Group or any other Person to terminate a Plan if, as a result of such termination, such US Guarantor or any such member could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to such Plan, in excess of Cdn.$1,000,000 (or its equivalent);

          (y) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;

          (z) any Release of a Contaminant shall occur or is discovered or any environmental complaint shall be filed by any Person that has, or is reasonably likely to have, a Material Adverse Effect; or

          (aa) in the sole, absolute and unfettered opinion of the Required Holders there shall occur any Material Adverse Effect; or

          (bb) the Company and its Subsidiaries shall have failed to enter into Approved Financings as required by paragraph 5R or shall have refinanced the Bank Agreement and/or the PNC Credit Agreements without the written consent of the Required Holder(s); or

          (cc) PNC exercise its rights or declare a default pursuant to Article 7 of the PNC Credit Agreements or Article 5 of the PNC Parent Guaranty; or

          (dd) the Banks exercise their rights or declare a default pursuant to section 11.01 of the Bank Agreement; or

          (ee) the Banks or PNC shorten the maturity of the Indebtedness under the Bank Agreement or the PNC Credit Agreements, as the case may be, so that such Indebtedness matures sooner than January 15, 2004; or

          (ff) in the sole judgment of the Required Holders, any Collateral Document shall cease to be a valid and perfected first priority security interest against third parties (other than in respect of Permitted Priority Liens), and the Company is unable to rectify the problem to the satisfaction of the Required Holders within 14 days after the Required Holders or a Security Agent gives notice to the Company of the problem; or

          (gg) any Obligor shall default in any material respect under any Material Contract and the Obligor has not, within 30 days of the occurrence of that default, taken steps to remedy, cure or otherwise respond to the default in a manner satisfactory to the Required Holders; or

          (hh) other than as permitted by paragraph 6V, if the Company or any Restricted Subsidiary shall effect or pass an effective resolution authorizing (i) its consolidation, merger or amalgamation with any Person, or (ii) the sale, transfer or other disposition of all, or a material part of, its assets to one or more Persons whether in one transaction or a series of transactions, related or not; or

          (ii) any consent, license or authorization of any Governmental Authority or any other Person which is required to make any Material Contract or any Material License legal, valid, binding and enforceable or is required in order to enable the Company or any Guarantor or any other party thereto to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect; or

          (jj) any consent, license or authorization of any Governmental Authority or any other Person which is required to make this Agreement or any other Document legal, valid, binding and enforceable or is required in order to enable the Company or any Guarantor to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect, then (i) if such event is an Event of Default specified in any of clauses
(g) to (l), inclusive, of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable; (ii) if such event is an any Event of Default specified in clause (a) or clause (b) of this paragraph 7A, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable, and (iii) if such event is an Event of Default specified in any other clause of this paragraph 7A, the Required Holder(s) may, at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable. Upon any Notes becoming due and payable under this paragraph 7A, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Yield-Maintenance Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Yield-Maintenance Amount by the Company in the event that any Note is prepaid or accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.


     7B.  RESCISSION OF ACCELERATION.

     At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (a) the Company shall have paid all overdue interest on the

Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount, (b) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (d) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.


     7C.  NOTICE OF ACCELERATION OR RESCISSION.

     Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.


     7D.  OTHER REMEDIES.

     If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under Applicable Law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.


8.   REPRESENTATIONS, COVENANTS AND WARRANTIES

     The Company represents, covenants and warrants, as of the Restructuring Date, as follows:


     8A.  BINDING OBLIGATION.

     This Agreement and each other Document that the Company is party to constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

     8B.  REAFFIRMATION.

     All representations and warranties made in the Existing Agreements by the Company were true as of the dates of execution of the Existing Agreements.


     8C.  NO DEFAULT.

     Except as disclosed on Schedule 8C with respect to the Existing Agreements (it being agreed hereto that all such existing Defaults and Events of Default on such Schedule 8C are hereby waived by the Purchasers as of the effectiveness of this Agreement), immediately prior to the effectiveness of this Agreement, no Default or Event of Default had occurred and was continuing under the Existing Agreements, and immediately after the effectiveness of this Agreement, no Default or Event of Default will have occurred and be continuing.


     8D.  NO CONFLICT, BREACH, ETC.

     Neither the execution nor delivery of this Agreement, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), any Material Contract, any Material License, the leases for the North York Property or the Significant U.S. Leased Properties or any order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.


     8E.  NO VIOLATION OF LAW OR REGULATIONS.

     The amendment and restatement of the Existing Agreements and the execution and delivery of this Agreement shall not violate any applicable law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).


     8F.  AUTHORIZATION, CONSENT, ETC.

     Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this agreement or fulfillment of or compliance with the terms and provisions hereof or of the Notes.


     8G.  FULL DISCLOSURE.

     None of the financial statements and other certificates previously provided to the holders of Notes pursuant to the provisions of the Existing Agreements nor the statements made in this Agreement nor any other written statements furnished by or on behalf of the Company or any of its Subsidiaries, including, without limitation, the Asset Monetization Program, the Financial Forecasts and the Business Plans, and other written statements furnished to the Purchasers in connection with the proposal and negotiation of this Agreement, the other Documents and the waivers contained in paragraph 8C, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since December 31, 2001 that the Company has not disclosed to the Purchasers in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.


     8H.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

          (a) Schedule 8H is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 8H as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 8H).

          (c) Each Subsidiary identified in Schedule 8H is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.


     8I.  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 8I, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.


     8J.  TITLE TO PROPERTY; LEASES.

          (a) OWNED PROPERTIES. The Company and its Subsidiaries have good and sufficient title to their respective material Properties, including all such Properties reflected in the most recent audited balance sheet delivered to the Purchasers or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary has any interest in any real property other than the Owned Properties and there are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of any Owned Property or which would restrict the transfer of the Owned Properties other than those in connection with a Permitted Asset Sale. The Ontario Properties and the New Jersey Properties (all as described in Schedule 8J(a) comprise all of the Owned Properties that in the reasonable good faith estimate of the Company have a value individually in excess of Cdn.$5,000,000 (or its equivalent).

          (b) LEASED PROPERTIES. The Company is not, nor is any of its Restricted Subsidiaries, bound by any agreement to lease any real property except the Leased Properties. The names of payees under the leases for the Leased Properties, the description of the Leased Properties and the term, rent and other amounts payable under the leases for the Leased Properties are accurately described in Schedule 8J(b). All rent and other payments and obligations required to be paid and performed pursuant to the leases for the Leased Properties have been duly paid and performed. Neither the Company nor any of its Restricted Subsidiaries, as applicable, is in default of any of its obligations under the leases for any of the Leased Properties. The North York Property and the Significant U.S. Leased Properties are the only Leased Properties that are material to the business of the Company or any of its Restricted Subsidiaries.


     8K.  EXISTING INDEBTEDNESS.

     Since March 31, 2002, there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. After giving effect to this Agreement, neither the Company nor any Subsidiary will be in default in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition shall exist with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.


     8L.  SOLVENCY.

          (a) ASSETS GREATER THAN LIABILITIES. The fair value of the business and assets of the Company, taken as a whole, exceeds, as of the Restructuring Date, the liabilities of the Company, taken as a whole, as of such time.

          (b) MEETING LIABILITIES. After giving effect to this Agreement and the other Documents, each of the Company and its Subsidiaries

               (i) will not be engaged in any business or transaction, or about to engage in any business or transaction, for which the Company or such Subsidiary has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and section 548 of the Federal Bankruptcy Code), and

               (ii) will be able to pay its debts as they mature.

     8M.  INTENT.

     The Company is entering into this Agreement and the other Documents to which it is a party without any intent to hinder, delay, or defraud either current creditors or future creditors of the Company.


     8N.  ENVIRONMENTAL MATTERS.

     Except as otherwise disclosed in Schedule 8N, the Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company, any of its Restricted Subsidiaries or any of the English Finance Structure Companies or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Law, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

          (a) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Law or damage to the Environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company, any of its Restricted Subsidiaries or any of the English Finance Structure Companies or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company, any Restricted Subsidiary or any of the English Finance Structure Companies has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Company, any of its Restricted Subsidiaries or any of the English Finance Structure Companies nor has disposed of any Hazardous Materials in a manner contrary to any Environmental Law in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company, any of its Restricted Subsidiaries or any of the English Finance Structure Companies are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


     8O.  LIENS.

     The Collateral Documents create in favor of the Security Agents for and on behalf of the holders of Notes valid, binding and perfected (when registered) Liens on all right, title and interest in all of the Collateral which is the subject matter of the Collateral Documents and those Liens have first priority for all purposes over any other Liens on the Collateral, except for Permitted Priority Liens. The Collateral Documents to which it is a party, including their attached schedules (if any), contain accurate descriptions of all of its material assets and the Collateral Documents to which each Guarantor is a party, including their attached schedules (if any).


     8P.  OWNERSHIP OF INVENTORIES RETAINED ON LEASED PROPERTIES.

     The Company covenants that Co-Steel Distribution Canada Limited has good and marketable title to all of the Inventory retained on Leased Properties located in Canada and Co-Steel USA Distribution, Inc. has good and marketable title to all of the Inventory retained on Leased Properties located in the United States.


     8Q.  OWNERSHIP OF THIRD PARTY ACCOUNTS RECEIVABLE.

     The Company covenants that Co-Steel Distribution Canada Limited has good and marketable title to all of the Accounts Receivable payable by arm's length Account Debtors of any member of the Restricted Group located in Canada, (other than Accounts Receivable relating to the Company's recycling division which are owned by the Company), and Co-Steel USA Distribution, Inc. has good and marketable title to all of the Accounts Receivable payable by arm's length Account Debtors of any member of the Restricted Group located in the United States. Substantially all of the Accounts Receivable are assignable as security for the Notes without the consent of the related Account Debtor or any other Person.


     8R.  CONTRACTS AFFECTED BY CHANGE OF CONTROL.

     The Company is not bound by any material contract or commitment which requires prior approval of any transfer of the shares of any Person which are pledged to a Security Agent for and on behalf of the holders of Notes pursuant to the Stock Pledge Agreements.


     8S.  MATERIAL CONTRACTS AND MATERIAL LICENSES.

          (a) Schedule 8S-1 accurately sets out all Material Contracts and
     Schedule 8S-2 accurately sets out all Material Licenses.

          (b) A true and complete certified copy of each Material Contract and Material License has been delivered to the holders of Notes and each Material Contract and Material License is in full force and effect, unamended except as permitted under this Agreement.

          (c) No event has occurred and is continuing caused by any member of the Restricted Group or, to the best of the Company's knowledge, caused by any other party to a Material Contract or Material License which would constitute a material breach of or a default under any Material Contract or Material License.

          (d) Each Material Contract to which it is a party is binding upon it and, to its knowledge, is a binding agreement of each other Person who is a party to the Material Contract, in each case enforceable in accordance with its terms, subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (e) The Company has not made any prepayments to or received any prepayments from third parties under any Material Contract out of the ordinary course of its business.

          (f) Except as set forth on Schedules 8S-1 and 8S-2, no Material Contract or Material License is assignable without the consent of another party to such Material Contract or the issuer or grantor of such Material License.


     8T.  RESTRICTED SUBSIDIARIES.

     Other than the Guarantors, no Subsidiary has Net Tangible Assets in excess of Cdn.$5,000,000 (or its equivalent).


     8U.  BANK ACCOUNTS.

     Schedule 8U accurately sets out each bank account maintained by the Company and each of its Subsidiaries (other than Gallatin) and accurately sets forth the institution and location where each such account is maintained. Other than as permitted pursuant to paragraph 6FF, the bank account maintained by Acierco S.A. with the Banque de Luxembourg will at no time hold deposits exceeding the lesser of U.S.$1,000,000 and the then contingent tax liability of Acierco S.A. and the bank account maintained by Lake Ontario Steel Company Inc. with Manufacturers and Traders Trust Company in Buffalo, New York will at no time hold deposits exceeding U.S.$500,000; and except as permitted by the foregoing provisions of this sentence, each bank account of the Company or any Subsidiary (other than Co-Steel C.S.M. Corp. and its Subsidiaries) shall be either maintained with the administration agent under the Bank Agreement or PNC or shall be the subject of a Blocked Account Agreement or if it does not meet any of the foregoing criteria then it shall contain less than Cdn.$150,000 (or the Equivalent Amount in U.S.$) and less than Cdn.$600,000 (or equivalent) in the aggregate for all such accounts.

     8V.  INTERCOMPANY INDEBTEDNESS.

     Schedule 8V accurately describes each inter-company loan ("INTERCOMPANY Indebtedness") between the Company and any of its Subsidiaries or between any of its Subsidiaries and another Subsidiary and in each case sets forth the principal amount of each such inter-company loan together with the interest rate it bears and the term of each such inter-company loan.


     8W.  COMPUTER SYSTEMS.

     The Company makes commercially reasonable efforts to ensure that all computer systems owned or leased by it or used in its businesses and material to its business, including hardware and software, are, free from viruses and disabling codes and devices, and it continues to take all steps and implement all procedures necessary to ensure that those systems are free from viruses and disabling codes and shall remain so. The Company has in place appropriate disaster recovery plans, procedures and facilities and has taken all steps and implemented all procedures necessary to safeguard and restrict unauthorized access to its computer systems.


     8X.  INTELLECTUAL PROPERTY RIGHTS.

     The Company is the registered (if registration is possible) and beneficial owner or licensee of, with good and marketable title to, all Intellectual Property Rights. All Intellectual Property Rights which are material to its business are accurately described in Schedule 8X, as amended by written notice by the Company to the Required Holders from time to time. The Company has the right to use the Intellectual Property Rights, all applications and registrations in Canada, the United States and elsewhere, and the Intellectual Property Rights are current, and the conduct of its business does not to its knowledge infringe the intellectual property rights of any other Person.


     8Y.  LICENSES, AGENCY AND DISTRIBUTION AGREEMENTS.

     Schedule 8Y, as amended by written notice by the Company to the Required Holders from time to time, accurately lists all material agreements to which it is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other Property has been granted, licensed or otherwise provided to it or by it to any other Person, or under which it has been appointed or any Person has been appointed by it as an agent, distributor, licensee or franchisee for any of the foregoing. None of the agreements listed in Schedule 8Y grants to any Person any authority to incur any liability or obligation to enter into any agreement on behalf of the Company.

     8Z.  INSURANCE.

     The Company maintains all risks property insurance in connection with its assets and business and other types of insurance, including business interruption insurance and liability insurance with respect to claims for personal injury, death or property damage, with respect to the operation of its business, all with responsible and reputable insurance companies in such amounts and with such deductibles as are customary in the case of businesses of established reputation engaged in the same or similar businesses.


     8AA. FINANCIAL STATEMENTS.

     The annual audited consolidated financial statements of the Company for the fiscal year ended December 31, 2001, furnished to the Purchasers are the most recent annual audited financial statements of the Company and its Subsidiaries. The Company's financial statements have been prepared on a consolidated basis (which consolidation includes all of its Subsidiaries) and in accordance with GAAP, except as stated in the financial statements or in the notes thereto. The Company's audited financial statements (a) present fairly in all material respects the consolidated financial positions and the consolidated results of operations at the dates thereof and for the periods covered therein, and (b) disclose all liabilities of the Company and its Subsidiaries, including contingent or unmatured liabilities as of the date thereof, which are required to be disclosed thereon, in each case in accordance with GAAP.


     8BB. SPECIAL PURPOSE FINANCIAL STATEMENTS.

     The Special Purpose Financial Statements of the Company for the fiscal year most recently ended, furnished to the Purchasers are the most recent Special Purpose Financial Statements of the Company and its Subsidiaries (other than the Unrestricted Subsidiaries). The Special Purpose Financial Statements have been prepared on a consolidated basis (which consolidation includes all of its Subsidiaries (other than the Unrestricted Subsidiaries)), and in accordance with GAAP, except as stated in the Special Purpose Financial Statements or in the notes thereto. The Special Purpose Financial Statements (a) present fairly in all material respects the Company's and its Subsidiaries' (other than the Unrestricted Subsidiaries) financial positions and their results of operations at the dates thereof and for the periods covered therein, and (b) disclose all liabilities of the Company and its Subsidiaries (other than the Unrestricted Subsidiaries) including contingent or unmatured liabilities as of the date thereof, which are required to be disclosed thereon, in each case in accordance with GAAP.

     8CC. FINANCIAL FORECAST.

     The Company has prepared the Financial Forecast and is responsible for developing the assumptions on which the Financial Forecast is based. The Financial Forecast is based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein. With respect to the Financial Forecast, each Purchaser acknowledges (a) that there are uncertainties inherent in attempting to make such projections and forecasts, (b) it is familiar with such uncertainties, and (c) and agrees that the Financial Forecast are projections and the actual results will likely differ. The Financial Forecasts have been approved by the Company's Board of Directors.


     8DD. ASSET MONETIZATION PROGRAM.

     The Company has prepared the Asset Monetization Program and is responsible for developing the assumptions on which the Asset Monetization Program is based. The Asset Monetization Program is based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein. With respect to the Asset Monetization Program, each Purchaser acknowledges (a) that there are uncertainties inherent in attempting to make such a program, (b) it is familiar with such uncertainties, and (c) and agrees that the Asset Monetization Program may not be achieved in the time frame or in amounts projected. The Asset Monetization Program has been approved by the Company's Board of Directors.


     8EE. EMPLOYMENT DISPUTES.

     There are no disputes pending or, to the Company's best knowledge after due inquiry by its Responsible Officers, threatened, between the Company and any of its employees which could reasonably be expected to have a Material Adverse Effect upon it.


     8FF. BENEFIT AND PENSION PLANS.

     The Company's benefit and pension plans are fully insured or otherwise funded in accordance with Applicable Law and all premiums and other payments due by the Company under its benefit and pension plans have been fully paid and all benefits and pension payments due under its benefit and pension plans have been paid. No Pension Plan that is subject to ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code and no Pension Plan that is subject to ERISA has applied for or received a waiver of the minimum funding standards imposed by section 412 of the Code. No Pension Plan that is subject to ERISA has been involved in any transaction that (A) violates the fiduciary requirements of section 404 of ERISA or

(B) is a "prohibited transaction" within the meaning of section 406(a) or 406(b) of ERISA or section 4975(c) of the Code.


     8GG. PENSION PLANS.

     Except as disclosed on Schedule 8GG during the twelve-consecutive-month period prior to the Restructuring Date, no steps have been taken to terminate any Pension Plan (other than a standard termination under section 4041(b) of ERISA), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any US Guarantor or any member of the Controlled Group of any material liability, fine or penalty.


     8HH. N.J.S.C. INVESTMENT CO., INC.

     N.J.S.C. Investment Co., Inc. is inactive and is currently in the process of being dissolved.


     8II. ENGLISH FINANCE STRUCTURE COMPANIES.

     Each of the English Finance Structure Companies carries on the business of providing financing to related corporations or owns the shares of other companies that are English Finance Structure Companies and carries on no other business. The assets and liabilities of each of the English Finance Structure Companies are summarized on Schedule 8II.


     8JJ. HUNGARIAN FINANCE STRUCTURE COMPANIES.

     Each of the Hungarian Finance Structure Companies carries on the business of providing financing to related corporations or owns the shares of other companies that are Hungarian Finance Structure Companies and carries on no other business. The assets and liabilities of each of the Hungarian Finance Structure Companies are summarized on Schedule 8JJ.


     8KK. CO-STEEL C.S.M. CORP.

     Co-Steel C.S.M. Corp. carries on its business as a partner in Gallatin and carries on no other business. Gallatin is an active business which operates a minimill in Kentucky specializing in the production of flat rolled steel. The assets and liabilities of Co-Steel C.S.M. Corp. are summarized on Schedule 8KK.

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
9.   REPRESENTATIONS OF THE PURCHASERS

     The representations made by each Purchaser in the Existing Agreements in respect of the Existing Notes were true as of the date of execution of each Existing Agreement.


10.  DEFINITIONS

     For the purpose of this Agreement, the terms not defined in paragraph 10B but otherwise defined in the introductory sentence and in Sections 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto:


     10A. YIELD-MAINTENANCE AMOUNT TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by:

          (a) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, on the Treasury Yield Monitor page of Standard & Poor's MMS-Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS-Treasury Market Insight or shall cease to be Prudential Capital Group's customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group's customary source of such information), or

          (b) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement

     Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

     Such implied yield shall be determined, if necessary in the Required Holders' sole discretion, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing:

          (a)  such Called Principal into

          (b)  the sum of the products obtained by multiplying

               (i) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by

               (ii) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon (calculated at the Initial Rate) that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that, if such calculation is being made in connection with a payment in respect of a True-Up Event (as defined in the Intercreditor Agreement), interest that would be due for purposes of the calculation above shall be calculated at the Applicable Rate.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 7A , as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of:

          (a)  such Called Principal, plus

          (b) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.

     The Yield-Maintenance Amount shall in no event be less than zero.


     10B. OTHER TERMS.

     "ACCOUNT DEBTOR" shall mean any Person who is obligated to pay any Account Receivable.

     "ACCOUNTS RECEIVABLE" shall mean any right of a Person to payment for goods sold, leased or services rendered in the ordinary course of business, classified as an account receivable in accordance with GAAP.

     "ADDITIONAL PROVISIONS" shall have the meaning specified in paragraph 5Q.

     "ADJUSTED COST BASE" shall mean the dollar amount by which the Unrestricted Subsidiaries would be carried as at December 31, 1998 in the accounts of the Company, if the Unrestricted Subsidiaries were accounted for, from inception, by the equity method of accounting. Furthermore: (a) the Adjusted Cost Base will have no further adjustments subsequent to December 31, 1998 for net income or loss of, or unrealized gains or losses on, the Unrestricted Subsidiaries; (b) consistent with the equity method of accounting all inter-company transactions and balances would be eliminated; and (c) the Adjusted Cost Base will be increased or decreased, as the case may be, for any amounts contributed or received in the form of subscription for equity, contribution of surplus, or receipt of dividends. For greater certainty, realized gains or losses on disposals of Unrestricted Subsidiaries will be reflected in the Special Purpose Financial Statements. For purposes of this definition, the Hungarian Finance Structure Companies and N.J.S.C. Investment Co., Inc. shall be deemed to be Restricted Subsidiaries.

     "AFFILIATE" shall mean:

          (a) as such term is used in paragraphs 6G(h) and 6U, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise); without limiting the foregoing, any Person which is an officer, director or a holder of 10% or more of the shares of any class of capital stock of the Company or any Subsidiary, or a member of the immediate family of any such officer, director or 10% or greater shareholder, shall be deemed to be an Affiliate of the Company; and

          (b) as used elsewhere in this Agreement, with respect to any Person, any of (i) a director or executive officer of the Person or any other Person described in clause (ii) below and (ii) any other Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person and, with respect to the Company, shall include each of its Subsidiaries.

     "AGREEMENT" shall have the meaning specified in paragraph 1A(b).

     "APPLICABLE LAW" shall mean, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, by-laws, treaties, judgments and decrees and all applicable official directives if legally binding and all other legally binding requirements of any Governmental Authority or Person having authority over such Person, property, transaction or event.

     "APPLICABLE RATE" shall mean, for any interest payment date in respect of the Series A Notes and the Series B Notes, the Initial Rate for such Series plus the applicable margin set forth below, based upon the ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA as in effect on such date:


---------------------------------------------------------
Consolidated Total Net Debt to           Applicable
Normalized Consolidated EBITDA           Margin
---------------------------------------------------------
=<3:0                                          0%
---------------------------------------------------------
> 3:0, =<4:0                                 .50%
---------------------------------------------------------
> 4.0, =<5.0                                1.25%
---------------------------------------------------------
> 5.0, <=7.5                                1.75%
---------------------------------------------------------
>7.5                                        2.00%
---------------------------------------------------------

For purposes of the foregoing, the rate per annum shall be determined and adjusted on the date (the "RATE ADJUSTMENT DATE") one Business Day after the unaudited quarterly financial statements and the related Officer's Certificate required pursuant to paragraph 5A are delivered to the Purchasers. If the Company fails to deliver the unaudited quarterly financial statements and related Officer's Certificate as required pursuant to paragraph 5A, on or before any Rate Adjustment Date, the rate per annum shall be adjusted to an amount equal to the Initial Rate plus 2.00% from such Rate Adjustment Date until such time that the unaudited financial statements and related Officer's Certificate are delivered to the Purchasers, whereupon the rate per annum shall be adjusted as provided above, until the next Rate Adjustment Date.

     "APPROVED ASSET SALE" shall have the meaning specified in paragraph 6L.

     "APPROVED FINANCINGS" shall mean refinancings of, or replacement facilities for, each of the Bank Agreement and the PNC Credit Agreements, all on terms and conditions and with documentation reasonably satisfactory to the Required Holder(s).

     "ASSET MONETIZATION PROGRAM" shall mean the written plan and timetable for divesting all non-core assets of the Company and its Subsidiaries, dated February 25, 2002 and attached hereto as Exhibit D, as revised from time to time pursuant to paragraph 5AA. The Asset Monetization Program shall be updated as required by changes to the Strategic Plan, Collateral Audit and/or the Business Plans and shall be approved by the Company's board of directors.

     "ASW HOLDINGS" shall mean ASW Holdings plc, a corporation incorporated under the laws of England.

     "AUDITOR" shall mean (a) PricewaterhouseCoopers LLP, Chartered Accountants, or (b) another nationally recognized firm of chartered accountants who at the relevant time (i) are the duly appointed auditors of the Company and (ii) are in fact independent of the Company.

     "BA EQUIVALENT NOTE" shall mean a non-interest bearing note, issued by the Company in the amount and for the same term as the Bankers' Acceptance the Banks would otherwise have been required to discount under the Bank Agreement, at a purchase price calculated on the same basis as Bankers' Acceptances are discounted by the administration agent under the Bank Agreement.

     "BANK AGREEMENT" shall mean that certain Credit Agreement, dated as of April 30, 2002 (together with any amendment, modification, supplement thereto or replacement thereof) by and among the Company, the various Guarantors party thereto, The Toronto-Dominion Bank, as administration agent and the Banks.

     "BANKER'S ACCEPTANCE" shall mean a depository bill, as defined in the Depository Bills and Notes Act (Canada) in Canadian dollars that is in the form of a draft signed by the Company and accepted by a Bank or, for a Bank not participating in clearing services as contemplated in that Act, a draft or other bill of exchange in Canadian dollars that is drawn by the Company and accepted by a Bank.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (h) of paragraph 7A.

     "BANKS" shall mean the Toronto Dominion Bank, The Bank of Nova Scotia and other lenders from time to time party to the Bank Agreement.

     "BI-ANNUAL AUDITOR'S REPORT" shall have the meaning specified in paragraph 5EE.

     "BLOCKED ACCOUNT AGREEMENT" shall mean a blocked account agreement entered into by a bank or other financial institution with which the Company or a Subsidiary (other than Co-Steel C.S.M Corp and its Subsidiaries) maintains an account, in form and substance acceptable to the Required Holders.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Toronto, Ontario, are required or authorized to be closed.

     "BUSINESS PLAN" shall mean, for each fiscal year, a detailed and comprehensive 24-month business plan and forecast for the Company, which includes a written management discussion, and shall be in form and substance satisfactory to the Required Holder(s) and approved by the Company's board of directors.

     "CANADIAN DOLLARS", "CDN. DOLLARS", AND "CDN.$" shall mean lawful currency of Canada.

     "CANADIAN SECURITY AGENT" shall mean Computershare Trust Company of Canada (and its permitted successors and assigns) in its capacity as Canadian security agent for and on behalf of the administration agent and Banks under the Bank Agreement, the holders of Notes and PNC pursuant to the Intercreditor Agreement.

     "CAPITAL EXPENDITURE" shall mean any expenditure made by any Person for the purchase, lease or acquisition of capital assets (other than Current Assets) required to be capitalized in accordance with GAAP, including, without limitation, Capitalized Lease Obligations.

     "CAPITALIZED LEASE OBLIGATION" shall mean, with respect to any Person, at any time, all liabilities of the Person as lessee in respect of all rentals under any lease of (or other arrangement conveying the right to use) real or personal property, which, in accordance with GAAP, have been or are required to be capitalized on the books of such Person; the term "rentals" shall mean, all payments which the lessee is required to make by the terms of any lease or other arrangement.

     "CLOSING" shall have the meaning specified in paragraph 2A.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CODE AFFILIATE" shall mean each Person which together with the Company or any of its Subsidiaries is treated as a "single employer" under subsection (b),
(c), (m), (n) or (o) of section 414 of the Code.

     "COLLATERAL" shall mean all Property, of whatever nature or kind, which is the subject of any Lien created by any Collateral Document.

     "COLLATERAL AUDIT" shall have the meaning specified in paragraph 5BB of this Agreement.

     "COLLATERAL DOCUMENTS" shall mean each Mortgage and Leasehold Mortgage (and Landlord Consents as necessary), each Security Agreement, any Blocked Account Agreement, each Stock Pledge Agreement (including delivery to the applicable Security Agent of original share certificates representing the capital stock in each Initial Guarantor, ASW Holdings and the other pledged entities together with duly executed stock transfer powers), each UCC-1 Financing Statement (and other registrations) required to be filed to perfect the Security Agents' interests in assets of the Company and the Guarantors, the Insurance Assignments, the Debentures and each Moveable Hypothec.

     "COMPANY" shall have the meaning specified in the introductory paragraph of this Agreement.

     "CONSOLIDATED CURRENT ASSETS" shall mean, for any period, the trade accounts receivable (net of any allowance for doubtful accounts and prepaid expenses) and inventory (net of obsolescence or valuation reserves) of the Company which, at the date of determination, are, in accordance with GAAP, classified as current on the balance sheet contained in the most recent Special Purpose Financial Statements, but excluding cash and cash equivalents.

     "CONSOLIDATED CURRENT LIABILITIES" shall mean, for any period, the accounts payable and accrued liabilities of the Company which, at the date of determination, are, in accordance with GAAP, classified as current on the balance sheet contained in the most recent Special Purpose Financial Statements, but excluding bank indebtedness and the current portion of long-term liabilities.

     "CONSOLIDATED EBITDA" shall mean for any period (a) the Consolidated Net Income in the period; plus (b) Consolidated Net Interest Expense in the period; plus (c) income taxes, whether paid or deferred, which are deducted in determining Consolidated Net Income in the period, if any; plus (d) depreciation and amortization expense for the period; minus (e) to the extent added in determining Consolidated Net Income, extraordinary gains; plus (f) to the extent deducted in determining Consolidated Net Income, non-cash extraordinary losses (which for greater certainty shall include the non-cash Cdn.$13 million pension curtailment charge from the third fiscal quarter of 2001); plus (g) all cash receipts from Gallatin that have been used by the Company and its Subsidiaries to permanently repay Indebtedness to the holders of the Notes, PNC and the Banks; (h) to the extent deducted in determining Consolidated Net Income, unrealized foreign exchange losses; minus (i) the amount of loans or advances to Gallatin made pursuant to paragraph 6O; minus (j) to the extent added in determining Consolidated Net Income, unrealized foreign exchange gains; all as set forth on the Special Purpose Financial Statements for such period, all as determined in accordance with GAAP.

     "CONSOLIDATED NET INCOME" shall mean, with reference to any period, any net earnings (or net loss) for such period as set forth on the Special Purpose Financial Statements for such period.

     "CONSOLIDATED NET INTEREST EXPENSE" shall mean, for any period, the aggregate of interest charges, finance charges and debt service charges, fees or discounts for borrowed money, paid, payable or accrued in respect of interest-bearing Indebtedness (including without limitation Bankers' Acceptances) net of all interest and dividend income and specifically excluding all fees (but not interest charges) payable under or in connection with this Agreement for such period, all as set forth on the Special Purpose Financial Statements for such period, plus, for greater certainty, all interest, calculated on an accrual basis, on the equity component of the Convertible Unsecured Subordinated Debentures before income taxes.

     "CONSOLIDATED TOTAL NET DEBT" shall mean, as of any date, the principal amount of all outstanding interest bearing Indebtedness including, without limitation, the principal amount of the Convertible Unsecured Subordinated Debentures, the face amount of outstanding Bankers' Acceptances, Letters of Credit, and the amount of Capitalized Lease Obligations (net of interest component) but specifically excluding accounts payable and accrued liabilities, and deducting cash and short term investments (rated R-1 (middle) or better by Dominion Bond Rating Service), all as set forth on the Special Purpose Financial Statements as of such date plus the face amount of all guarantees provided by any Restricted Subsidiary for the benefit of any Unrestricted Subsidiary (excluding, for greater certainty, the guarantee by the Company of the obligations of Co-Steel (UK) Limited pursuant to the share purchase agreement dated December 23, 1998 between Co-Steel (UK) Limited, ASW Holdings and the Company).

     "CONTAMINANT" shall mean any pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, hazardous waste, hazardous material, hazardous substance, nuclear material, contaminant or like substance including any of the foregoing controlled, regulated or prohibited under any Environmental Law or otherwise.

     "CONTROL" shall mean with respect to a body corporate deemed to be controlled by another person or by two or more bodies corporate that (a) voting securities of the first-mentioned body corporate carrying more than 50 percent of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such other person or by or for the benefit of such other bodies corporate; and (b) the votes carried by such securities are sufficient, if exercised, to elect a majority of the board of directors of the first-mentioned body corporate and "CONTROLLED" shall have a corresponding meaning.

     "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or business (whether or not incorporated) under common control which, together with each US Guarantor, are treated as a single employer under section 414 of the Code or section 4001 of ERISA.

     "CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES" shall mean the Company's 6.50% Convertible Unsecured Subordinated Debentures issued pursuant to a prospectus dated April 14, 1997.

     "CO-STEEL HUNGARY" means Co-Steel Liquidity Management Hungary Limited Liability Company, a corporation incorporated pursuant to the laws of Hungary and licensed as a Hungarian off-shore company.

     "CUMULATIVE CONSOLIDATED EBITDA" shall mean Consolidated EBITDA calculated for a period from October 1, 2001 to the date of calculation, which date shall be the last calendar day of a month.

     "CURRENT ASSETS" shall mean the consolidated current assets of any Person, as defined and determined in accordance with GAAP.

     "DEBENTURE" shall mean a Debenture from any Obligor in favor of the Canadian Security Agent on behalf of the holders of Notes, PNC and the Banks containing a first ranking fixed charge (subject to Permitted Liens) with respect to the Company's leasehold interest in the North York Property, the Company's freehold interest in each Ontario Property and other assets and a floating charge over the remaining present and future assets of such Obligor delivered or pledged to the Canadian Security Agent pursuant to a debenture pledge agreement.

     "DEFERRED PRINCIPAL AMOUNTS" shall mean, collectively, the Deferred Series A Amounts and the Deferred Series B Amounts.

     "DEFERRED SERIES A AMOUNTS" shall have the meaning specified in paragraph 4A(a).

     "DEFERRED SERIES B AMOUNTS" shall have the meaning specified in paragraph 4A(b).

     "DISPOSAL" shall mean the sale, lease, transfer or other disposition of Property of the Company or any of its Restricted Subsidiaries, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

     "DOCUMENTS" shall mean each of this Agreement, any Note, any Guarantee, any Collateral Document, the Intercreditor Agreement, the Standstill Agreement and all certificates and other documents delivered or to be delivered to the Purchasers pursuant to this Agreement or any other Document.

     "ENGLISH FINANCE STRUCTURE COMPANIES" shall mean each of Co-Steel Amsterdam B.V., Co-Steel (UK) Limited and Cansteel Antilles N.V.

     "ENVIRONMENT" shall mean soil, surface waters, ground waters, land stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

     "ENVIRONMENTAL LAW" shall mean any environmental or health and safety-related law, regulation, rule or ordinance at the Canadian, United States or British federal, state, provincial or local level, whether existing as of the date hereof, whether or not previously enforced, and, for purposes of complying in the future with such laws, regulations, rules or ordinances, those that are subsequently enacted.

     "ENVIRONMENTAL PERMITS" shall mean all permits, licenses and other authorizations required under any applicable Environmental Law.

     "EQUIVALENT AMOUNT" shall mean, on any date, the equivalent amount in Canadian Dollars or United States Dollars, as the case may be, after giving effect to a conversion of a specified amount of United States Dollars to Canadian Dollars or of Canadian Dollars to United States Dollars, as the case may be, at the official noon rate of exchange as quoted by the Bank of Canada on page BOFC on Reuters service for the purchase of the applicable currency in the wholesale market on the date in question at approximately noon (Toronto time) for the purchase of United States Dollars with Canadian Dollars or at the rate that is the reciprocal thereof for the purchase of Canadian Dollars with United States Dollars, as the case may be.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCESS REVOLVER PAYDOWN" shall have the meaning specified in the Intercreditor Agreement.

     "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

     "EXISTING AGREEMENTS" shall have the meaning specified in paragraph 1A(b).

     "EXISTING 1994 AGREEMENT" shall have the meaning specified in paragraph 1A(a).

     "EXISTING 1997 AGREEMENT" shall have the meaning specified in paragraph 1A(b).

     "EXISTING NOTES" shall have the meaning specified in paragraph 1A(b).

     "EXISTING SERIES A NOTES" shall have the meaning specified in paragraph 1A(a).

     "EXISTING SERIES B NOTES" shall have the meaning specified in paragraph 1A(b).

     "FAIR MARKET VALUE" shall mean, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively, as determined in good faith by the Board of Directors of the Company.

     "FINANCIAL FORECAST" shall mean the financial forecast for the Company and its Subsidiaries dated October 1, 2001 for the fiscal years ending December 31, 2001, 2002 and 2003, which financial forecast is attached hereto as Schedule 8CC.

     "FOREIGN PENSION PLAN" shall mean any plan, fund or other similar program established or maintained by, or for the benefit of the employees of, any Restricted Subsidiary or the Company which provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement and is not subject to ERISA.

     "GAAP" shall mean, as of any time of determination, generally accepted accounting principles applicable in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants as in effect at such time of determination.

     "GALLATIN" shall mean Gallatin Steel Company, a partnership created under the laws of the Commonwealth of Kentucky.

     "GALLATIN COUNTY INDUSTRIAL REVENUE BONDS" shall mean the industrial revenue bonds issued by Gallatin to Gallatin County, Kentucky, U.S.A. pursuant to an indenture dated as of March 1, 1994.

     "GALLATIN PROJECT CONTRACTS" shall mean the Agreement between the Company and Dofasco Inc. made April 30, 1993 and the related Partnership Agreement between Co-Steel C.S.M. Corp. and Dofasco Gallatin Inc. made as of May 11, 1993, as amended by the First Amending Agreement made June 24, 1993.

     "GOVERNMENTAL AUTHORITY" shall mean the government of any nation or any province, municipality, state or other political subdivision of any nation, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

     "GUARANTEE" shall mean a guarantee agreement from a Guarantor in favor of the Purchasers, guaranteeing the payment and performance of all obligations to the Purchasers, substantially in the form of Exhibit E hereto.

     "GUARANTOR" shall mean each Initial Guarantor and each Subsidiary of the Company which becomes a party hereto as a Guarantor from time to time pursuant to paragraph 5M.

     "HAZARDOUS MATERIAL" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, or any other federal, state, provincial or local environmental law, regulation, ordinance, rule, or by-law of the United States, Canada or the United Kingdom, whether existing as of the date hereof, previously enforced, or subsequently enacted.

     "HEDGING CONTRACT" shall mean a contract entered into between the Company and any Bank under the Bank Agreement with respect to any interest rate or currency hedging product.

     "HUNGARIAN FINANCE STRUCTURE COMPANIES" shall mean Goldmarsh Enterprises, Acierco S. A. and Co-Steel Hungary.

     "HUNGARIAN GUARANTEE" shall have the meaning set out in paragraph 2L(d).

     "HUNGARIAN GUARANTEE DOCUMENTS" shall have the meaning set out in paragraph 2L(d).

     "HUNGARIAN LOAN NOTES" shall mean:

          (i) promissory note from Co-Steel C.S.M. Corp. for U.S.$25,000,000 maturing November 23, 2004 (Approximate Cdn.$39,730,000);

          (ii) promissory note from Co-Steel C.S.M. Corp. for U.S.$25,000,000 maturing November 23, 2004 (Approximate Cdn.$39,730,000);

          (iii) promissory note from Co-Steel C.S.M. Corp. for U.S.$28,650,000 maturing July 31, 2006 (Approximate Cdn.$45,530,000);

          (iv) term loan to Co-Steel USA Holdings, Inc. for U.S.$100,000,000 maturing January 8, 2008 (Approximate Cdn.$158,920,000);

          (v) term loan to Co-Steel Sayreville, Inc. for U.S.$13,000,000 maturing January 30, 2008 (Approximate Cdn.$20,659,600);

          (vi) term loan to Co-Steel Sayreville, Inc. for U.S.$3,600,000 maturing June 30, 2008 (Approximate Cdn.$5,721,120);

          (vii) term loan to Co-Steel Sayreville, Inc. for U.S.$5,683,330 maturing June 30, 2008 (Approximate Cdn.$9,031,948); and

          (viii) promissory note from Co-Steel C.S.M. Corp. for U.S.$150,000 (Approximate Cdn.$238,000).

     "HUNGARIAN LOAN REORGANIZATION DOCUMENTS" shall have the meaning set out in paragraph 2L(d).

     "INCHOATE LIEN" shall mean, with respect to any property or asset of any Person, the following Liens:

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          (a) any Lien for taxes, local improvement charges, levies, rates, assessments or utility charges not yet due or being contested in good faith by appropriate proceedings and for which a provision has been taken in accordance with GAAP, if applicable;

          (b) any carriers, warehousemen, mechanics, or materialmen's lien in respect of charges accruing in favor of any Person, so long as the charges are not yet due or are being contested in good faith by appropriate proceedings and for which a provision has been taken in accordance with GAAP, if applicable; and

          (c) undetermined or inchoate liens, privileges or charges incidental to current operations which have not at such time been filed pursuant to law against the Person's property or assets or which relate to obligations not due or delinquent.

     "INDEBTEDNESS" shall mean, with respect to any Person, at any time, the aggregate, without duplication, of:

          (a) all indebtedness, obligations and liabilities, (other than accounts payable and accrued liabilities), of the Person which, in accordance with GAAP, would be included in determining total liabilities as shown in the liability section of the balance sheet of the Person, including, without limitation, indebtedness, obligations and liabilities for borrowed money (whether on account of principal, interest or otherwise) or in respect of any bankers' or trade acceptance credit facility, but excluding, for greater certainty, any inter-company debt that is eliminated upon consolidation;

          (b) all indebtedness, obligations and liabilities of the Person secured by any Lien on any property or asset owned or held by the Person, whether or not any other Person has assumed or is liable for the indebtedness, obligations or liabilities so secured and whether or not the rights and remedies of the secured party are limited to repossession or sale of the property or assets covered, but, for greater certainty, excluding operating leases;

          (c) any Synthetic Lease or other transfer of property of assets which has been made with recourse to the transferor or any obligation to repurchase any property or assets or to purchase property or assets regardless of the delivery or non-delivery thereof;

          (d) any liability under any instrument of guarantee or indemnity or arising under any guarantee, endorsement or undertaking which may be made or issued to others for the account of the Person and at the request of

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     such Person, including any Advance made by way of Letter of Credit or
     Banker's Acceptance or BA Equivalent Note;

          (e) all indebtedness, obligations and liabilities of others which the Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or other obligation to pay or under agreement (contingently or otherwise) to purchase, repurchase or otherwise acquire or become liable for, or in respect of which the Person has provided a comfort letter or agreed to supply or advance funds (whether by way of loan, share purchase or capital contribution, through a commitment to pay for property or services regardless of the non-delivery of the property or the non-furnishing of the services or otherwise) or in respect of which the Person has otherwise become directly or indirectly liable; and the amount of each such indebtedness, obligation or liability (each in this definition a "GUARANTEE OF INDEBTEDNESS") shall be deemed to be the amount of the Indebtedness in respect of which the Guarantee of Indebtedness relates, unless the Guarantee of Indebtedness is limited to a determinable amount in which case the amount of the Guarantee of Indebtedness shall be deemed to be the lesser of the amount of the Indebtedness in respect of which the Guarantee of Indebtedness relates and the determinable amount and for greater certainty, a Guarantee of Indebtedness shall be deemed to be in the same principal amount and bear the same rate of interest as the Indebtedness which is the subject of such Guarantee of Indebtedness;

          (f) all liabilities of the Person as a partner or venturer in any partnership, joint venture or other enterprise;

          (g) all items of indebtedness convertible into, or exchangeable for, shares in the capital of the Person;

          (h) all shares in the capital of, or partnership units in, the Person which are redeemable or retractable at the option of any Person (other than the Person in respect of whom a determination of Indebtedness is being made); and

          (i) any Capitalized Lease Obligation.

     "INITIAL GUARANTOR" shall mean each of the Restricted Subsidiaries (other than the Hungarian Finance Structure Companies) in existence as of the Restructuring Date.

     "INITIAL RATE" shall mean (a) 8.57% per annum in the case of the Series A Notes, and (b) 9.09% per annum in the case of the Series B Notes.

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     "INSURANCE ASSIGNMENT" shall mean any assignment in favor of the applicable
Security Agent by each Obligor of all insurance, including business interruption, liability and property insurance, maintained by each Obligor in respect of their respective businesses and assets, together with evidence of (a) the applicable Security Agent being noted as loss payee as its interests may appear; or (b) in the case of liability policies, the applicable Security Agent being noted as additional insured; or (c) in the case of any insurance maintained in respect of the Ontario Properties, that insurance being endorsed with a standard mortgage clause (as approved by the Insurance Bureau of Canada, from time to time); or (d) in the case of any insurance maintained in respect of the New Jersey Properties, that insurance being endorsed with a standard mortgage clause.

     "INSURANCE PROCEEDS" shall mean all proceeds of any insurance policy maintained by the Company or any Subsidiary and shall not include insurance proceeds less than Cdn.$2,500,000 (or its equivalent) in respect of any one instance or less than Cdn.$5,000,000 (or its equivalent) annually which may be retained by the Company or applicable Subsidiary. For greater certainty if the Company or any Subsidiary receives Insurance Proceeds consisting of property insurance and business interruption insurance in respect of the same loss, the amount of the business interruption insurance shall not be used in determining such Cdn.$2,500,000 and Cdn.$5,000,000 thresholds.

     "INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, trademarks, trade names, service marks, copyrights, industrial designs, inventions, technology and other similar rights which are material to its business and owned by the Company, all rights licensed by it to third parties and all rights by which it has the use of any patents, trade-marks, trade names, service marks, copyrights, industrial designs, inventions, technology or other similar rights owned by others.

     "INTERCOMPANY INDEBTEDNESS" shall have the meaning specified in paragraph
8V.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement, dated as of the Restructuring Date, among the Banks, the Purchasers, PNC, the Canadian Security Agent and the U.S. Security Agent, and acknowledged and agreed to by the Company, for itself and on behalf of its Subsidiaries, as amended, restated, supplemented or otherwise modified from time to time.

     "INVENTORY" shall mean tangible personal property that is held by a Person for sale or lease or that has been leased or that is to be furnished or has been furnished under a contract of service, or that is raw materials, work in process or materials used or consumed in a business or profession, which has been, or properly may be, classified as inventory in accordance with GAAP.

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     "INVESTMENT CAPITAL" shall mean any cash or cash equivalents received in respect of any investment made in the Company or any of its Subsidiaries by a Person that is not the Company or any Subsidiary.

     "KEY EMPLOYEE LOANS" shall mean loans to key employees of the Company for the purpose of purchasing shares of the Company or for other employment benefits.

     "LANDLORD'S CONSENTS" shall mean collectively, such consents from the landlords of the Leased Properties to the granting of a Lien in favor of a Security Agent and such other matters in the form and substance satisfactory to the Required Holders as the Required Holders may reasonably request.

     "LEASED PROPERTIES" shall mean all lands and premises described in Schedule 8J(b) and any lands and premises which are subsequently leased by any Obligor.

     "LEASEHOLD MORTGAGE" shall mean a leasehold mortgage with assignment of subleases and rents, security agreement and fixture filing as a first ranking encumbrance against all leasehold property, right, title and interest in the premises identified thereon in favor of a Security Agent on behalf of the holders of Notes, PNC and the Banks (subject in each case to Permitted Priority Liens).

     "LETTER OF CREDIT" shall mean a documentary or stand-by letter of credit or letter of guarantee issued by a Bank at the request and for the account of the Company under the Bank Agreement.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or Inchoate Lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code and/or the Personal Property Security Act of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MARCH 2002 SIGNIFICANT SHARE OFFERING" shall mean the Company's offering of 20,907,000 of its common shares which closed on March 12, 2002.

     "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Company and the Guarantors taken as a whole, (a) a material adverse effect upon the validity or enforceability of this Agreement, the Collateral Documents, any Guarantee or the Intercreditor Agreement, (b) a material adverse effect on the business, properties, assets, financial condition, results of operations or prospect of the Company and the Guarantors, taken as a whole, (c) an event, circumstance or effect that impairs

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materially the ability of the Company and the Guarantors, taken as a whole, to duly and punctually pay or perform their obligations in respect of this Agreement, the Notes and the other Documents, or (d) an event, circumstance or effect that impairs materially the ability of the holders of the Notes, to the extent permitted, to enforce their legal remedies pursuant to this Agreement, the Notes and the other Documents.

     "MATERIAL CONTRACTS" shall mean, collectively, those contracts listed in
Schedule 8S-1 and any contract or lease to which an Obligor is now or hereafter becomes a party and which is at any time on or after the date of this Agreement, material to the business of any Obligor in each case whether oral or written, and in each case as the same may be amended, supplemented or otherwise modified and in effect from time to time, but excluding (a) any collective agreements,
(b) any pension plan and benefits agreements, and (c) insurance policies.

     "MATERIAL LICENSES" shall mean, collectively, those licenses, permits or approvals listed on Schedule 8S-2 and any license, permit or approval issued by any Governmental Authority, applicable stock exchange or securities commission, to an Obligor, and which is at any time on or after the date of this Agreement, necessary or material to the business and operations of an Obligor or to the listing of its securities.

     "MORTGAGE" shall mean a mortgage with assignment of leases and rents if any, security agreement and fixture filing as a first ranking encumbrance against all real property, right, title and interest in the properties identified therein in favor of the U.S. Security Agent on behalf of the holders of Notes, PNC and the Banks (subject in each case to Permitted Priority Liens) and shall include each Mortgage listed on Schedule 10B-2 hereto.

     "MOVEABLE HYPOTHEC" shall mean a deed of moveable hypothec entered into by any Obligor in favor of the Canadian Security Agent on behalf of the holders of Notes, PNC and the Banks creating a first ranking security interest in favor of the Canadian Security Agent on all the present and future assets of such Obligor located in the Province of Quebec (subject in each case to Permitted Priority Liens).

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NET CASH PROCEEDS" shall mean the cash proceeds (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of any sale of any Property or of any offering of debt or equity securities, net of (without duplication): (a) reasonable and documented legal, accounting and investment banking fees and/or commissions actually paid to any

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Person that is not an Affiliate of the Company, (b) in the case of an asset disposition, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted under this Agreement (other than those created pursuant to the Collateral Documents) on any asset which is the subject of the asset disposition, (c) amounts agreed among the administration agent on behalf of the Banks, the Required Holders and PNC pursuant to the Intercreditor Agreement, and (d) in the case of an asset disposition, other customary fees actually incurred in connection with the sale, all net of taxes paid or reasonably estimated to be payable as a result of the asset disposition.

     "NET TANGIBLE ASSETS" shall mean, with respect to any Subsidiary the aggregate amount of assets of such Subsidiary after deducting therefrom (a) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles; (b) all equity held by it in another Subsidiary, and (c) inter-company loans and advances to another Subsidiary of the Company, all as set forth on the most recent balance sheet of such Subsidiary, computed in accordance with GAAP (provided that such balance sheet shall be prepared on a non-consolidated basis).

     "NEW HOLDCO" shall have the meaning set out in Schedule 2L(d).

     "NEW JERSEY PROPERTIES" shall mean the lands and premises described in
Schedule 8J(a) that are located in New Jersey and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on those lands.

     "NEW SUBORDINATED LOAN NOTES" shall have the meaning set out in Schedule 2L(d).

     "NON-RESIDENT TAX" shall mean any and all present and future Tax, imposed, assessed, levied or collected by or for the account of (a) Canada or any political subdivision or taxing authority thereof or therein, or (b) such other taxing jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company may now or hereafter reside or be treated (by such taxing jurisdiction) as residing for tax purposes or with which the Company has any relation or asserted relation forming the basis for the imposition, assessment, levy or collection of any Tax but excluding Tax imposed upon the overall net income of a holder of Notes by virtue of the residence, business activities, organization or similar criterion of a holder in the jurisdiction imposing such Tax and excluding Tax, if any, imposed pursuant to Part I of the Income Tax Act (Canada) and Part II of the Corporations Tax Act (Ontario) ("HOLDER TAX").

     "NORMALIZED CONSOLIDATED EBITDA" shall mean Consolidated EBITDA calculated on a rolling twelve-month basis, except for the period ended December

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
31, 2001 only, which shall be calculated using only the preceding 9 months beginning April 1, 2001 and annualizing such number over 12 months.

     "NORMALIZED CONSOLIDATED EBITDA NET OF CAPEX" shall mean, for any period, Normalized Consolidated EBITDA minus (a) cash capital expenditures, (b) to the extent not already deducted in the calculation of Normalized Consolidated EBITDA, scheduled payments in respect of Capitalized Lease Obligations, and (c) to the extent not otherwise already deducted in the calculation of Normalized Consolidated EBITDA, mandatory funding requirements in respect of pension obligations, in each case of any member of the Restricted Group during such period.

     "NORTH YORK PROPERTY" shall mean the leased premises of the Company located at 55 Fenmar Drive, North York, Ontario.

     "NOTES" shall have the meaning specified in paragraph 1A.

     "OBLIGOR" shall mean each of the Company and the Guarantors.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

     "ONTARIO PROPERTIES" shall mean the lands and premises described in
Schedule 8J(a) that are located in Ontario, Canada and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on those lands.

     "OWNED PROPERTY" shall mean the lands and premises described in Schedule 8J(a) and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on these lands.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

     "PENSION PLAN" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which each US Guarantor or any corporation, trade or business that is, along with such US Guarantor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "PERMITTED ASSET SALES" shall mean, in respect of the Company and its Subsidiaries, (a) sales of inventory in the ordinary course of business upon

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
customary credit terms; (b) sales of assets between or among the Obligors; and
(c) sales of assets (excluding items set forth in (a) or (b)) valuing less than Cdn.$2,500,000 (or its equivalent) individually and less than Cdn.$5,000,000 (or its equivalent) in the aggregate per annum.

     "PERMITTED INTERCOMPANY INDEBTEDNESS" shall mean (a) loans from an Unrestricted Subsidiary to a Restricted Subsidiary, provided that no such loan exceeds Cdn.$1,500,000 (or its equivalent) and that such loans in the aggregate do not exceed Cdn.$3,000,000 (or its equivalent); (b) loans from a Restricted Subsidiary to another Restricted Subsidiary; and (c) Intercompany Indebtedness described in Schedule 8V.

     "PERMITTED INVESTMENTS" shall have the meaning specified in paragraph 6EE.

     "PERMITTED LIENS" shall mean, with respect to any property or asset of any Person, the following Liens:

     (a)  any Inchoate Lien;

     (b)  Liens respecting Priority Payables;

     (c) minor encumbrances, and those municipal agreements, easements, rights of way, servitudes, rights in the nature of an easement, reservations, restrictions and other similar rights in land granted to or reserved by other Persons, rights of way for sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties which do not in the aggregate materially detract from the value of the real properties or materially impair their use or operation;

     (d) Liens arising out of judgments or awards against such Person with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which such Person has created adequate reserves or has adequate insurance protection; provided, however, that at no time may the aggregate dollar amount of such liens exceed Cdn.$5,000,000 (or its equivalent);

     (e) Liens respecting Capitalized Lease Obligations provided such Liens secure Indebtedness which is permitted under paragraph 6G;

     (f) any right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by such Person, or by any statutory provision to terminate any such lease, license,

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
franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof;

     (g) security by such Person to a utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of such Person and in the ordinary course of its business;

     (h) reservations, limitations, provisos and conditions, if any, expressed in any original grants from a Governmental Authority, as applicable;

     (i) any Lien securing a purchase money obligation, provided that (i) no such Lien affects any Property other than the Property acquired by the incurring of such purchase money obligation; (ii) such Lien does not secure an amount in excess of the original purchase price of such Property, less repayments made from time to time; and (iii) such Liens secure Indebtedness which is permitted under paragraph 6G.

     (j) the Liens in favor of the Security Agents in their capacity as security agents pursuant to the Intercreditor Agreement; and

     (k) any Lien consented to in writing by the Required Holders.

Provided, however, that no Lien described in clauses (a) through (e) above shall constitute a Permitted Lien if such Lien materially detracts from the value of property of the Person or materially impairs its use in the operation of the business of such Person.

     "PERMITTED PARENT GUARANTEES" guarantees by the Company of the obligations of a Restricted Subsidiary provided that the obligations guaranteed are otherwise permitted pursuant to paragraph 6G and the guarantee by the Company of the obligations of Co-Steel (UK) Limited pursuant to the share purchase agreement dated December 23, 1998 among Co-Steel (UK) Limited, ASW Holdings and the Company.

     "PERMITTED PRIORITY LIENS" shall mean those encumbrances set forth in subsections (a), (b), (c), (e), (f), (g), (h) and (i) of the definition of Permitted Liens or any other Lien consented to in writing by the Required Holders.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

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     "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PLEDGOR" shall mean each of the Company, 1102590 Ontario Limited, Co-Steel (U.S.) Ltd., Co-Steel Finance Corp., Co-Steel Raritan, Inc., Co-Steel USA Holdings, Inc., and Co-Steel Sayreville, Inc. and each other Person from time to time party to any Stock Pledge Agreement.

     "PNC" shall mean PNC Bank, National Association together with any other party that becomes a lender under the PNC Credit Agreements.

     "PNC CREDIT AGREEMENTS" shall mean each of (a) the second amended and restated credit agreement dated as of the date hereof between PNC and Co-Steel Sayreville, Inc. pursuant to which PNC is providing a revolving line of credit to Co-Steel Sayreville, Inc., together with an accompanying promissory note, and
(b) the second amended and restated credit agreement dated as of the date hereof between PNC and Co-Steel Raritan, Inc. pursuant to which PNC is providing a revolving line of credit to Co-Steel Raritan Inc., together with an accompanying promissory note.

     "PNC PARENT GUARANTY" shall mean the Second Amended and Restated Guaranty Agreement dated as of the date hereof entered into by the Company in favor of PNC.

     "PRIORITY PAYABLES" shall mean all statutory liens, deemed trusts and preferred claims of any Person, including claims for employee wages, vacation pay, termination or severance pay, employee withholdings, pension plan contributions, workers' compensation assessments, municipal taxes and claims by public utilities.

     "PROPERTY" shall mean and include all interests in property and assets, whether tangible or intangible, choate or inchoate and whether real, personal or mixed.

     "PURCHASERS" shall have the meaning specified at the commencement of this Agreement.

     "QUALIFIED BANK" shall mean a bank or trust company organized under the laws of the United States of America or any state thereof, having either (a) capital, surplus and undivided profits aggregating at least $250,000,000 or (b) total assets in excess of $1,000,000,000 and whose long-term certificates of deposit are rated "AA" or better by Standard and Poor's Rating Group, a division of McGraw Hill, Inc. or "Aa" or better by Moody's Investors Service, Inc.

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     "REFERENCE BANK" shall mean Morgan Guaranty Trust Company of New York or such other commercial bank or trust company as shall be selected by the Required Holders.

     "RELEASE" shall mean discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun, has a similar meaning.

     "REPLACEMENT COVENANTS" shall have the meaning specified in paragraph 6DD.

     "REQUIRED HOLDER(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes without regard to Series from time to time outstanding.

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer, or chief accounting officer of the Company, or any Person who, regardless of title, is performing the duties of any of the aforesaid.

     "RESTRICTED GROUP" shall mean the Company and the Restricted Subsidiaries collectively.

     "RESTRICTED SUBSIDIARY" shall mean each of 1300554 Ontario Limited, 1102590 Ontario Limited, Co-Steel Distribution Canada Limited, Co-Steel (U.S.) Ltd., Co-Steel Finance Corp., Co-Steel Raritan, Inc., Raritan River Urban Renewal Corporation, Lake Ontario Steel Company Inc., Co-Steel USA Distribution, Inc., Co-Steel USA Holdings, Inc., Co-Steel Sayreville, Inc., and each other Subsidiary of the Company that becomes a Guarantor pursuant to this Agreement or as may be designated as a Restricted Subsidiary by the Company with the consent of the Required Holders from time to time; provided, however that the Hungarian Finance Structure Companies and N.J.S.C. Investment Co., Inc. shall be considered Restricted Subsidiaries for calculation of the covenants set forth in paragraphs 6A through 6F, inclusive, for purposes of the Special Purpose Financial Statements and for the purpose of paragraph 5X.

     "RESTRUCTURING DATE" shall have the meaning specified in paragraph 2.

     "SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended.

     "SECURITY AGENTS" shall mean the Canadian Security Agent and the U.S. Security Agent, collectively, and "SECURITY AGENT" shall mean either of them.

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     "SECURITY AGREEMENTS" shall mean each of (a) the Security Agreement dated as of the Restructuring Date by and among the U.S. Security Agent, the Company, and various Subsidiaries of the Company domiciled in the United States party thereto and (b) the Security Agreement dated as of the Restructuring Date by and among the Canadian Security Agent, the Company and various Subsidiaries of the Company domiciled in Canada party thereto.

     "SERIES" shall mean any series of Notes described in this Agreement.

     "SERIES A NOTES" shall have the meaning specified in paragraph 1A(a).

     "SERIES B NOTES" shall have the meaning specified in paragraph 1A(b).

     "SETTLEMENT AMOUNTS" shall have a meaning equivalent to that provided in clause (e) of the definition of "Specified Transaction" in the Intercreditor Agreement.

     "SHARE OFFERING" shall mean the sale of common shares by the Company to a Person that is not the Company or any of its Subsidiaries.

     "SHAREHOLDERS' EQUITY" shall mean, shareholders' equity as reflected on the balance sheet in the most recent Special Purpose Financial Statements excluding that portion of the Convertible Debentures classified as equity in accordance with GAAP.

     "SIGNIFICANT HOLDER" shall mean (a) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (b) any other holder of at least 5% of the aggregate principal amount of the Notes (without regard to Series) from time to time outstanding.

     "SIGNIFICANT SHARE OFFERING" shall mean any Share Offering (except the March 2002 Significant Share Offering), the gross proceeds of which equal or exceed Cdn.$ 50,000,000.

     "SIGNIFICANT SHARE OFFERING PROPORTION" shall mean 662/3% of the Net Cash Proceeds received in respect of any Significant Share Offering.

     "SIGNIFICANT U.S. LEASED PROPERTIES" shall mean all lands and premises described in Schedule 8J(b) that are located in the United States.

     "SPECIAL PURPOSE FINANCIAL STATEMENTS" shall mean the consolidated financial statements of the Company prepared under GAAP, except that the Unrestricted Subsidiaries (excluding the Hungarian Finance Structure Companies and N.J.S.C. Investment Co., Inc.) are not consolidated but are accounted for at Adjusted Cost Base.

     "SPECIFIED TRANSACTION CERTIFICATE" shall have the meaning specified in the Bank Agreement.

     "STANDSTILL AGREEMENT" shall mean a standstill agreement from Co-Steel (UK) Limited in favor of the Purchasers in a form and substance reasonably satisfactory to the Required Holders.

     "STOCK PLEDGE AGREEMENTS" shall mean each of the stock pledge agreements and the share pledge agreements entered into by each of the Pledgors and any other pledgors from time to time in favor of a Security Agent on behalf of the Banks, PNC and the Purchasers including all holders of Notes from time to time.

     "STRATEGIC PLAN" shall mean a written detailed plan which shall include, without limitation: (a) an analysis of strategies and options to maximize value for the Company and its Subsidiaries, including its Co-Steel Raritan, Inc. operations and its interests in Gallatin; (b) a detailed written capital expenditure plan for the Company and each of its Subsidiaries; (c) general cost reduction and efficiency strategies for the Company and its Subsidiaries, including a cost/benefit analysis of each such strategy; (d) an update of the Asset Monetization Program, including any additional assets subject thereto; and
(e) a proposed timetable for implementing all of the foregoing. The Strategic Plan shall be in a form reasonably satisfactory to the Required Holder(s) and shall be updated annually to the extent acceptable to the Required Holders. The Strategic Plan and each annual update thereof shall be approved by the Company's board of directors.

     "SUBSIDIARY" shall mean, with respect to any Person at any time: (a) any other Person of which either (i) 50% or more of the shares in its capital or other interests which entitle it to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are owned by the former Person or (ii) it has a 50% interest in the profits or capital of such other Person, at the time owned directly (or indirectly through one or more Subsidiaries) by such Person, or (b) any other Person whose net earnings, or any portion thereof, are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with GAAP, and includes any entity in like relation to a Subsidiary.

     "SYNTHETIC LEASE" shall mean any lease that, in accordance with GAAP, is classified by the lessee as an operating lease for financial reporting purposes but is treated as a secured financing for the purposes of income tax reporting.

     "TANGIBLE NET WORTH" as of any date shall mean the amount equal to the Shareholders' Equity (excluding foreign currency translation adjustments), less all goodwill, investments in and amounts due from ASW Holdings, trade names, trademarks, patents, organization expenses, deferred financing expenses, amounts due from employees and other like intangibles, all calculated based on the Special Purpose Financial Statements prepared as of such date.

     "TAX" shall mean any and all taxes, duties, levies, imposts, fees, compulsory loans, charges and withholdings whatsoever as well as any interest or penalties in respect of such amounts imposed, assessed, levied or collected in respect of payments under the Notes or this Agreement.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "UNRESTRICTED SUBSIDIARY" shall mean each of 1062316 Ontario Limited, Co-Steel Dofasco LLC, Co-Steel C.S.M. Corp., Gallatin, Gallatin Terminal Company and Gallatin Transit Authority, Co-Steel Amsterdam B.V., Cansteel Antilles N.V., ASW Holdings, Co-Steel (UK) Limited, Co-Steel Benefit Plans, Inc., Co-Steel Benefit Plans USA Inc., N.J.S.C. Investment Co., Inc., Goldmarsh Enterprises, Acierco S.A., Co-Steel Hungary and such other Subsidiary of the Company as may be designated as an Unrestricted Subsidiary by the Company with the consent of the Required Holders from time to time and "Unrestricted Subsidiary" means any of them, provided that N.J.S.C. Investment Co., Inc. and the Hungarian Finance Structure Companies shall not be considered Unrestricted Subsidiaries for the purposes of calculating the covenants set forth in paragraphs 6A through 6F, inclusive, for the purposes of the Special Purpose Financial Statements and for the purposes of paragraph 5X only.

     "US GUARANTORS" shall mean Co-Steel (US) Ltd., Co-Steel Finance Corp., Co-Steel Raritan, Inc., Raritan River Urban Renewal Corporation, Lake Ontario Steel Company Inc., Co-Steel USA Distribution, Inc., Co-Steel USA Holdings, Inc. and Co-Steel Sayreville, Inc., and each Restricted Subsidiary carrying on business in the United States that from time to time becomes a Guarantor pursuant to the terms of this Agreement.

     "U.S. SECURITY AGENT" shall mean State Street Bank and Trust Company in its capacity as U.S. security agent for and on behalf of the administration agent and the Banks, the holders of Notes and PNC pursuant to the Intercreditor Agreement.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

     "WHOLLY-OWNED SUBSIDIARY" shall mean at any time, with respect to any Person, any Subsidiary 100% of all of the equity securities (except directors' qualifying shares) and Voting Stock of which are owned by one or more of such Person and such Person's other Wholly-Owned Subsidiaries at such time.


     10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A.


11.  MISCELLANEOUS

     11A. NOTE PAYMENTS.

     The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.


     11B. EXPENSES.

     The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

          (a) all document production and duplication charges and the fees and expenses of any special counsel engaged (X) by such Purchaser in connection with this Agreement and the transactions contemplated hereby, and (Y) by such Purchaser or any Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and

          (b) the costs and expenses, including the fees and expenses of counsel, incurred by such Purchaser or such Transferee in enforcing (or determining how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

     The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.


     11C. CONSENT TO AMENDMENTS.

     This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments or repayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

     11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.

     The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company, shall, at its expense, execute and deliver one or more new Notes of like tenor of the same Series and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor of the same Series and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company, shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company, will make and deliver a new Note, of like tenor of the same Series in lieu of the lost, stolen, destroyed or mutilated Note. Until such time as no longer required under applicable requirements of the Securities Act or applicable state laws, the Notes, and all Notes issued in exchange therefor or in substitution thereof, shall bear the following legend:

                     "THIS SECURITY HAS NOT BEEN REGISTERED
                      UNDER THE SECURITIES ACT OF 1933, AS
                      AMENDED AND MAY BE REOFFERED AND SOLD
                    ONLY IF SO REGISTERED OR IF AN EXEMPTION
                        FROM REGISTRATION IS AVAILABLE."


     11E. PERSONS DEEMED OWNERS; PARTICIPATIONS.

     Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered in the register of Notes kept by the Company at its principal office as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.


     11F. CURRENCY EQUIVALENT.

     For purposes of the construction of this Agreement and the Notes, unless explicitly indicated to the contrary all references to "Dollars" or "$" is to United States Dollars and the equivalent in Dollars of an amount in any other currency shall be determined at the rate of exchange quoted by the Reference Bank in New York City, at 9:00 A.M. (New York City time) on the Business Day immediately preceding the date of determination to prime banks in New York City for the spot purchase in the New York City foreign exchange market of Dollars with such other currency.


     11G. JUDGMENT.

          (a) If for the purpose of obtaining judgment in any court it is necessary for any holder of any Note to convert a sum due hereunder or under such Note in Dollars (the "Original Currency") into another currency (the "Other Currency"), the Company agrees, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Person could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given in the New York City foreign exchange market.

          (b) The obligation of the Company in respect of any sum due from it to any holder of any Note hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Person of any sum adjudged to be so due in the Other Currency such Person may in accordance with normal banking procedures in the New York City foreign exchange market purchase the Original Currency with the Other Currency. If the amount of the Original Currency so purchasable is less than the sum originally due to such Person in the Original Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the Original Currency so purchasable exceeds the sum originally due to such Person in the Original Currency, such Person agrees to remit to the Company such excess.

     11H. TAX INDEMNITY.

     Any and all payments by the Company under this Agreement and pursuant to the Notes shall be made free and clear of, and without deduction or withholding for or on account of, Non-Resident Tax unless any deduction or withholding for or on account of Non-Resident Tax is required by law. If the Company shall be obligated by law to deduct or withhold for or on account of any Non-Resident Tax, or, if any holder of a Note shall be obligated to pay any Non-Resident Tax on or in respect of any payment under the Notes or under this Agreement, then the Company will (a) within 10 days notify each holder of the Notes of such event and provide documentation to verify such event and (b) promptly (i) pay over to the government or taxing authority imposing such Non-Resident Tax the full amount required to be deducted or withheld from or otherwise paid by the Company (including the full amount required to be deducted or withheld from or otherwise paid by it in respect to any Additional Amount paid pursuant to clause
(ii) hereof), and (iii) save as provided below, pay to such holder such additional amount (the "ADDITIONAL AMOUNT") as is necessary in order that the net amount received by such holder after any required deduction, withholding or other payment of, or liability for, Non-Resident Tax on or in respect of such payment and any required deduction, withholding or other payment of, or liability for, Non-Resident Tax or United States Federal or State Tax on or with respect to such Additional Amount (net of all applicable foreign tax credits) shall equal the amount such holder would have received had no such deduction, withholding or other payment of, or liability for, such Non-Resident Tax or United States Federal or State Tax been paid or incurred, provided that no such United States Federal or State Tax on or with respect to such Additional Amount in respect of a payment shall be required to be paid by the Company to a holder unless such Additional Amount is subject to such United States Federal or State Tax in addition to the amount of such tax which would have been payable by the holder on or in respect of the payment had no deduction, withholding or Additional Amounts been required or paid, and (iii) furnish to such holder within 30 days after it or they become available, the official receipt or receipts from the relevant taxation or other authorities for the full amounts deducted, withheld or paid. It is agreed that the Company shall have no right to examine any of the books, records or tax returns of any holder, on or with respect to such Additional Amount. The provisions of this paragraph 11H shall apply to any successive holder of any Notes. Notwithstanding the foregoing, the Company will not be liable for the payment of any Additional Amount to any holder of Notes if and to the extent such holder is subject to Non-Resident Tax in respect of the Notes solely by reason of such holder being considered to deal with the Company not at arm's-length for purposes of the Income Tax Act (Canada).

     11I. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          (a) THIS AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.

          (b) EXISTING AGREEMENTS. Without limiting the foregoing, all warranties, representations and certifications made by the Company in or pursuant to the Existing Agreements or in any certificate or other instrument delivered by it or on its behalf thereunder or pursuant thereto shall be considered to have been relied upon by you, shall survive the delivery to you of this Agreement and shall be incorporated herein by this reference, regardless of any investigation made by you or on your behalf.


     11J. SURVIVAL OF NOTES AND PAYMENT OBLIGATIONS.

     Under the Existing Agreements and all payment obligations of the Company this Agreement (including, without limitation, reimbursement obligations in respect of costs, expenses, and fees of or incurred by the holders of the Notes), including any obligation to pay the principal of and interest and Yield-Maintenance Premium on the Notes, shall survive the amendment and restatement of the Existing Agreements and this Agreement.


     11K. SUCCESSORS AND ASSIGNS.

     All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.


     11L. DISCLOSURE TO OTHER PERSONS.

     The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any of its Restricted Subsidiaries in connection with or pursuant to this Agreement to (a) such holder's directors, officers, employees, agents and professional consultants, (b) any other holder of any Note, (c) any Person to which such holder offers to sell such Note or any part thereof, (d) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (e) any Person from which such holder offers to purchase any security of the Company, (f) any federal or state regulatory authority having jurisdiction over such holder, (g) the National Association of Insurance Commissioners or any similar organization or (h) any other Person to which such delivery or disclosure may be necessary or appropriate (i) in compliance with any law, rule, regulation or order applicable to such holder, (ii) in response to any subpoena or other legal process or informal investigative demand to which the Notes or the Note Agreement are relevant or (iii) in connection with any litigation to which such holder is a party and to which the Notes or the Note Agreement are relevant.


     11M. NOTICES.

     All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and
(a) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing,
(b) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (c) if to the Company, addressed to it at Hopkins Street South, Whitby, Ontario L1N 5T1, Canada, Attention: Chief Financial Officer (Facsimile No. 905-665-3720), or at such other address as the Company shall have specified to the holder of each
Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.


     11N. PAYMENTS DUE ON NON-BUSINESS DAYS.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


     11O. SATISFACTION REQUIREMENT.

     If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.


     11P. JURISDICTION; SERVICE OF PROCESS

     The Company hereby irrevocably and unconditionally agrees that any suit, action or proceeding with respect to this Agreement, any Note, or any other Document to which the Company is a party, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereof and thereof, brought by any holder of a Note against the Company or any of its Property, may be brought by such holder of a Note in the United States District Court for the Southern District of New York or any New York state court sitting in New York City as such holder of a Note may in its sole discretion elect, and, by the execution and delivery of this Agreement, the Company irrevocably submits to the non-exclusive jurisdiction of each such court; and agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Without limiting the foregoing, the Company hereby appoints, in the case of any such action or proceeding brought in the courts of or in the state of New York, Corporation Service Company with offices on the date hereof at 80 State Street, Albany, NY 12207-2543, to receive, for it and on its behalf, service of process in the state of New York with respect thereto, provided the Company may appoint any other Person, reasonably acceptable to the Required Holders, with offices in the state of New York to replace such agent for service of process upon delivery to the holders of a reasonably acceptable agreement of such new agent agreeing so to act. (The person making any such service of process shall also mail or otherwise deliver a copy of such process to the Company, provided that the failure of the Company to receive such copy shall not affect the validity of such service on the Company.) In addition, the Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or any Note brought in the said courts, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall in any way be deemed to limit the ability of any holder of a Note to serve any such writs, process or summonses, in any manner permitted by applicable law or to obtain jurisdiction over the Company, in such other jurisdiction, and in such manner, as may be permitted by Applicable Law.


     11Q. GOVERNING LAW.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

     11R. SEVERABILITY.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


     11S. DESCRIPTIVE HEADINGS.

     The descriptive headings of the several paragraphs and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


     11T. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.


     11U. CERTAIN CONFLICTS.

     The parties hereto agree that, if any provision of this Agreement is inconsistent with or contrary to any provisions in any of the other Documents (other than the Intercreditor Agreement), this Agreement shall control. The parties hereto agree that, if any provision of this Agreement is inconsistent with or contrary to any provisions in the Intercreditor Agreement, the Intercreditor Agreement shall control.


      [Rest of page intentionally left blank; next page is signature page.]

     If you are in agreement with the foregoing, please sign the form of acceptance below and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and the Purchasers.


                                   Sincerely,


                                   CO-STEEL INC.



                                   By:______________________________
                                      Name:
                                      Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By: ___________________________________
    Name:
    Title:


U.S. PRIVATE PLACEMENT FUND


By: Prudential Private Placement
     Investors, L.P., Investment Advisor

    By: Prudential Private Placement
         Investors, Inc., its General Partner



        By: __________________________________
            Name:
            Title:

                               PURCHASER SCHEDULE


-----------------------------------------------------------------------------------------
PURCHASER NAME                         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
-----------------------------------------------------------------------------------------
Name in which to register Notes        THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
-----------------------------------------------------------------------------------------
Series A Note registration number;     RA-1; $45,000,000
principal amount;

Series B Note registration number;     RB-1; $70,000,000
principal amount
-----------------------------------------------------------------------------------------
Payment on account of Note

         Method                        Federal Funds Wire Transfer

         Account information           Bank of New York
                                       New York, NY
                                       ABA No.:  021-000-018
                                       Account No. 890-0304-391

                                       Re:  (See "Accompanying information" below)
-----------------------------------------------------------------------------------------
Accompanying information               Name of Issuer:  Co-Steel Inc.

                                       Description of
                                       Security:        Series A Senior Secured Notes due
                                                        January 15, 2004

                                       PPN:

                                       Description of
                                       Security:        Series B Senior Secured Notes due
                                                        July 15, 2006

                                       PPN:

                                       Due date and application (as among principal,
                                       premium and interest) of the payment being made.
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
PURCHASER NAME                         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
-----------------------------------------------------------------------------------------
Address / Fax # for notices related    The Prudential Insurance Company of America
to payments                            c/o Investment Operations Group
                                       Gateway Center Two, 10th Floor
                                       100 Mulberry Street
                                       Newark, NJ  07102
                                       Attn:  Manager, Billings and Collections

                                       Fax:  (973) 802-8764

                                       with a copy to:

                                       The Prudential Insurance Company of America
                                       c/o Prudential Capital Group
                                       Gateway Center Four, 7th Floor
                                       100 Mulberry Street
                                       Newark, NJ  07102
                                       Attn:  Gwendolyn Foster

                                       Fax:  (973) 802-2333

                                       With receipt of telephonic prepayment notices to:

                                       Manager, Trade Management Group
                                       Phone:  (973) 802-6009
                                       Fax:  (973) 802-9425
-----------------------------------------------------------------------------------------
Address / Fax # for all other notices  The Prudential Insurance Company of America
                                       c/o Prudential Capital Group
                                       Gateway Center Four, 7th Floor
                                       100 Mulberry Street
                                       Newark, NJ  07102
                                       Attn:  Gwendolyn Foster

                                       Fax:  (973) 802-2333
-----------------------------------------------------------------------------------------
Instructions re Delivery of Notes      The Prudential Insurance Company of America
                                       c/o Prudential Capital Group
                                       1114 Avenue of the Americas, 30th Floor
                                       New York, NY 10036
                                       Attn:  Suzanne Lui, Esq.
-----------------------------------------------------------------------------------------
Tax identification number              22-1211670
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
PURCHASER NAME                         U.S. PRIVATE PLACEMENT FUND
---------------------------------------------------------------------------------------------
Name in which to register Notes        U.S. PRIVATE PLACEMENT FUND
---------------------------------------------------------------------------------------------
Series B Note registration number;     RB-2; $5,000,000
principal amount
---------------------------------------------------------------------------------------------
Payment on account of Note

         Method                        Federal Funds Wire Transfer

         Account information           Deutsche Bank New York
                                       New York, NY
                                       ABA #: 026-003-780
                                       Account #: 100457000006
                                       FCC:  U.S. Private Placement Fund Account # 60-0180210

                                       Re:  (See "Accompanying information" below)
---------------------------------------------------------------------------------------------
Accompanying information               Name of Issuer:    Co-Steel Inc.

                                       Description of
                                       Security:          Series B Senior Secured Notes due
                                                          July 15, 2006

                                       PPN:

                                       Due date and application (as among principal, premium
                                       and interest) of the payment being made.
---------------------------------------------------------------------------------------------
Address / Fax # for notices related    Deutsche International (Ireland) Limited
to payments                            Valuations Department
                                       George's Dock House
                                       International Financial Services Centre
                                       Dublin 1, Ireland
                                       Attn:  Daniel Kearney

                                       Phone:  (353-1) 6076-300
                                       Fax:  (353-1) 6076-491

                                       with a copy to:

                                       Prudential Private Placement Investors, Inc.
                                       Four Gateway Center, 7th Floor
                                       100 Mulberry Street
                                       Newark, NJ  07102
                                       Attn:  Institutional Asset Management
---------------------------------------------------------------------------------------------
Address / Fax # for all other notices  Prudential Private Placement Investors, Inc.
                                       Four Gateway Center, 7th Floor
                                       100 Mulberry Street
                                       Newark, NJ  07102
                                       Attn:  Institutional Asset Management
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
PURCHASER NAME                         U.S. PRIVATE PLACEMENT FUND
---------------------------------------------------------------------------------------------
Instructions re Delivery of Notes      The Prudential Insurance Company of America
                                       c/o Prudential Capital Group
                                       1114 Avenue of the Americas, 30th Floor
                                       New York, NY 10036
                                       Attn:  Suzanne Lui, Esq.
---------------------------------------------------------------------------------------------
Tax identification number              N/A
---------------------------------------------------------------------------------------------

                       ATTACHMENT 1 TO PURCHASER SCHEDULE


I. FEES DUE ON RESTRUCTURING DATE

---------------------------------------------------------------------------------------------
PURCHASER NAME                         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------
Restructuring Fee due at closing re:   $225,000.00
Series A Notes
---------------------------------------------------------------------------------------------
Restructuring Fee due at closing re:   $350,000.00
Series B Notes
---------------------------------------------------------------------------------------------
Interest Payable re: Series A Notes    $1,124,812.50
---------------------------------------------------------------------------------------------
Interest Payable re: Series B Notes    $265,125.00
---------------------------------------------------------------------------------------------
Significant Share Offering Amount      $7,103,350.91
---------------------------------------------------------------------------------------------


II.  FEES DUE POST CLOSING

---------------------------------------------------------------------------------------------
PURCHASER NAME                         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------
Restructuring Fee due on or prior to   $112,500.00
August 30, 2002 re: Series A Notes
---------------------------------------------------------------------------------------------
Restructuring Fee due on or prior to   $175,000.00
August 30, 2002 re: Series B Notes
---------------------------------------------------------------------------------------------


I.   FEES DUE ON RESTRUCTURING DATE


--------------------------------------------------------------------------------
PURCHASER NAME                         U.S. PRIVATE PLACEMENT FUND
--------------------------------------------------------------------------------
Restructuring Fee due at closing re:   $25,000.00
Series B Notes
--------------------------------------------------------------------------------
Interest Payable re: Series B Notes    $18,937.50
--------------------------------------------------------------------------------
Significant Share Offering Amount      $308,841.31
--------------------------------------------------------------------------------

II.  FEES DUE POST CLOSING

--------------------------------------------------------------------------------
PURCHASER NAME                         U.S. PRIVATE PLACEMENT FUND
--------------------------------------------------------------------------------
Restructuring Fee due prior to         $12,500.00
August 30, 2002 re: Series B Notes
--------------------------------------------------------------------------------

                                                                  SCHEDULE 2L(d)

                                 Schedule 8C-1

                                                                     SCHEDULE 5V



                            [UK HOLDINGS TRANSACTION]

                                  Schedule 8C-1

                                                                     SCHEDULE 5X



                                [JURISDICTIONS]

                                 Schedule 8C-1

                                                                    SCHEDULE 6AA




                [BUSINESS OF ENGLISH FINANCE STRUCTURE COMPANIES]

                                 Schedule 8C-1

                                                                    SCHEDULE 6DD



                   FINANCIAL COVENANTS AFTER JANUARY 15, 2004



     6A. MAINTENANCE OF INTEREST EXPENSE COVERAGE. Commencing with the fiscal quarter ending December 31, 2003 and at each fiscal quarter end thereafter, the Company covenants that it shall not permit the ratio of EBITDA to Interest Expense to be less than 3.00X.

     6B. RATIO OF CONSOLIDATED DEBT TO TOTAL CAPITALIZATION. The Company covenants that it shall not permit Consolidated Debt to Total Capitalization to exceed, at any time, 40%. In calculating Consolidated Debt for purposes of this covenant only, the Company will be allowed to deduct from Consolidated Debt an amount equal to the Company's cash and marketable securities on the date of determination up to, and to the extent of, such Consolidated Debt as may be prepaid by the Company at such time without penalty or premium provided,
                                                               --------
however, that if such Consolidated Debt were so prepaid, (a) such prepayment would not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or create any obligation under, any instrument evidencing Debt of the Company or its Subsidiaries or any other agreement of the Company or its Subsidiaries and (b) no Default or Event of Default would exist or result therefrom.

     6C. [Reserved].

     6D. CONSOLIDATED TOTAL NET DEBT TO CONSOLIDATED EBITDA. Commencing with the fiscal quarter ending December 31, 2003 and at each fiscal quarter end thereafter, the Company covenants that it shall not permit Consolidated Total Net Debt to Consolidated EBITDA (calculated on a rolling four quarter basis) to exceed, as of the last day of each such quarterly fiscal period, 3.30X.

     6E. MAINTENANCE OF TANGIBLE NET WORTH. The Company covenants that

     (a) it shall not permit Tangible Net Worth of the Company and its Restricted Subsidiaries, at any time, to be less than the sum of:

          (i) Cdn.$450,000,000, PLUS

                                 Schedule 8C-1

          (ii) 75% of cumulative Consolidated Net Income Available For Tangible Net Worth for the period from September 30, 2003 to and including the last day of the fiscal quarter most recently ended prior to the measurement date; and

     (b) it shall not permit Tangible Net Worth of the Company and its Restricted Subsidiaries, at any time, to be less than the sum of:

          (i)  Cdn.$450,000,000, PLUS

          (ii) 75% of consolidated net earnings, as shown on the Special Purpose Financial Statements for the period from September 30, 2003 to and including the last day of the fiscal quarter most recently ended prior to the measurement date.

     6F. [Reserved]


The following defined terms used in this Schedule 6DD shall have the following meanings (all other defined terms used herein shall have the definitions as set forth in paragraph 10B of this Agreement):

     "CASH PAID" shall mean any amounts contributed by any member of the Restricted Group to any Unrestricted Subsidiary in the form of subscription for equity, inter-company loan, contribution of surplus or otherwise, excluding trade payable, tax equivalent payments for a tax liability of a member of the Restricted Group or receivables in the ordinary course of business.

     "CONSOLIDATED DEBT" at any time shall mean, without duplication, the sum of all Funded Debt and Current Debt, in each case of the Company and its Restricted Subsidiaries at such time, determined in accordance with GAAP on a consolidated basis after eliminating all intercompany transactions.

     "CONSOLIDATED EBITDA" shall mean for the Restricted Group (a) the consolidated net earnings, as shown on the Special Purpose Financial Statements, in the period; plus (b) Consolidated Net Interest Expense in the period; plus
(c) income taxes, whether paid or deferred, which are deducted in determining consolidated net earnings, as shown on the Special Purpose Financial Statement, in the period, if any; plus (d) depreciation and amortization expense for the period; minus (e) to the extent added in determining consolidated net earnings, as shown on the Special Purpose Financial Statements, extraordinary gains; plus
(f) to the extent deducted in determining consolidated net earnings, as shown on the Special

                                 Schedule 8C-2

Purpose Financial Statements, extraordinary losses; plus (g) to the extent deducted in determining consolidated net earnings, as shown on the Special Purpose Financial Statements, non-cash foreign exchanges losses; all as set forth on the most recent Special Purpose Financial Statements plus (h) cash received by the Company from an Unrestricted Subsidiary or any third party in respect of interest, dividends, reductions in share capital and repayment of inter-company loans; minus (i) Cash Paid by any member of the Restricted Group to any Unrestricted Subsidiary.

     "CONSOLIDATED FUNDED DEBT" at any time shall mean Funded Debt of the Company and its Restricted Subsidiaries at such time, determined in accordance with GAAP on a consolidated basis after eliminating all inter-company transactions.

     "CONSOLIDATED NET INCOME" shall mean, with reference to any period, any net earnings (or net loss) of the Company and its Restricted Subsidiaries occurring during such period, determined in accordance with GAAP on a consolidated basis, excluding:

     (i) extraordinary gains (net of any extraordinary losses up to the amount of any extraordinary gains);

     (ii) net income of any Person (other than a Restricted Subsidiary) in which the Company or a Restricted Subsidiary has an ownership interest unless those net earnings have actually been received in the form of cash for distribution;

     (iii) any portion of the net income of any Restricted Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Restricted Subsidiary;

     (iv) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

     (v) any write-up of any asset;

     (vi) any gain arising from the acquisition of any securities of the Company or its Restricted Subsidiaries;

                                 Schedule 8C-3

     (vii) net income or gain (but not any loss) resulting from a change in accounting, discontinuing or disposing of operations, an extraordinary event or prior period adjustments; and

     (viii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary.

     "CONSOLIDATED NET INCOME AVAILABLE FOR TANGIBLE NET WORTH" shall mean, with reference to any period, Consolidated Net Income for all quarterly fiscal periods of the Company occurring during such period (taken as a cumulative whole), without deducting or offsetting therefrom any deficit or net loss occurring during any quarterly fiscal period of the Company occurring therein.

     "CONSOLIDATED NET INTEREST EXPENSE" shall mean, for any period, the aggregate of interest charges, finance charges and debt service charges, fees or discounts for borrowed money, paid, payable or accrued in respect of interest-bearing Indebtedness including without limitation Bankers' Acceptances net of all interest and dividend income and specifically excluding all fees payable under or in connection with this agreement for such period, all as set forth on the most recent Special Purpose Financial Statements, plus interest, calculated on an accrual basis, on the equity component of the Convertible Unsecured Subordinated Debentures before income taxes.

     "CONSOLIDATED TOTAL NET DEBT" shall mean for the Restricted Group, at any time, the principal amount of all outstanding interest bearing Indebtedness including, without limitation, the debt component but excluding the equity component of the Convertible Unsecured Subordinated Debentures, the face amount of outstanding Bankers' Acceptances, Letters of Credit, and the amount of Capitalized Lease Obligations (net of interest component) but specifically excluding trade payables, and deducting cash and short term investments (rated R-1 (middle) or better by Dominion Bond Rating Service), all as set forth on the most recent Special Purpose Financial Statements plus the face amount of all guarantees provided by any Restricted Subsidiary for the benefit of any Unrestricted Subsidiary.

     "CURRENT DEBT" shall mean, with respect to any Person, (i) all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, and (ii) any guarantee of an obligation described in the preceding clause (i).

                                 Schedule 8C-4

     "CURRENT LIABILITIES" at any time shall mean the aggregate amount carried as current liabilities on the books of the Company and its Restricted Subsidiaries at such time, determined in accordance with GAAP on a consolidated basis and after eliminating all intercompany items, in accordance with GAAP.

     "DEBT" at any time shall mean, without duplication, the sum of Current Debt and Funded Debt at such time.

     "EBITDA" shall mean, at the time of determination thereof, Consolidated Net Income for the then immediately preceding four full consecutive fiscal quarters, plus all amounts deducted in calculating Consolidated Net Income for such period in respect of

               (a) gross interest accrued (including amortization of debt discount and imputed interest on Capitalized Lease Obligations) on Consolidated Debt,

               (b) depreciation and amortization, and

               (c) income taxes.

     "FUNDED DEBT" shall mean, with respect to any Person, (i) all indebtedness, Capitalized Lease Obligations, letters of credit (other than trade letters of credit) and other obligations that are required to be listed as a liability on a balance sheet under GAAP (other than deferred taxes) or are secured by a Lien, in each case, having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Current Liabilities and
(ii) all guarantees of Funded Debt.

     "INTEREST EXPENSE" shall mean, at the time of determination thereof, the sum of (i) the gross interest accrued (including amortization of debt discount and imputed interest on Capitalized Lease Obligations) during the then immediately preceding four full consecutive fiscal quarters on Consolidated Debt plus (ii) to the extent not included in (i), total cash interest expense paid on the Convertible Unsecured Subordinated Debentures.

     "TANGIBLE NET WORTH" at any time shall mean the aggregate amount of shareholders equity determined on a consolidated basis in accordance with GAAP, excluding (i) any intercompany transactions, (ii) the net book value of all assets

                                 Schedule 8C-5
which would be treated as intangible under GAAP and (iii) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the date of closing.

     "TOTAL CAPITALIZATION" at any time shall mean the sum of Tangible Net Worth plus Consolidated Debt at such time.

                                 Schedule 8C-6

                                                                     SCHEDULE 8C



                     [WAIVED DEFAULTS AND EVENTS OF DEFAULT]

                                 Schedule 8C-1

                                                                     SCHEDULE 8H



             [ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES]

                                 Schedule 8H-1

                                                                     SCHEDULE 8I



                              [CERTAIN LITIGATION]

                                  Schedule 8I-1

                                                                  SCHEDULE 8J(a)



                               [OWNED PROPERTIES]

                                  Schedule 8M-1

                                                                  SCHEDULE 8J(b)



                               [LEASED PROPERTIES]

                                 Schedule 8M-1

                                                                     SCHEDULE 8K



                             [EXISTING INDEBTEDNESS]

                                 Schedule 8M-1

                                                                     SCHEDULE 8N



                             [ENVIRONMENTAL MATTERS]

                                 Schedule 8O-1

                                                                   SCHEDULE 8S-1



                              [MATERIAL CONTRACTS]

                                 Exhibit A-1 - 1

                                                                   SCHEDULE 8S-2



                               [MATERIAL LICENSES]

                                 Exhibit A-1 - 1

                                                                     SCHEDULE 8U



                                 [BANK ACCOUNTS]

                                 Exhibit A-1 - 1

                                                                     SCHEDULE 8V



                           [INTERCOMPANY INDEBTEDNESS]

                                 Exhibit A-1 - 1

                                                                     SCHEDULE 8X



                             [INTELLECTUAL PROPERTY]

                                 Exhibit A-1 - 1

                                                                     SCHEDULE 8Y



                 [LICENSES, AGENCY AND DISTRIBUTION AGREEMENTS]

                                 Exhibit A-1 - 1

                                                                    SCHEDULE 8CC



                              [FINANCIAL FORECAST]

                                 Exhibit A-1 - 1

                                                                    SCHEDULE 8GG



                                 [PENSION PLANS]

                                 Exhibit A-1 - 1

                                                                    SCHEDULE 8II

                           [ASSETS AND LIABILITIES OF
                      ENGLISH FINANCE STRUCTURE COMPANIES]

                                 Exhibit A-1 - 1

                                                                    SCHEDULE 8JJ

                           [ASSETS AND LIABILITIES OF
                     HUNGARIAN FINANCE STRUCTURE COMPANIES]

                                 Exhibit A-1 - 1

                                                                    SCHEDULE 8KK

                        [ASSETS OF CO-STEEL C.S.M. CORP.]

                                Exhibit A-1 - 1

                                                                  SCHEDULE 10B-2



                                  [MORTGAGES]

                                Exhibit A-1 - 1

                                                                     EXHIBIT A-1


                     [FORM OF SERIES A SENIOR SECURED NOTE]


                                  CO-STEEL INC.

                SERIES A SENIOR SECURED NOTE DUE JANUARY 15, 2004



No. R-                                                          [DATE]
      -------
$                                                               PPN: 18975N B# 8
 ------------


     FOR VALUE RECEIVED, CO-STEEL INC. (the "COMPANY"), a corporation organized and existing under the laws of the Province of Ontario, Canada hereby promises
to pay to                            , or registered assigns, the principal
         ----------------------------
sum of                     DOLLARS ($          ) on January 15, 2004 or earlier
      ---------------------          ----------
as provided in the Agreement referred to below with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) (a) on the unpaid balance thereof at the Applicable Rate from the date hereof, payable on the 15th day of each month in each year commencing with the month next succeeding the date hereof, until the principal hereof shall have become due and payable; and (b) during the existence of an Event of Default, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the Applicable Rate plus 2% per annum or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Agreement referred to below.

     Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of the senior promissory notes (herein called the "NOTES") originally issued pursuant to the Note Agreement dated as of January 10, 1994 which was amended pursuant to the Amended and Restated Note Agreement dated as of February 4, 2000 and further amended by the Second Amended and Restated

                                Exhibit A-1 - 1

Note Agreement, dated as of April 30, 2002 (herein called the "AGREEMENT"), between the Company and The Prudential Insurance Company of America, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to required prepayments as well as optional prepayment, in whole or from time to time in part on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.


                                       CO-STEEL INC.


                                       By ________________________________
                                          Name:
                                          Title:

                                Exhibit A-1 - 2

                                                                     EXHIBIT A-2

                     [FORM OF SERIES B SENIOR SECURED NOTE]



                                  CO-STEEL INC.

                 SERIES B SENIOR SECURED NOTE DUE JULY 15, 2006



No. R-                                                          [DATE]
      -------
$                                                               PPN: 18975N C* 1
 ------------


     FOR VALUE RECEIVED, CO-STEEL INC. (the "COMPANY"), a corporation organized and existing under the laws of the Province of Ontario, Canada hereby promises
to pay to                                  or registered assigns, the principal
         ---------------------------------
sum of                                DOLLARS ($            ) on July 15, 2006
      -------------------------------           ------------
or earlier as provided in the Agreement referred to below with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) (a) on the unpaid balance thereof at the Applicable Rate from the date hereof, payable on the 15th day of each month in each year commencing with the month next succeeding the date hereof, until the principal hereof shall have become due and payable; and (b) during the existence of an Event of Default, at a rate per annum from time to time equal to the greater of
(i) the Applicable Rate plus 2% per annum or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Agreement referred to below.

     Payments of principal of, and interest on, and any Yield-Maintenance Amount payable with respect to, this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of the senior promissory notes (herein called the "NOTES") originally issued pursuant to the Note Agreement dated as of February 20, 1997 which was amended pursuant to the Amended and Restated Note Agreement dated as of February 4, 2000 and further amended by the Second Amended and Restated Note Agreement, dated as of April 30, 2002 (herein called the "AGREEMENT"), between the Company and each of The Prudential Insurance Company of America

                                Exhibit A-2 - 1
and U.S. Private Placement Fund, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to required prepayments as well as optional prepayment, in whole or from time to time in part on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.


                                       CO-STEEL INC.


                                       By ________________________________
                                          Name:
                                          Title:

                                Exhibit A-2 - 2

                                                                       EXHIBIT B

                        [FORM OF INTERCREDITOR AGREEMENT]

                                  Exhibit B-1

                                                                       EXHIBIT C

                             [INTENTIONALLY DELETED]

                                  Exhibit C-1

                                                                       EXHIBIT D

                          [ASSET MONETIZATION PROGRAM]

                                  Exhibit D-1

                                                                       EXHIBIT E

                              [FORM OF GUARANTEE]

                                  Exhibit F-1

                                  CO-STEEL INC.
                  (TO BE RENAMED GERDAU AMERISTEEL CORPORATION)

                   ------------------------------------------

                          AMENDMENT NO. 1 AND WAIVER TO
                   SECOND AMENDED AND RESTATED NOTE AGREEMENT

                   ------------------------------------------






                          DATED AS OF OCTOBER 23, 2002



               SERIES A SENIOR SECURED NOTES DUE JANUARY 15, 2004
                 SERIES B SENIOR SECURED NOTES DUE JULY 15, 2006

                                                       As of October 23, 2002

To each of the Persons
Named in Annex 1 hereto
(the "CURRENT HOLDERS")

Ladies and Gentlemen:

     CO-STEEL INC. (to be renamed GERDAU AMERISTEEL CORPORATION) an Ontario, Canada corporation (together with any successors and assigns, the "COMPANY"), hereby agrees with each of you as follows:


1.   BACKGROUND

     1.1. PRIOR ISSUANCE OF NOTES, ETC.

     The Company issued and sold its (a) senior promissory notes due January 15, 2004 (the "SERIES A NOTES") in the original aggregate principal amount of $100,000,000 pursuant to that certain Note Agreement, dated as of January 10, 1994, as amended by the Amended and Restated Note Agreement dated as of February 4, 2000, and as further amended by that certain Second Amended and Restated Note Agreement, dated as of April 30, 2002 (the "EXISTING NOTE AGREEMENT") among the Company, The Prudential Insurance Company of America ("PRUDENTIAL") and U.S. Private Placement Fund (the "FUND"); and (b) senior promissory notes due July 15, 2006 (the "SERIES B NOTES" and together with the Series A Notes, the "NOTES") in the original aggregate principal amount of $75,000,000 pursuant to that certain Note Agreement, dated as of February 20, 1997 among the Company, Prudential and the Fund, as amended by the Amended and Restated Note Agreement dated as of February 4, 2000, and as further amended by the Existing Note Agreement. The Existing Note Agreement, as may be amended pursuant to this Amendment No. 1 and Waiver to Second Amended and Restated Note Agreement (this "AMENDMENT") and as may be further amended, restated or otherwise modified from time to time, is hereinafter referred to as the "NOTE AGREEMENT." As of the date hereof, the outstanding principal amount of the Series A Notes is $41,058,376.04 and the outstanding principal amount of the Series B Notes is $68,430,626.74.

     1.2. GERDAU TRANSACTION.

     The Company proposes to enter into a series of transactions in which Gerdau Steel Inc. ("GERDAU CANADA") will acquire common shares in the Company representing approximately 74% (to be reduced to approximately 64.8%) of the voting capital stock of the Company on a fully diluted basis after issuance pursuant to certain proposed merger transactions (the "MERGER") outlined in more detail in the Management Information Memorandum of the Company dated August 26, 2002. The Merger contemplates the following transfers:

          (a) the transfer by Gerdau Canada of all of the existing share capital (the "EXISTING GERDAU CANADA SUBGROUP SHARES") in each of Gerdau Courtice Steel Inc. ("COURTICE"), Gerdau MRM Holdings Inc. ("MRM HOLDINGS") and Gerdau USA Inc. ("GERDAU USA") to 4104315 Canada Limited;

          (b) followed by a transfer of the Existing Gerdau Canada Subgroup Shares to Gerdau Nova Scotia Holding Company ("GERDAU HOLDCO 2"); and

          (c) followed by a transfer of all of the issued share capital in Gerdau Holdco 2 to the Company.


2.   REQUEST FOR CONSENT TO AMENDMENTS, WAIVERS AND DESIGNATION

     The Company requests that each of the Current Holders enter into this Amendment and consent to (a) the amendments to the Existing Note Agreement more particularly set forth in Exhibit A of this Amendment (collectively, the "AMENDMENTS"), (b) certain waivers as more particularly set forth in Exhibit B of this Amendment (collectively, the "WAIVERS"), and (c) the designation of certain entities as Unrestricted Subsidiaries as set forth in Section 4.3 of this Amendment (the "DESIGNATION").


3.   WARRANTIES AND REPRESENTATIONS

     To induce the Current Holders to enter into this Amendment and to consent to the Amendments and the Waivers, the Company warrants and represents as to itself and its Subsidiaries (other than the Gerdau Subgroup except in respect of Sections 3.9, 3.10, 3.11 and 3.12) as follows (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Existing Note Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 3, shall survive the effectiveness of the Amendments and Waivers):

     3.1. REAFFIRMATION.

     All representations and warranties made in the Existing Note Agreement by the Company continue to be true and correct in all material respects as of the date hereof except for those representations and warranties which speak to a prior specific date.

     3.2. NO MATERIAL ADVERSE CHANGE.

     Since April 30, 2002, there has been no change in the business operations, profits, financial condition, Properties or business prospects of the Company except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.3. CORPORATE ORGANIZATION AND AUTHORITY.

     The Company is duly organized, validly existing and in good standing under the laws of Ontario, Canada and has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the Note Agreement, as amended by this Amendment.

     3.4. LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

          (a) Neither the execution nor delivery of this Amendment, nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), any Material Contract, any Material License, the leases for the North York Property or the Significant U.S. Leased Properties or any order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

          (b) The execution and delivery of this Amendment has been duly authorized by all necessary action on the part of the Company, and has been executed and delivered on behalf of the Company by one or more duly authorized officers of the Company, and this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


     3.5. FULL DISCLOSURE.

     None of the financial statements and other certificates previously provided to the Current Holders pursuant to the provisions of the Existing Note Agreement nor the statements made in this Amendment nor any other written statements furnished by or on behalf of the Company or any of its Subsidiaries, including, without limitation, the Asset Monetization Program, the Financial Forecasts and the Business Plans, and other written statements furnished to the Current Holders in connection with the proposal and negotiation of the Merger, the Existing Note Agreement and this Amendment, the other Documents and the Waivers contained in Exhibit B hereto, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since April 30, 2002 that the Company has not disclosed to the Current Holders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

     3.6. MERGER DOCUMENTS.

          (a) Each of the representations and warranties made by the Company in the Transaction Agreement among Gerdau Canada, Gerdau S.A. and the Company dated as of August 12, 2002, as amended and restated on August 23, 2002 (together with all exhibits, schedules and other related documents, collectively, the "TRANSACTION AGREEMENT") is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though made by the Company and set forth herein in their entirety.

          (b) The Company has delivered to each Current Holder a true and correct copy of the Transaction Agreement.

     3.7. INTENT.

     The Company is entering into this Amendment and has entered into the Transaction Agreement without any intent to hinder, delay, or defraud either current creditors or future creditors of the Company.

     3.8. NO DEFAULTS.

     Except as disclosed on Exhibit B hereto, immediately prior to the effectiveness of this Amendment, no Default or Event of Default had occurred and was continuing under the Existing Note Agreement, and immediately after the effectiveness of this Amendment, the Amendments and Waivers, no Default or Event of Default under the Note Agreement will have occurred and be continuing.

     3.9. GERDAU HOLDCO 2.

     As of the Gerdau Transaction Effective Date (defined in Section 4.4), Gerdau Holdco 2 (a) is an unlimited liability company duly organized and validly existing under the laws of the Province of Nova Scotia and has all necessary company power and authority to own its property and to carry on its business,
(b) carries on the business of being a holding body corporate of all of the issued and outstanding shares of MRM and Courtice and, directly or indirectly, all of the issued and outstanding shares of Gerdau USA and carries on no other business, (c) has assets consisting solely of the aforementioned shareholdings, and (d) has no Indebtedness or other liabilities. As of the Effective Date, all of the issued and outstanding capital of Gerdau Holdco 2 will be beneficially owned by the Company.

     3.10. INTERMEDIATE HOLDING COMPANY.

     As of the Effective Date, Intermediate Holding Company (a) is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and has all necessary corporate power and authority to own its property and carry on its business, (b) carries on no business (other than in respect of the Status Quo Agreement), and (c) has no assets, Indebtedness or other liabilities. As of the Effective Date, all of the issued and outstanding capital of Intermediate Holding Company will be beneficially owned by the Company.

     3.11. PRO FORMA FINANCIALS

     The Company has delivered to the Current Holders its pro forma consolidated balance sheet dated as of June 30, 2002, prepared giving effect to the Merger as if the Merger had occurred on January 1, 2001, and statements of income for the 12-month period ended December 30, 2001, and for the six month period ended June 30, 2002, in each case prepared as if the Merger had occurred on January 1, 2001. Such pro forma consolidated financial statements were (a) prepared in good faith and, in the Company's opinion, were reasonable when made and continue to be reasonable as of the Effective Date, (b) based on the best information reasonably available to the Company after due inquiry, (c) accurately reflect all adjustments necessary to give effect to the Merger, and (d) present fairly in accordance with GAAP, in all material respects, the pro forma financial position of the Company and its Subsidiaries (including the Gerdau Subgroup) as if the Merger had occurred on such date or at the beginning of such periods. The Company does not have, as of the Effective Date, any material liabilities that would be required to be included in financial statements prepared in accordance with GAAP that are not reflected in such pro forma financial statements.

     3.12. CAPITAL STRUCTURE.

     After giving effect to the Gerdau Acquisition, the Parent Amalgamation and the Ameristeel Amalgamation, Gerdau Canada will own 64.8% of the outstanding common shares of the Company on a fully diluted basis.


4.   AMENDMENTS; WAIVERS; DESIGNATION.

     4.1. AMENDMENTS TO EXISTING NOTE AGREEMENT.

     On the Effective Date, the Existing Note Agreement is hereby amended in the manner specified in Exhibit A to this Amendment.

     4.2. LIMITED WAIVERS UNDER EXISTING NOTE AGREEMENT.

     On the Effective Date, each Current Holder hereby grants the Waivers set forth in Exhibit B to this Amendment.

     4.3. DESIGNATION AS UNRESTRICTED SUBSIDIARIES.

     On the Effective Date, each Current Holder hereby consents to the designation of each member of the Gerdau Subgroup as an Unrestricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary" in paragraph 10B of the Existing Note Agreement.

     4.4. EFFECTIVENESS OF AMENDMENTS, WAIVERS AND DESIGNATION.

     The Amendments, the Waivers and the Designation shall become effective (the "EFFECTIVE DATE") at such time as all of the Current Holders shall have indicated their written consent to such Amendments, Waivers and Designation by executing and delivering the applicable counterparts of this Amendment and satisfaction in full of the following conditions precedent:

          (a) delivery to each Current Holder of a copy of a fully executed amendment to the Bank Agreement dated the date hereof substantially in the form attached hereto as Exhibit C;

          (b) delivery to each Current Holder of a copy of a fully executed amendment to the PNC Credit Agreements dated the date hereof substantially in the form attached hereto as Exhibit D;

          (c) delivery to each Current Holder of a copy of a fully executed Status Quo Agreement substantially in the form attached hereto as Exhibit E;

          (d) delivery to each Current Holder of certified copies of all corporate action taken by the Company and each Guarantor to authorize the execution and delivery of this Amendment;

          (e) delivery to each Current Holder of certified copies of all corporate action taken by each member of the Gerdau Subgroup party to the Status Quo Agreement and Intermediate Holding Company to authorize the execution and delivery of the Status Quo Agreement;

          (f) if the Effective Date is not the date of execution of this Agreement, delivery to each Current Holder of a certificate dated the Effective Date and signed by a Responsible Officer of the Company, certifying: (i) that the warranties and representations contained in
     Section 3 of this Amendment are true on the Effective Date with the same effect as though made on and as of that date; and (ii) that the Company has performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company on or prior to the Effective Date, and that such performance and compliance remains in effect on the Effective Date;

          (g) delivery to each Current Holder of a certificate dated the Effective Date and signed by the Secretary or the Assistant Secretary of the Company certifying as to (i) the incumbency of the Company, each Guarantor, the Intermediate Holding Company and each member of the Gerdau Subgroup party to the Status Quo Agreement; and (ii) the good standing or the equivalent thereof for the Company, each Guarantor, Intermediate Holding Company and each member of the Gerdau Subgroup party to the Status Quo Agreement;

          (h) delivery to each Current Holder from Goodmans LLP and Wilentz, Goldman & Spitzer, special counsel to the Company, of closing opinions, dated as of the Effective Date, and in form and substance satisfactory to the Current Holders. This Section 4.4(h) shall constitute direction by the Company to such counsel to deliver such closing opinions to the Current Holders;

          (i) no Material Adverse Effect shall have occurred;

          (j) the payment of the fee by the Company payable to the Current Holders pursuant to Section 6 of this Amendment and the expenses to be paid on behalf of the Current Holders pursuant to Section 7 of this Amendment (to the extent a statement therefor has been presented to the Company on or prior to the Effective Date);

          (k) delivery to each Current Holder of any additional information, certification or other document or instrument as such Current Holder may request, including, without limitation, opinions of Nova Scotia counsel delivered to the Company or Gerdau Canada dated as of the Effective Date;

          (l) delivery to the relevant Security Agent or its nominee, of (i) an acknowledgement in respect of the Stock Pledge Agreement concerning the pledge of the membership interests in Gerdau Holdco 2 and (ii) all certificates, instruments or other documents representing all of the issued and outstanding membership interests of Gerdau Holdco 2 endorsed for transfer or accompanied by a power of attorney, all as satisfactory to such Security Agent;

          (m) the Gerdau Acquisition shall have occurred in the manner contemplated by the Transaction Agreement;

          (n) delivery to each Current Holder of pro forma financial statements incorporating the business of the Gerdau Subgroup;

          (o) the representation contained in Section 3.8 shall be true and correct as of the Effective Date;

          (p) the maturity of the Gerdau Canada Credit Agreement revolver shall have been renewed and extended until at least September 22, 2003;

          (q) delivery of copies of all constating documents of Gerdau Holdco 2 and Intermediate Holding Company which shall be in form and substance satisfactory to the Current Holders;

          (r) execution and delivery of the amendment to the Intercreditor Agreement dated the date hereof substantially in the form attached hereto as Exhibit F; and

          (s) delivery to the relevant Security Agent or its nominee of all certificates, instruments or other documents representing all of the issued and outstanding shares of Intermediate Holding Company endorsed for transfer or accompanied by a power of attorney, all as satisfactory to such Security Agent together with an acknowledgement by the Company that such issued and outstanding shares are subject to the Lien of the Stock Pledge Agreement.

     4.5. NO OTHER AMENDMENTS OR WAIVERS; CONFIRMATION.

     The parties agree and confirm that entering into this agreement shall in no way evidence a new debt entered into between the parties or a novation of the original debt but rather the debt created pursuant to the existing agreement is continued in full force and effect, as amended by this Amendment. Except as expressly provided herein, (a) no terms or provisions of the Note Agreement or any other Document are modified or changed by this Amendment, (b) the terms of this Amendment shall not operate as a waiver by any Current Holder of, or otherwise prejudice any Current Holder's rights, remedies or powers under, the Existing Note Agreement or any other Document or under any applicable law and
(c) the terms and provisions of the Existing Note Agreement and each other Document shall continue in full force and effect.


5.   DEFINED TERMS

     Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Note Agreement.


6.   FEE.

     In consideration of the consent by the Current Holders to the Amendments and the Waivers, the Company shall pay a combined fee to the Current Holders on the Effective Date in an aggregate amount equal to one-tenth of one percent (0.10%) of the outstanding principal amount of the Notes. Such combined fee shall be paid to the Current Holders ratably in accordance with the respective principal amounts of Notes held by them (as indicated in Annex 1) and in the manner and to the accounts specified in the Existing Note Agreement for payments of principal and interest on the Notes. The Company hereby represents that any and all fees paid to the Banks and PNC, respectively, in consideration of receiving amendments and waivers similar to the Amendments and Waivers are (a) in respect of the Banks, as a collective group, not more than one-tenth of one percent (0.10%) of the aggregate outstanding principal amount of Indebtedness evidenced by the Bank Agreement as of the Effective Date and (b) in respect of PNC, not more than one-tenth of one percent (0.10%) of the aggregate outstanding principal amount of Indebtedness evidenced by the PNC Credit Agreements as of the Effective Date.


7.   EXPENSES

     Whether or not any of the Amendments or Waivers becomes effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, (a) the cost of reproducing this Amendment and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Current Holders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment. This Section 7 shall not be construed to limit the Company's obligations under paragraph 11B of the Note Agreement.


8.   MISCELLANEOUS

     8.1. PART OF NOTE AGREEMENT, FUTURE REFERENCES, ETC.

     This Amendment shall be construed in connection with and as a part of the Note Agreement and, except as expressly amended by this Amendment, all terms, conditions and covenants contained in the Note Agreement, the Notes and the other Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

     8.2. GOVERNING LAW.

     THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     8.3. DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

     Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall become effective at the time provided in Section 4.4 hereof, and each set of counterparts that, collectively, show execution by the Company and each consenting Current Holder shall constitute one duplicate original.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

     If this Amendment is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Amendment shall become binding among the Company and you in accordance with its terms.



                                               Sincerely,

                                               CO-STEEL INC.



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


Accepted:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:
   --------------------------------------
   Name:
   Title:


U.S. PRIVATE PLACEMENT FUND


By: Prudential Private Placement
     Investors, L.P., Investment Advisor


By: Prudential Private Placement
     Investors, Inc., its General Partner


           By:
              --------------------------------------
              Name:
              Title:

                 [Signature Page to Amendment No. 1 and Waiver]

                                       Each undersigned Guarantor hereby
                                       consents to the Amendments and confirms
                                       its obligations as Guarantor under the
                                       Amended and Restated Guarantee, dated
                                       as of April 30, 2002:


                                       CO-STEEL SAYREVILLE, INC.


                                       By:
                                         ---------------------------------------
                                       Name:
                                       Title:



                                       CO-STEEL RARITAN, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       CO-STEEL USA DISTRIBUTION, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       CO-STEEL (U.S.) LTD.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       CO-STEEL FINANCE CORP.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                 [Signature Page to Amendment No. 1 and Waiver]

                                       CO-STEEL USA HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       LAKE ONTARIO STEEL COMPANY INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:



                                       RARITAN RIVER URBAN RENEWAL CORPORATION


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:



                                       CO-STEEL DISTRIBUTION CANADA LIMITED


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:



                                       1300554 ONTARIO LIMITED


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                 [Signature Page to Amendment No. 1 and Waiver]

                                       1102590 ONTARIO LIMITED


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                 [Signature Page to Amendment No. 1 and Waiver]

                                     ANNEX 1
                      CURRENT HOLDERS AND PRINCIPAL AMOUNTS

==============================================================================================================
                                                                AGGREGATE PRINCIPAL       AGGREGATE
                                                                AMOUNT OF SERIES A        PRINCIPAL AMOUNT
                                                                SENIOR SECURED NOTES      OF SERIES B SENIOR
NAME OF CURRENT HOLDER                                          HELD                      SECURED NOTES HELD
==============================================================================================================
The Prudential Insurance Company of America                         $41,058,376.04          $63,868,584.94
--------------------------------------------------------------------------------------------------------------

U.S. Private Placement Fund                                               N.A.              $4,562,041.80
==============================================================================================================

                                   Annex 1-1

                                                                      EXHIBIT A

                      AMENDMENTS TO EXISTING NOTE AGREEMENT


1. Subsection (l) of paragraph 5A, paragraphs 5F, 5I, 5L, 5M, 5P, 5R, 5Y, 5Z, 5BB, 5EE, 6L, 6T, 6W, 6X, 6Z, 6AA and Subsections (c), (g), (h), (i), (j),
     (l), (n), (o), (q), (v), (w) and (bb) of paragraph 7A of the Existing Note Agreement are hereby amended by deeming each reference therein to "Subsidiary" and "Subsidiaries" as excluding each member of the Gerdau Subgroup; and paragraph 6Z of the Existing Note Agreement is hereby amended by deeming the reference therein to "Affiliate" as excluding each member of Gerdau Canada.

2. The Existing Note Agreement is hereby amended by adding a new paragraph 5FF to read as follows:

       "5FF. GERDAU HOLDCO 2; INTERMEDIATE HOLDING COMPANY.

            The Company shall do or cause to be done all things necessary to ensure that each of Gerdau Holdco 2 and Intermediate Holding Company remains a company duly created and validly subsisting under the laws of its jurisdiction of formation and maintains all necessary company power and authority to own its property and carry on its business as owned and carried on by it on the Amendment No. 1 Effective Date, except as may otherwise be permitted pursuant to paragraph 6HH."

3. The Existing Note Agreement is hereby amended by adding a new paragraph 5GG to read as follows:

       "5GG. FINANCING STATEMENTS.

            The Company shall within 30 days following the Amendment No. 1 Effective Date, at its expense (a) register, file or record such financing statements or financing change statements under applicable law as are necessary to perfect or preserve the perfection of the security of the Security Agents and the holders of the Notes in connection with the change of name of the Company; and (b) cause to be delivered to the Purchasers opinions of its Canadian and U.S. counsel in respect of such registrations in a form and substance reasonably satisfactory to the Purchasers.

4. Clause (e) in paragraph 6EE of the Existing Note Agreement is hereby deleted and replaced in its entirety as follows:

            "(e) ownership of the capital stock of ASW Holdings, the Gerdau Subgroup and Subsidiaries existing on the Restructuring Date or as otherwise provided herein; and"

                                  Exhibit A-1

5. The Existing Note Agreement is hereby amended by adding a new paragraph 6GG to read as follows:

       "6GG. GERDAU HOLDCO 2; INTERMEDIATE HOLDING COMPANY.

          The Company shall not:

              (a) permit Gerdau Holdco 2 or Intermediate Holding Company to create, incur, assume or permit to exist any Indebtedness;

              (b) permit Gerdau Holdco 2 or Intermediate Holding Company to guarantee, or give an indemnity in respect of, any Indebtedness, obligation or liability (whether present or future, actual or contingent) of any Person, or to create, assume or permit to exist over all or any part of its business or assets, whether now owned or hereafter acquired, any Lien (whether prior or subsequent to or pari passu with any Lien in favor of the holders of the Notes) other than the Liens in favor of The Toronto Dominion Bank as Administrative Agent under the Gerdau Canada Credit Agreement existing on the Gerdau Transaction Effective Date in the Gerdau Subgroup shares, equity interests and assets;

              (c) permit Gerdau Holdco 2 or Intermediate Holding Company to sell, lease, license, transfer, assign, grant options or rights in or over, or otherwise dispose of or deal with any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables and leasehold interests), whether in one or a series of transactions other than the Liens in favor of The Toronto Dominion Bank as Administrative Agent under the Gerdau Canada Credit Agreement existing on the Gerdau Transaction Effective Date in the Gerdau Subgroup shares, equity interests and assets;

              (d) permit Gerdau Holdco 2 to (i) acquire or incorporate any Subsidiary; or (ii) acquire all or a substantial part of, in one or a series of transactions (whether by way of amalgamation, merger, share purchase, asset purchase or otherwise) the assets, shares or any other equity interest of any Person;

              (e) other than as permitted pursuant to paragraph 6HH, permit Intermediate Holding Company to (i) acquire or incorporate any Subsidiary; or (ii) acquire all or a substantial part of, in one or a series of transactions (whether by way of amalgamation, merger, share purchase,

                                  Exhibit A-2
     asset purchase or otherwise) the assets, shares or any other equity interest of any Person;

          (f) permit Gerdau Holdco 2 or Intermediate Holding Company to declare any dividends from, or set apart any sum for the payment of any dividends on, or make any other distribution (by reduction of capital or otherwise) in respect of, any of Gerdau Holdco 2's membership interests or Intermediate Holding Company's shares;

          (g) permit Gerdau Holdco 2 or Intermediate Holding Company to apply any of their respective assets to the purchase, redemption or other acquisition or retirement of any shares or membership interests in their capital or otherwise reduce issued or paid up capital in respect of any of their shares;

          (h) permit Gerdau Holdco 2 or Intermediate Holding Company to issue or approve the transfer of any new capital by way of equity or subordinated debt offering or otherwise other than as contemplated by paragraph 6HH;

          (i) permit Gerdau Holdco 2 or Intermediate Holding Company to:

               (i) enter into any transaction with any Affiliate, including, without limitation, any transaction for the purchase, sale or exchange of property, the rendering of any services, the making or obtaining of any loans or advances, and the entering into of any contracts or agreements other than the Status Quo Agreement, the Approved Transfer Documents and as contemplated by paragraph 6HH; or;

               (ii) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by any Affiliate of it;

          (j) permit Gerdau Holdco 2 or Intermediate Holding Company to enter into any corporate transaction (or series of transactions), whether by way of reconstruction, arrangement, reorganization, consolidation, amalgamation, merger or otherwise, whereby all or substantially all of its or their undertaking and assets would become the property of any other Person or in the case of any amalgamation, the property of the continuing corporation resulting from the amalgamation other than in respect of the Intermediate Holding Company Transfer or the Gerdau Holdco 2 Conversion;

                                  Exhibit A-3

          (k) permit Gerdau Holdco 2 or Intermediate Holding Company to engage in any business other than holding the common stock of the Gerdau Subgroup and entering into and performing the terms of the Status Quo Agreement and as otherwise contemplated herein;

          (l) permit Gerdau Holdco 2 or Intermediate Holding Company to amend, revise or supplement or take any action or omit to take any action which would contravene any of their respective organizational documents other than as required by the Gerdau Holdco 2 Conversion;

          (m) permit Intermediate Holding Company to engage in any business other than holding the membership interests of Gerdau Holdco 2 after the occurrence of the Intermediate Holding Company Transfer or entering into and performing the terms of the Status Quo Agreement and the Approved Transfer Documents; and

          (n) permit any of its Subsidiaries (other than the Gerdau Subgroup (excluding Gerdau Holdco 2 and Intermediate Holding Company)) to transfer, except in connection with the Intermediate Holding Company Transfer, any assets to or incur any Indebtedness in respect of any member of the Gerdau Subgroup."

6. The Existing Note Agreement is hereby amended by adding a new paragraph 6HH to read as follows:

     "6HH. INTERMEDIATE HOLDING COMPANY TRANSFER; GERDAU HOLDCO 2 CONVERSION.

          (a) INTERMEDIATE HOLDING COMPANY TRANSFER. Upon the occurrence of any of the following events:

               (i) in the event that Cumulative Consolidated EBITDA tested on March 31, 2003 does not exceed $105,000,00; or

               (ii) in the event that the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements at any time is less than 99% of the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements as of December 31, 2002; or

               (iii) in the event that the Required Lenders reasonably deem that a Material Event exists;

                                  Exhibit A-4
          then the Company shall take all steps necessary to effect the Intermediate Holding Company Transfer. The Intermediate Holding Company Transfer shall take place within 30 days of an event specified in clauses (i) or (ii) above and within 5 Business Days of the event specified in clause (iii) above. The Intermediate Holding Company Transfer will be effected to ensure that the securities of Gerdau Holdco 2 so transferred remain subject to the Lien of the Stock Pledge Agreement.

          (b)  GERDAU HOLDCO 2 CONVERSION.

               (i) If at any time the Required Holders reasonably deem that a Material Event exists, whether or not arising from the direct ownership of Gerdau Holdco 2, then the Company will immediately commence, and diligently proceed with, the Gerdau Holdco 2 Conversion which shall in no event take longer than 5 Business Days.

               (ii) If any relevant Governmental Authority makes a final determination disapproving of the Ameristeel Amalgamation or the Company has not completed a refinancing of its obligations hereunder on or before December 15, 2003, then the Company will cause the Gerdau Holdco 2 Conversion to occur within 5 Business Days.

          (c) LIMITED WAIVER. Any provision contained herein or in Amendment No. 1 to the contrary notwithstanding, the Company shall be permitted to take any and all acts reasonably necessary to complete the Intermediate Holding Company Transfer and/or the Gerdau Holdco Conversion for the purposes outlined above."


7. The Existing Note Agreement is hereby amended by adding a new paragraph 6II to read as follows:

       "6II. GERDAU SUBGROUP INVESTMENT.

       From and after January 1, 2003, the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements shall not at any time be less than 90% of the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements as of December 31, 2002."


8. The Existing Note Agreement is hereby amended by replacing "Restructuring Date" in subsection (t) of paragraph 7A with "Amendment No. 1 Effective Date".

                                  Exhibit A-5

9. The Existing Note Agreement is hereby amended by deleting Schedule 8H and substituting therefor the Schedule 8H attached hereto.


10. The Existing Note Agreement is hereby amended by deleting Schedule 8I and substituting therefor the Schedule 8I attached hereto.


11. Paragraph 10B is hereby amended by adding the following definitions in the appropriate alphabetical order:

          ""AMENDMENT NO. 1" shall mean that certain Amendment No. 1 and Waiver to Second Amended and Restated Note Agreement, dated as of October 23, 2002, among the Company, the Guarantors and the Purchasers."

          ""AMENDMENT NO. 1 EFFECTIVE DATE" shall mean the effective date of the Amendment No. 1.

          ""AMERISTEEL AMALGAMATION" shall mean the issuance by the Company of its common shares pursuant to and in accordance with Section 3.5 of the Transaction Agreement."

          ""APPROVED TRANSFER DOCUMENTS" shall mean those documents attached hereto as Exhibit F."

          ""COURTICE" shall mean Gerdau Courtice Steel Inc., a corporation incorporated under the laws of Canada."

          ""GERDAU ACQUISITION" shall mean the acquisition by the Company of all of the issued and outstanding shares in the capital stock of Gerdau Holdco 2 in consideration for the issuance by the Company of its common shares in Gerdau Holdco 1 pursuant to and in accordance with the Transaction Agreement."

          ""GERDAU CANADA" shall mean Gerdau Steel Inc., a corporation incorporated under the laws of Canada."

          ""GERDAU CANADA CREDIT AGREEMENT" shall mean the Amended and Restated Loan Agreement dated November 8, 1996, among Gerdau Canada, Courtice, MRM, GUSAP Partners, Chase Securities Inc., Salomon Smith Barney Inc., The Toronto-Dominion Bank, the financial institutions from time to time parties thereto as lenders and The Toronto-Dominion Bank as agent, as further amended or amended and restated from time to time."

          ""GERDAU HOLDCO 1" shall mean 4104315 Canada Limited, a corporation incorporated under the laws of Canada."

                                  Exhibit A-6

          ""GERDAU HOLDCO 2" shall mean Gerdau Nova Scotia Holding Company, a company formed under the laws of Nova Scotia."

          ""GERDAU HOLDCO 2 CONVERSION" shall mean the conversion of Gerdau Holdco 2 from a Nova Scotia unlimited liability company into a Nova Scotia limited liability company pursuant to documentation reasonably satisfactory to the Required Holders."

          ""GERDAU SUBGROUP" shall mean Gerdau Holdco 2, Gerdau MRM Holdings Inc., Gerdau Courtice Steel Inc., GUSAP Partners, 3038482 Nova Scotia Company, PASUG LLC, Gerdau USA Inc. and Ameristeel Corporation, and their respective direct and indirect subsidiaries and, if at any time Intermediate Holding Company holds all of the issued and outstanding membership interests of Gerdau Holdco 2, then shall also include Intermediate Holding Company."

          ""GERDAU TRANSACTION EFFECTIVE DATE" shall mean the date on which the Gerdau Acquisition is consummated."

          ""GERDAU USA" shall mean Gerdau USA Inc., a corporation incorporated under the laws of the State of Delaware."

          ""INTERMEDIATE HOLDING COMPANY" shall mean 2017387 Ontario Limited, a corporation incorporated under the laws of the province of Ontario."

          ""INTERMEDIATE HOLDING COMPANY TRANSFER" shall mean a transfer by the Company to Intermediate Holding Company of all issued and outstanding securities of Gerdau Holdco 2 pursuant to the Approved Transfer Documents."

          ""MATERIAL EVENT" shall mean the occurrence of any of the following:
          (a) a Material Adverse Effect, (b) Gerdau Holdco 2 asserts any claim(s) against the Company in excess of $1,000,000 for any single claim or the aggregate of all such claims exceeds $5,000,000, (c) any Bankruptcy Event in respect of Gerdau Holdco 2, (d) any claim is asserted against Gerdau Holdco 2 in excess of $250,000 for any single claim or the aggregate of all such claims exceeds $1,000,000, (e) an Event of Default occurs, or (f) an event of default occurs under the Gerdau Canada Credit Agreement entitling the lenders thereunder, with the passage of time or otherwise, to accelerate their rights thereunder."

          ""MRM" shall mean Gerdau MRM Steel Inc., a corporation continued under the laws of the Province of Saskatchewan."

                                  Exhibit A-7

          ""PARENT AMALGAMATION" shall mean the amalgamation of Gerdau Canada and Gerdau Holdco 1 on or before January 1, 2003 by way of a vertical short form amalgamation under the Canada Business Corporations Act."

          ""STATUS QUO AGREEMENT" shall mean the status quo agreement dated as of October 22, 2002 among Gerdau Canada, Courtice, MRM, Gerdau USA, Gerdau Holdco 2, Intermediate Holding Company, the Company, the Security Agents, PNC, the Purchasers and the Toronto-Dominion Bank, as administration agent, in form and substance satisfactory to the Required Holders."

          ""TRANSACTION AGREEMENT" shall mean the transaction agreement dated August 12, 2002 between Gerdau Canada, Gerdau S.A. and the Company, as amended, as amended and restated on August 23, 2002."


12. The definition of "ADJUSTED COST BASE" in paragraph 10B of the Existing Note Agreement is hereby deleted and replaced in its entirety as follows:

          ""ADJUSTED COST BASE" shall mean (i) for each Unrestricted Subsidiary (with the exception of the Gerdau Subgroup), the dollar amount by which the Unrestricted Subsidiaries would be carried as at December 31, 1998 in the accounts of the Company if the Unrestricted Subsidiaries were accounted for, from inception, by the equity method of accounting and (ii) the Gerdau Subgroup will be carried at cost as of the Amendment No. 1 Effective Date. Except that (a) the Adjusted Cost Base will have no further adjustments for net income or loss of, or unrealized gains or losses on, the Unrestricted Subsidiaries; (b) consistent with GAAP, all inter-company transactions and balances would be adjusted as appropriate to consolidate the Company's Restricted Subsidiaries, and all transactions between or among the Company and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries (including, without limitation, the Gerdau Subgroup), on the other hand, shall be treated as transactions between or among unrelated third parties and accounted for and measured at the exchange amount of consideration established and agreed to by the parties; and (c) the Adjusted Cost Base will be increased or decreased, as the case may be, for any amounts contributed or received in the form of subscription for equity, contribution of surplus, or receipt of dividends. For greater certainty, realized gains or losses on dispositions of Unrestricted Subsidiaries will be reflected in the Special Purpose Financial Statements. For the purposes of this definition, the Hungarian Finance Structure Companies and NJSC Investment Co., Inc. shall be deemed to be Restricted Subsidiaries, provided, however, that as used in paragraph 6II, "Adjusted Cost Base" shall be determined solely with

                                  Exhibit A-8
          respect to the Gerdau Subgroup and will reflect any permanent impairment of value as determined in accordance with GAAP."


13. The definition of "PERMITTED INTERCOMPANY INDEBTEDNESS" in paragraph 10B of the Existing Note Agreement is hereby deleted and replaced in its entirety as follows:

          ""PERMITTED INTERCOMPANY INDEBTEDNESS" shall mean (a) loans from an Unrestricted Subsidiary (other than a member of the Gerdau Subgroup) to a Restricted Subsidiary, provided that no such loan exceeds Cdn.$1,500,000 (or its equivalent) and that such loans in the aggregate do not exceed Cdn.$3,000,000 (or its equivalent); (b) loans from a Restricted Subsidiary to another Restricted Subsidiary; and (c) Intercompany Indebtedness described in Schedule 8V."


14. The definition of "SPECIAL PURPOSE FINANCIAL STATEMENTS" in paragraph 10B of the Existing Note Agreement is hereby deleted and replaced in its entirety as follows:

          "SPECIAL PURPOSE FINANCIAL STATEMENTS" shall mean the consolidated financial statements of the Company prepared under GAAP, except that the Unrestricted Subsidiaries (excluding the Hungarian Finance Structure Companies and N.J.S.C. Investment Co., Inc.) are not consolidated but are accounted for at Adjusted Cost Base. Purchase accounting related to the Gerdau Acquisition including adjustments to the assets and liabilities of the Company and the Restricted Subsidiaries to reflect fair market values will be excluded. The Gerdau Subgroup will be shown at cost."


15. The definition of "TANGIBLE NET WORTH" in paragraph 10B of the Existing Note Agreement is hereby deleted and replaced in its entirety as follows:

          ""TANGIBLE NET WORTH" as of any date shall mean the amount equal to the Shareholders' Equity (excluding foreign currency translation adjustments), less all (i) goodwill, investments in and amounts due from ASW Holdings, trade names, trademarks, patents, organization expenses, deferred financing expenses, amounts due from employees and other like intangibles, all calculated based on the Special Purpose Financial Statements prepared as of such date plus (ii) an amount equal to the greater of (A) the Adjusted Cost Base attributable to the Gerdau Subgroup or (B) the aggregate investment of the Company in the Gerdau Subgroup, determined as of the Gerdau Transaction Effective Date, and any increase in such investment arising from the distribution of any equity of the Company after such date to minority shareholders in Ameristeel Corporation in exchange for their shares of Ameristeel Corporation."

                                  Exhibit A-9

16. The definitions of "Asset Monetization Program", "Blocked Account Agreement", "Consolidated EBITDA", "Financial Forecast", "Insurance Proceeds", "Intercreditor Agreement", "Net Tangible Assets", "Permitted Asset Sales" and "Strategic Plan" in paragraph 10B of the Existing Note Agreement are hereby amended by deeming each reference therein to "Subsidiary" or "Subsidiaries" as excluding the Gerdau Subgroup.

                                  Exhibit A-10

                                                         EXHIBIT B TO AMENDMENT

                      WAIVERS UNDER EXISTING NOTE AGREEMENT

1. The Current Holders hereby consent to the Gerdau Acquisition and the formation of Intermediate Holding Company and hereby waive compliance by the Company with paragraphs 6N, 6R and 6EE of the Existing Note Agreement solely with respect to the Gerdau Acquisition and the formation of Intermediate Holding Company, and with respect to paragraph 6R only, also with respect to the Ameristeel Amalgamation.

2. The Current Holders hereby waive any Event of Default including, without limitation, Events of Default pursuant to subsections (t) and (v) of paragraph 7A that would arise solely as an immediate consequence of the consummation of (a) the Gerdau Acquisition, (b) the Parent Amalgamation or
     (c) the Ameristeel Amalgamation.

3.   The Current Holders hereby waive compliance by the Company with subsection
     (d) of paragraph 2L arising solely as a result of the Company's failure to deliver the applicable documentation within the period set forth therein.

4. The Current Holders hereby waive compliance by the Company and its Restricted Subsidiaries with paragraph 6H solely with respect to the amendment and modification of the Bank Agreement and the PNC Credit Agreements in connection with permitting the Gerdau Acquisition.

                                  Exhibit B-1

                                                         EXHIBIT C TO AMENDMENT

                        [INSERT BANK AGREEMENT AMENDMENT]


                                  Exhibit C-1

                                                         EXHIBIT D TO AMENDMENT


                    [INSERT PNC CREDIT AGREEMENTS AMENDMENT]


                                  Exhibit D-1

                                                         EXHIBIT E TO AMENDMENT


                          [INSERT STATUS QUO AGREEMENT]


                                  Exhibit E-1

                                                         EXHIBIT F TO AMENDMENT

                  [INSERT AMENDMENT TO INTERCREDITOR AGREEMENT]


                                  Exhibit F-1

                                                                    SCHEDULE 8H


              ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

                              Please see attached.


                                 Schedule 8H-1

                                                                    Schedule 8I

                               CERTAIN LITIGATION


CO-STEEL RARITAN, INC.
----------------------

DAVID KRUPPA. Co-Steel Raritan, Inc. has been listed as a third-party defendant in a personal injury claim in the Superior Court, Middlesex County, N.J. by David Kruppa, a former employee, against Consolidated Rail Corporation. The discovery phase of this claim is substantially completed.


GALLATIN STEEL COMPANY
----------------------

ELLIS FAMILY. By letter dated December 29, 1998, three individuals that live in close proximity to the Gallatin Steel Company's Ghent, Kentucky facility gave notice of a complaint that the facility has released emissions of matter into the air which violates the federal waste management regulations and a lawsuit was filed on July 30, 1999 in the Federal District Court. The Gallatin Steel Company believes the allegations are based upon erroneous interpretations of permits and regulations and are inaccurate in fact. A second nearly identical complaint was filed by the same plaintiffs on December 1, 1999. (Vernon Ellis, et al v. Gallatin Steel Company, Civil Action No. 99-242). The Court dismissed most of the first lawsuit on procedural grounds and consolidated the remaining claims in the December 1, 1999 lawsuit. Most of the claims raised in the lawsuit against the Company would be resolved under a Consent Decree which has been negotiated between the United States and Gallatin Steel Company in Civil Action 99-30. Under the Consent Decree, the Gallatin Steel Company would be required to pay a civil penalty in the amount of $925,000 and undertake certain pollution control projects to reduce particulate emissions. The Consent Decree should resolve the air emissions claims advanced in Vernon Ellis, et al v. Gallatin Steel Company, Civil Action No. 99-242.


CO-STEEL INC.
-------------

EUROPEAN METALS RECYCLING. European Metals Recycling ("EMR") has made a claim against Co-Steel Inc. in relation to EMR's purchase of Mayer Parry Recycling from Co-Steel Inc. in 2000. The claim has been initiated in the English High Court of Justice in the amount of Pound Sterling 5,933,773. The total amount of the claim is based upon a number of smaller claims arising from alleged breaches of representations. The alleged breaches cover a number of items including environmental as well as asset value. Co-Steel Inc. believes the claim is substantially without merit and it has filed a statement of defence and made a request for particulars of the claim.

                                  SCHEDULE 8I-1

                                                                       EXHIBIT F


                          [APPROVED TRANSFER DOCUMENTS]


                                   Exhibit F-1